                                                                                                                                      EXHIBIT 6.13

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

LOAN AGREEMENT

BY AND AMONG

PELORUS FUND REIT, LLC,

AS LENDER,

SAN JUAN BUILDING LLC,

JUVA STOCKTON, INC.,

JUVA RWC, INC., and

JUVA RETAIL RWC, INC.,

EACH AS BORROWER

JUVA LIFE INC., a British Columbia corporation, and

JUVA LIFE, INC., a California corporation

EACH AS GUARANTOR

AND

THE LIMITED GUARANTORS PARTY HERETO

DATED AS OF JUNE 14, 2022

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		2
1.1	Defined Terms	2
1.2	Exhibits and Schedules	27
1.3	Principles of Construction	27
1.4	Rates	27
ARTICLE II THE LOAN		28
2.1	Loan	28
2.2	Use of Funds	29
2.3	Loan Origination Fee; Exit Fee	29
2.4	Maturity Date	30
2.5	Extension Option	30
2.6	Effective Date; Closing Conditions	31
2.7	Interest on Loan	31
2.8	Loan Payments	32
2.9	Credit for Payments	32
2.10	Prepayment	33
2.11	Full Repayment and Release	34
2.12	Authorization	34
2.13	Recourse	34
2.14	Increased Costs Generally	35
2.15	Taxes	37
2.16	Appointment of Servicer and Delegation of Lender Rights	40
ARTICLE III RESERVE ACCOUNTS		41
3.1	Establishment of Reserve Accounts	41
3.2	Disbursements From Reserve Accounts	42
3.3	Intentionally Omitted	42
3.4	Costs and Fees	42
3.5	No Waiver or Approval by Reason of Loan Advances	43
3.6	Intentionally Omitted	43
3.7	No Third-Party Benefit	43
3.8	Intentionally Omitted	43
3.9	Loan Disbursements	43
3.10	Reserve Accounts Generally	43
ARTICLE IV REPRESENTATIONS AND WARRANTIES		44
4.1	Organization; Power; Special Purpose Entity	44
4.2	Authority; Enforceability	45
4.3	Ownership of Loan Parties	45
4.4	No Conflict	45
4.5	Consents and Authorizations	46
4.6	Financial Information	46
4.7	No Additional Liabilities of Borrower and/or Guarantors Not Previously Disclosed in Writing to Lender	46
4.8	Litigation; Adverse Effects; Condemnation	47
4.9	Payment of Taxes	47
4.10	Disclosure	47

4.11	Requirements of Law and Other Covenants	48
4.12	Property and Collateral Documents	48
4.13	Title to Assets; No Liens	49
4.14	Utilities	50
4.15	Leases	50
4.16	Affiliate Fees and Transactions	50
4.17	Defects	50
4.18	Patriot Act and Related Matters	51
4.19	ERISA	52
4.20	Investment Company Act; Public Utility Holding Company Act	52
4.21	Contracts	52
4.22	Solvency	53
4.23	Compliance with Law; Government Approvals	53
4.24	Use of Property	53
4.25	[Reserved]	53
4.26	Use of Funds	53
4.27	Approved Budget	54
4.28	Cost Basis	54
4.29	Insurance	54
4.30	Common Enterprise	54
ARTICLE V REPORTING COVENANTS		54
5.1	Financial Statements and Other Financial and Operating Information	54
5.2	Environmental Notices	56
5.3	Accuracy of Information	56
ARTICLE VI OTHER COVENANTS		57
6.1	Existence	57
6.2	Compliance	57
6.3	Payment of Property Taxes, Assessments and Charges	58
6.4	Books and Records	58
6.5	Entry and Inspection	58
6.6	Use of Proceeds	58
6.7	Additional Liabilities	59
6.8	Leases	59
6.9	Limitations on Distributions	60
6.10	Subdivision Maps; Zoning; Joint Assessment	60
6.11	ERISA Compliance	60
6.12	Transfers; Management of Borrower	60
6.13	Liens	61
6.14	[Reserved]	61
6.15	Patriot Act and Related Matters	61
6.16	[Reserved	61
6.17	Fundamental Changes	61
6.18	Special Purpose Entity	62
6.19	Maintenance; Waste; Alterations	62
6.20	Material Contracts	62
6.21	Cannabis Related Provisions	63

ii

6.22	[Reserved]	63
6.23	Additional Collateral; Further Assurances	63
6.24	Accounts	64
6.25	Post-Closing	64
ARTICLE VII [INTENTIONALLY OMITTED]		64
ARTICLE VIII INSURANCE; CASUALTY, CONDEMNATION AND RESTORATION		64
8.1	Title Insurance	64
8.2	Property Insurance	64
8.3	Liability Insurance	65
8.4	Umbrella or Excess Liability Insurance	65
8.5	Builder’s Risk Insurance	65
8.6	General Insurance Requirements	65
8.7	Restoration Proceeds.	67
8.8	Restoration	68
8.9	Disbursement.	69
8.10	Change in Insurance Requirements	69
8.11	Notification of Loss	69
ARTICLE IX EVENTS OF DEFAULT AND REMEDIES		70
9.1	Events of Default	70
9.2	Remedies upon Default	73
9.3	Remedies Cumulative	73
9.4	Lender Appointed Attorney-In-Fact	74
9.5	Lender’s Right to Perform	74
9.6	Affiliate Agreements	74
9.7	Borrower Cooperation	75
9.8	Operating Lease	75
9.9	Application of Proceeds	75
ARTICLE X LOAN GUARANTY		76
10.1	Full Guaranty	76
10.2	Limited Guaranty and Indemnity	76
10.3	Guaranty of Payment	79
10.4	No Discharge or Diminishment of Loan Guaranty.	79
10.5	Defenses Waived	80
10.6	Rights of Subrogation	80
10.7	Reinstatement; Stay of Acceleration	80
10.8	Information	80
10.9	Taxes	81
10.10	Maximum Liability	81
10.11	Contribution	81
10.12	Liability Cumulative	82
ARTICLE XI SECONDARY MARKET TRANSACTIONS		82
11.1	General	82
11.2	Borrower Cooperation	84
11.3	Dissemination of Information	84
11.4	Change of Payment Date	84

iii

11.5	Cross Default	84
ARTICLE XII MISCELLANEOUS		85
12.1	Performance by Lender	85
12.2	Actions	85
12.3	Nonliability of Lender	85
12.4	No Third Parties Benefited	86
12.5	Indemnity	87
12.6	Binding Effect; Assignment	87
12.7	Joint and Several Obligations	87
12.8	Counterparts; Electronic Signatures	88
12.9	Amendments; Waiver in Writing	88
12.10	Costs and Expenses	88
12.11	Tax Service	89
12.12	Survival	89
12.13	Notices	90
12.14	Further Assurances	90
12.15	Governing Law	90
12.16	Severability of Provisions	91
12.17	Headings	91
12.18	Time of the Essence; Delay Not a Waiver	91
12.19	Construction of Agreement	91
12.20	Brokers	91
12.21	Lender’s Discretion	91
12.22	Preferences	92
12.23	Waiver of Notice	92
12.24	Offsets, Counterclaims and Defenses	92
12.25	Waiver of Marshalling of Assets Defense	92
12.26	Submission to Jurisdiction; Waiver of Right to Trial by Jury	93
12.27	Additional Cannabis Terms.	94
12.28	California Provisions	95

iv

EXHIBITS AND SCHEDULES:

Exhibits:

Exhibit A	-	Form of Disbursement Request
Exhibit B-1	-	Approved Operating Budget
Exhibit B-2	-	Approved Outstanding Contractor Payments Budget
Exhibit B-3	-	Approved Retail Start-Up Budget
Exhibit B-4	-	Approved R&D Budget
Exhibit C	-	Definition of “Special Purpose Entity” and Related Defined Terms
Exhibit D	-	Form of Stair Access Easement Agreement

Schedules:

Schedule 1.1	-	List of Loan Documents
Schedule 2.6	-	Conditions to Closing
Schedule 3.1(b)		Additional Conditions to Disbursement From the R&D Reserve Account
Schedule 3.1(c)		Additional Conditions to Disbursement From the Retail Start-Up Reserve Account
Schedule 3.1(d)		Additional Conditions to Disbursement From the Outstanding Contractor Payments Reserve Account
Schedule 4.1	-	Loan Parties Organizational Numbers
Schedule 4.3	-	Borrower Organizational Chart
Schedule 4.15	-	Leases
Schedule 4.23	-	Regulatory Licenses
Schedule 4.28	-	Cost Basis of Property
Schedule 6.24	-	Accounts
Schedule 6.25	-	Post-Closing Obligations

v

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE SUBJECT TO STRICT REQUIREMENTS FOR ONGOING REGULATORY COMPLIANCE BY THE PARTIES HERETO, INCLUDING, WITHOUT LIMITATION, REQUIREMENTS THAT THE PARTIES TAKE NO ACTION IN VIOLATION OF EITHER ANY STATE CANNABIS LAWS OR THE GUIDANCE OR INSTRUCTION OF THE REGULATOR. SECTION 12.27(b) CONTAINS SPECIFIC REQUIREMENTS AND COMMITMENTS BY THE PARTIES TO MAINTAIN FULLY THEIR RESPECTIVE COMPLIANCE WITH STATE CANNABIS LAWS AND THE REGULATOR. THE PARTIES UNDERSTAND THE REQUIREMENTS OF SECTION 12.27(b).

LOAN AGREEMENT

THIS LOAN AGREEMENT is made and entered into as of June 14, 2022, by and among SAN JUAN BUILDING LLC, a California limited liability company (“Propco”), JUVA STOCKTON, INC., a California corporation, JUVA RWC, INC., a California corporation, and JUVA RETAIL RWC, INC., a California corporation (referred to herein individually and collectively, as the context may require, as “Opco”; Opco and Propco are referred to herein individually and collectively, as the context may require, as “Borrower”), JUVA LIFE INC., a British Columbia corporation, and JUVA LIFE, INC., a California corporation (referred to herein individually and collectively, as the context may required, as “Guarantor”), DOUG CHLOUPEK solely in his individual capacity as a Limited Guarantor, KARI GOTHIE solely in her individual capacity as a Limited Guarantor, MATHEW LEE solely in his individual capacity as a Limited Guarantor, and PELORUS FUND reit, LLC, a Delaware limited liability company (together with its successors and/or assigns, “Lender”).

WITNESSETH:

WHEREAS, Borrower has requested that Lender provide Borrower with real estate secured financing in the amount (the “Loan Amount”) of up to Eleven Million Eight Hundred Twenty-Seven Thousand Dollars ($11,827,000) (the “Loan”).

WHEREAS, Guarantor owns, directly or indirectly, 100% of the beneficial ownership interests in Borrower and will derive substantial benefit from Lender making the Loan to Borrower;

WHEREAS, Propco has leased the Property to Juva Stockton, Inc., and Juva Stockton, Inc. together with each other Opco operates the Cannabis Business (as defined below) and holds the Regulatory Licenses with respect thereto;

WHEREAS, Lender is willing to provide the Loan to Borrower, on the terms and conditions contained in this Agreement and the other Loan Documents.

NOW, THEREFORE, in consideration of the making of the Loan by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as to the accuracy of the foregoing Recitals and as follows:

1

ARTICLE I

DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth respectively after each:

“Accounting Standard” means IFRS or any other accounting method approved by Lender.

“ADA” means the Americans with Disabilities Act, 42 U.S.C. §§ 12101, et seq., as the same may be hereafter amended or modified.

“Affiliate” means (a) any Person which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, Borrower or any Guarantor, (b) any Person, 5.00% or more of the Equity Interests of which is held beneficially or of record by Borrower or any Guarantor, (c) any partner or member in Borrower or any Guarantor, and (d) any Guarantor.

“Affiliate Fees” is defined in Section 4.16.

“Agreement” means this Loan Agreement, as the same may be amended, restated, modified or supplemented from time to time.

“Applicable Interest Rate” has the meaning set forth in Section 2.7(d), as adjusted pursuant to this Agreement.

“Appraisal” means a written appraisal prepared by an MAI appraiser acceptable to Lender in its sole discretion and prepared in compliance with applicable regulatory requirements, including, without limitation, the Financial Institutions Recovery, Reform and Enforcement Act of 1989, as amended from time to time, and subject to Lender’s customary independent appraisal requirements.

“Approved Annual Budget” means the operating budget for the Loan Parties (including with respect to the Property) approved by Lender as required under Section 5.1(d), as amended from time to time in accordance with this Agreement; provided, that the initial Approved Annual Budget is attached hereto as Exhibit B-1.

“Approved Budget” means, individually and collectively, as Lender may determine, the Approved Annual Budget, the Approved R&D Budget, the Approved Retail Start-up Budget, and the Approved Outstanding Contractor Payments Budget.

“Approved Outstanding Contractor Payments Budget” means, the most recent budget delivered by the Loan Parties to the Lender setting forth invoiced costs and expenses related to work completed by contractors for the Borrower that are unpaid immediately prior to the funding of the Loan on the Effective Date, solely to the extent such budget has been expressly approved by the Lender in its sole discretion in writing as the then effective Approved Outstanding Contractor Payments Budget; provided that the initial Approved Outstanding Contractor Payments Budget is attached hereto as Exhibit B-2.

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“Approved Outstanding Contractor Payments” means costs and expenses invoiced by contractors related to work completed by Contractors for the Borrower consistent with the Approved Outstanding Contractor Payments Budget.

“Approved Retail Start-Up Budget” means, the most recent budget delivered by the Loan Parties to the Lender setting forth retail startup and retail site renovation costs and expenses for the Borrower, solely to the extent such budget has been expressly approved by the Lender in its sole discretion in writing as the then effective Approved Retail Start-Up Budget; provided that the initial Approved Retail Start-Up Budget is attached hereto as Exhibit B-3.

“Approved Retail Start-Up Costs” means costs and expenses incurred in connection with the retail start-up and retail site renovation by the Borrower consistent with the Approved Retail Start-Up Budget.

“Approved R&D Budget” means, the most recent budget delivered by the Loan Parties to the Lender setting forth research and development costs and expenses for the Borrower, solely to the extent such budget has been expressly approved by the Lender in its sole discretion in writing as the then effective Approved R&D Budget; provided that the initial Approved R&D Budget is attached hereto as Exhibit B-4.

“Approved R&D Costs” means costs and expenses incurred in connection with the research and development at the Borrower’s business consistent with the Approved R&D Budget.

“Bankruptcy Action” means with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (c) such Person filing an answer consenting to or otherwise colluding or acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property; (e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; or (f) such Person commencing (or have commenced against it) a proceeding for the dissolution or liquidation of it.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, 11 U.S.C. §101-1330, as the same may be hereafter amended or modified.

3

“Base Rate” means, on any day, the greatest of (a) the Floor, (b) the Federal Funds Rate in effect on such day plus ½%, (c) Term SOFR for a one-month tenor in effect on such day, plus 1%; provided that this clause (c) shall not be applicable during any period in which Term SOFR is unavailable or unascertainable, and (d) the U.S. prime rate as published in The Wall Street Journal’s “Money Rates” table for such day or such other rate of interest publicly announced by Lender from time to time as its prime rate in effect (which is not necessarily the best or lowest rate of interest charged as a prime rate). If multiple prime rates are quoted in such table, then the highest U.S. prime rate quoted therein shall be the prime rate. In the event that a U.S. prime rate is not published in The Wall Street Journal’s “Money Rates” table for any reason or The Wall Street Journal is not published that day in the United States of America for general distribution, Lender will choose a substitute U.S. prime rate, for purposes of calculating the interest rate applicable hereunder, which is based on comparable information, until such time as a prime rate is published in The Wall Street Journal’s “Money Rates” table. Each change in the Base Rate shall become effective without notice to Borrower on the effective date of each such change.

“Base Rate Loan” means each portion of an Advance that bears interest at a rate determined by reference to the Base Rate.

“Base Rate Term SOFR Determination Day” has the meaning specified therefor in the definition of “Term SOFR”.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(a)(iii)(A).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of (a) the alternate benchmark rate that has been selected by Lender and Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement shall be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Lender and Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body, or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

4

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided, that such non-representativeness, non-compliance, or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c);

(c) For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); or

(c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that such Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

5

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14(a)(iii) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14(a)(iii).

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” is defined in the opening paragraph of this Agreement.

“Borrower Related Party” means, individually and/or collectively, as the context may require, each Loan Party, each Limited Guarantor and any Affiliate of any of the foregoing, and any officer, director, manager, agent, employee or immediate family member of the foregoing, and any Person acting at the direction of any of the foregoing.

“Business Day” means any day, other than a Saturday, Sunday or any other day on which the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business or which is a day on which banking institutions located in the State are required or authorized by law or other governmental action to close.

“Cannabis Business” shall mean the business of acquiring, cultivating, manufacturing, extracting, testing, producing, processing, possessing, selling (at retail or wholesale), dispensing, donating, distributing, transporting, packaging, labeling, marketing or disposing of cannabis, marijuana or related substances or products containing or relating to the same, and all ancillary activities related to the foregoing, including leasing any real property on which any such activity is conducted.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, (c) commercial paper, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances, (e) Deposit Accounts, (f) repurchase obligations of any commercial bank or recognized securities dealer, (g) debt securities with maturities of six (6) months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.

6

“Casualty” is defined in Section 8.1.

“Casualty Retainage” is defined in Section 8.9(b).

“Change in Cannabis Law” shall mean any adverse change after the Effective Date in Federal Cannabis Laws or State Cannabis Laws, or the application or interpretation thereof by any Governmental Authority, (a) that would make it unlawful for Lender to (i) continue to be a party to any Loan Document, (ii) perform any of its obligations under any Loan Document, or (iii) to fund or maintain the Loan, (b) pursuant to which any Governmental Authority has enjoined any Lender from (i) continuing to be a party to any Loan Document, (ii) performing any of its obligations under any Loan Document, or (iii) funding or maintaining the Loans, (c) pursuant to which any Governmental Authority requires (i) confidential information from or disclosure of confidential information about Lender or its Affiliate or any investor therein, or (ii) Lender to obtain any license, permit, or other authorization to, in each case, (A) continue to be a party to any Loan Document, (B) perform any of its obligations under any Loan Document, or (C) to fund or maintain the Loans, or (d) that would impair the Lender’s ability to foreclose upon or otherwise deal with the Collateral.

“Change in Control” shall mean any Unrelated Person or any Unrelated Persons, acting together, that would constitute a Group together with any Affiliates or Related Persons thereof (in each case also constituting Unrelated Persons) shall at any time Beneficially Own more than 20% of the aggregate voting power of all classes of Voting Equity of any Loan Party. As used herein, (a) “Beneficially Own” shall mean “beneficially own” as defined in Rule 13d-3 of the Exchange Act, or any successor provision thereto; provided, however, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates until such tendered securities are accepted for purchase or exchange; (b) “Group” shall mean a “group” for purposes of Section 13(d) of the Exchange Act; (c) “Unrelated Person” shall mean at any time any Person other than the Loan Parties and other than any trust for any employee benefit plan of any of them; and (d) “Related Person” shall mean any other Person owning (1) 5% or more of the outstanding Equity Interests of such Person, or (2) 5% or more of the Voting Equity of such Person.

“Change in Law” means the occurrence after the date of this Agreement of: (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation, judicial ruling, judgment or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline or treaty, (c) any new, or adjustment to, requirements prescribed by the Board of Governors for “Eurocurrency Liabilities” (as defined in Regulation D of the Board of Governors), requirements imposed by the Federal Deposit Insurance Corporation, or similar requirements imposed by any domestic or foreign governmental authority or resulting from compliance Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority and related in any manner to SOFR, the Term SOFR Reference Rate, or Term SOFR, or (d) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided that notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

7

“Change Order” means any change in, modification to or deviation from the Plans and Specifications, whether designated a change order, construction change directive or the like, and whether or not there is a change in the contract sum or contract time under any contract.

“Code” means the Internal Revenue Code of 1986, as the same may be hereafter amended or modified.

“Collateral” means all of any Loan Party’s now owned or hereafter acquired right, title and interest in and to all property, including, without limitation, each of the following:

(a) all of its Accounts;

(b) all of its Books and Records;

(c) all of its Chattel Paper;

(d) all of its Deposit Accounts;

(e) all of its Equipment and Fixtures;

(f) all of its General Intangibles;

(g) all of its Inventory;

(h) all of its Investment Property;

(i) all of its Negotiable Instruments;

(j) all of its Supporting Obligations;

(k) all of its Commercial Tort Claims;

(l) all of its money, Cash Equivalents, or other assets that now or hereafter come into the possession, custody, or control of Lender;

(m) all Property; and

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(n) all of the proceeds (as such term is defined in the Code) and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books and Records, Chattel Paper, Deposit Accounts, Equipment, Fixtures, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Related Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to Borrower or Lender from time to time with respect to any of the Investment Related Property; provided, however, the Collateral shall not include any Excluded Asset.

“Compliance Notice” is defined in Section 12.27(b)(ii).

“Condemnation Proceeds” is defined in Section 8.7(a).

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption, or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” or any similar or analogous definition (or the addition of a concept of “interest period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment notices, the applicability and length of lookback periods, and other technical, administrative or operational matters) that Lender decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the use and administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, family relationship or otherwise; and the terms “controls”, “controlling” and “controlled” have the meanings correlative to the foregoing.

“Cross-Defaulted Loan” is defined in Section 9.1(q).

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“Damages” means, with respect to any Person, any and all liabilities, obligations, losses, demands, damages, penalties, assessments, actions, causes of action, judgments, proceedings, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including reasonable attorneys’ fees and other costs of defense and/or enforcement whether or not suit is brought), fines, charges, fees, settlement costs and disbursements imposed on, incurred by or asserted against such party, whether based on any federal, state, local or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Hazardous Materials Laws), on common law or equitable cause or on contract or otherwise; provided, however, that “Damages” shall not include special, consequential or punitive damages, except to the extent imposed upon Lender by one or more third parties.

“Debt” means the outstanding principal balance of the Loan, together with all interest accrued and unpaid thereon and all other sums due from any Loan Party under the Loan Documents, including without limitation the Warrant and any other Obligations.

“Debt Service” as of any date, means the interest due on the outstanding principal balance of the Loan, as of such date, at the Applicable Interest Rate in effect as of such date, together with the principal reduction payment, if any, required on such date pursuant to this Agreement.

 “Debt Service Reserve Account” is defined in Section 3.1(a).

“Default” means a condition or event which has occurred and which, after notice or lapse of time, or both, would constitute an Event of Default if that condition or event were not cured within any applicable cure period.

“Default Interest Rate” means a rate per annum equal to the higher of (a) the Applicable Interest Rate plus six percent (6.0%) or (b) eighteen percent (18.0%); provided, that if the foregoing rate per annum of interest may not be collected under applicable law, then at the maximum rate of interest per annum, if any, which may be collected from Borrower under applicable law.

“Effective Date” is defined in Section 2.6.

“Eligible Account” means a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts (or subaccounts thereof) maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution, (b) a segregated trust account or accounts (or subaccounts thereof) maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity that has a Moody’s rating of at least “Baa2” and which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $100,000,000.00 and subject to supervision or examination by federal and state authority, or (c) an account or accounts (or subaccounts thereof) with a registered securities broker insured by the Securities Investor Protection Corporation. An Eligible Account shall not be evidenced by a certificate of deposit, passbook or other instrument. Notwithstanding the foregoing to the contrary, an Eligible Account may include funds held for the account of Borrower as well as other funds of Lender and its other borrowers.

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“Eligible Institution” means (a) a depository institution or trust company insured by the Federal Deposit Insurance Corporation, (i) the short term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P and “P-1” by Moody’s (or equivalent ratings) from two (2) of the Eligible Investments Rating Agencies in the case of accounts in which funds are held for thirty (30) days or less and (ii) the senior unsecured debt obligations of which are rated at least “A+” by S&P and “Aa3” by Moody’s (or equivalent ratings) from two (2) of the Eligible Investments Rating Agencies in the case of accounts in which funds are held for more than thirty (30) days or (b) such other depository institution otherwise approved by Lender from time to time.

“Eligible Investments” means the following, subject to the qualifications hereinafter set forth:

(i) (i) all direct obligations of the U.S. government, and all obligations that are fully guaranteed by the U.S. government, that in each case have maturities not in excess of one year;

(ii) federal funds, unsecured certificates of deposit, time deposits, banker’s acceptances, and repurchase agreements, each having maturities of not more than 90 days, of any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, the short-term debt obligations of which are rated A-1+ by S&P, F1+ by Fitch and P-1 by Moody’s (and if the term is between one and three months, a long term rating of A1 and a short term rating of P-1 by Moody’s) and, if it has a term in excess of three months, the long-term debt obligations of which are rated AAA (or the equivalent) by each of the Eligible Investments Rating Agencies, and that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000;

(iii) bonds and other debt obligations of any state, county or other governmental subdivision of a state within the United States of America which are rated AAA (or the equivalent) by each of the Eligible Investments Rating Agencies;

(iv) deposits in an Eligible Account;

(v) commercial paper rated A–1+ by S&P, F1+ by Fitch and P-1 by Moody’s (and if the term is between one and three months, a long term rating of A1 and a short term rating of P-1 by Moody’s) by each of the Eligible Investments Rating Agencies and having a maturity of not more than 90 days; and

(vi) any money market fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clause (i) above, (b) has net assets of not less than $5,000,000,000, and (c) has a rating of AAAm from S&P, Aaa by Moody’s and the highest rating obtainable from Fitch.

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Notwithstanding the foregoing, “Eligible Investments” (i) shall exclude any security with the S&P’s “r” symbol (or any other Eligible Investments Rating Agency’s corresponding symbol) (indicating high volatility or dramatic fluctuations in their expected returns because of market risk) or any other qualifying suffix attached to the rating (with the exception of ratings with regulatory indicators, such as the (sf) subscript, and unsolicited ratings), as well as any mortgage-backed securities and any security of the type commonly known as “strips”; (ii) shall not have maturities that exceed the time periods set forth above; and (iii) shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change. Eligible Investments held for the account of Borrower may be commingled with other funds of Lender and its other borrowers invested in Eligible Investments. Eligible Investments shall be managed in such a way that funds will be available as and when required under this Agreement.

“Eligible Investments Rating Agencies” means each of S&P, Moody’s and Fitch ratings agencies.

“Embargoed Person” means any Person subject to trade restrictions under any Federal Trade Embargo.

“Environmental Indemnity Agreement” means that certain Environmental Indemnity Agreement executed and delivered by Borrower and Guarantor collectively and jointly and severally in favor of Lender pursuant to this Agreement, as the same may be amended, restated, modified or supplemented from time to time.

“Equity Interests” means (a) partnership interests (general or limited) in a partnership; (b) membership interests in a limited liability company; (c) shares or stock interests in a corporation; and (d) the beneficial ownership interests in a trust.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended or re-codified from time to time, and the regulations promulgated thereunder.

“ERISA Affiliate” is defined in Section 4.18.

“Event of Default” means each of those events so designated in Section 9.1.

“Excluded Assets” means any asset or property (including any lease agreement or rights thereunder) in which Lender is prohibited from taking, or any Loan Party is prohibited from granting, a security interest in or to pursuant to the express provisions of (i) such lease agreement or contract, (ii) any State Cannabis Law or (iii) any other Legal Requirement; provided, however, “Excluded Assets” shall not include (i) such assets or property to the extent any such prohibition would be rendered ineffective under applicable law or principles of equity, and (ii) the proceeds of any such assets or property (including proceeds from the sale, license, lease or other disposition thereof), and provided further, upon such prohibition ceasing to exist, including pursuant to an approval or consent from the applicable Governmental Authority or other Person, such assets and property (including any applicable lease agreement) shall automatically no longer be considered “Excluded Assets” and shall become part of the Collateral. Excluded Assets shall include, but not be limited to the assets, personal, and real property of the Limited Guarantors.

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“Excluded Taxes” means any of the following Taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with Section 2.15(e) and (d) any withholding Taxes imposed under FATCA.

“Exit Fee” is defined in Section 2.3(b).

“Extension Fee” is defined in Section 2.5(d).

“Extension Notice” is defined in Section 2.5(b).

“Extension Option” is defined in Section 2.5.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Cannabis Law” shall mean any federal Legal Requirement as such relates, either directly or indirectly, to the cultivation, harvesting, production, distribution, sale and possession of cannabis, marijuana or related substances or products containing or relating to the same, including the prohibition on drug trafficking under 21 U.S.C. § 841(a), et seq., the conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. § 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. § 3, and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957, and 1960 and the regulations and rules promulgated under any of the foregoing.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Lender from three Federal funds brokers of recognized standing selected by it (and, if any such rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero).

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“Federal Trade Embargo” means any federal law imposing trade restrictions, or economic or financial sanctions, including (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), (ii) the International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq., as amended), (iii) Executive Order 13224, (iv) the PATRIOT Act, and (v) any enabling legislation or executive order relating to the foregoing.

“Financing Statements” means any financing statement describing Collateral to perfect Lender’s Lien in any of the Collateral, including, without limitation those describing the Collateral as “all personal property” or “all assets” or words of similar effect, and (ii) any amendment or continuation of any filed financing statement, and listing the applicable Loan Party as debtor and Lender as secured party

“Fiscal Year” means the twelve (12)-month period ending on December 31 of each year or such other fiscal year of as the applicable Loan Party may select from time to time with the prior written consent of Lender, such consent not to be unreasonably withheld.

“Floor” means a rate of interest equal to one and one-half percent (1.50%).

“Foreign Lender” means (a) if Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes.

“Governmental Authority” means any national, federal, state, regional or local government, or any other political subdivision of any of the foregoing, in each case with jurisdiction over the applicable Loan Party, the Property, or any Person with jurisdiction over the applicable Loan Party or the Property exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Government Approval” means, with respect to any Person, any action, authorization, consent, approval, license, lease, ruling, permit, privilege, franchise, variance, concession, grant, certification, exemption, filing or registration by or from any Governmental Authority, and any other contractual obligation with, any Governmental Authority, including all licenses, permits, allocations, authorizations, approvals and certificates obtained by or in the name of, or assigned to, any Loan Party and used in connection with the ownership, construction, operation, use or occupancy of the Property or its operations, including building permits, zoning and planning approvals, business licenses, licenses to conduct business, certificates of occupancy and all such other permits, licenses and rights in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or operations or to which such Person or any of its property or operations is subject.

“Government Lists” means (A) the Specially Designated Nationals and Blocked Persons Lists maintained by Office of Foreign Assets Control (“OFAC”); (B) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrower in writing is now included in Government Lists; or (C) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other government authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrower in writing is now included in Government Lists.

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“Guaranteed Obligations” is defined in Section 10.1.

“Guarantor” is defined in the opening paragraph of this Agreement, together with each other Person that may be joined hereto from time to time as a Guarantor pursuant to the terms of Section 6.22. Guarantor does not include any Limited Guarantor.

“Guarantor Payment” is defined in Section 10.11(a).

“Hazardous Materials” means oil; flammable explosives; asbestos; urea formaldehyde insulation; radioactive materials; fungi or bacterial matter which reproduces through the release of spores or the splitting of cells, including, without limitation, mold, mildew, and viruses, whether or not living; any substance that is then defined or listed in, or otherwise classified or regulated pursuant to, any Hazardous Materials Laws as a “hazardous substance”, “hazardous material”, “hazardous waste,” “infectious waste,” “toxic substance,” “toxic pollutant,” “pollutant,” “contaminant” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or “EP toxicity”; gasoline and any other petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources; and/or petroleum products, polychlorinated biphenyls, per- and polyflouroalkyl substances (PFAS), urea formaldehyde, radon gas, radioactive matter, lead and lead based paint, medical waste, fugitive dust emissions, and toxic mold and other harmful biological agents. “Hazardous Materials” shall not include commercially reasonable amounts of such materials used in the ordinary course of operation of the Property which are used and stored at all times in accordance with all then applicable Hazardous Materials Laws.

“Hazardous Materials Laws” collectively means and includes all present and future federal, state and local laws and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits, and other requirements or guidelines of governmental authorities applicable to the Property and relating to health and safety, the environment and environmental conditions or to any Hazardous Materials or any activity relating thereto (including, without limitation, CERCLA, the Federal Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 5101, et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251, et seq., the Clean Air Act, 42 U.S.C. § 7401, et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 2692, the California Waste Quality Improvement Act and California Health and Safety Code §§ 25117 and 25316, the Carpenter-Presley-Turner Hazardous Substance Account Act, California Health and Safety Code § 25300 et seq., the Hazardous Waste Control Act, California Health and Safety Code § 25100, et seq., the Medical Waste Management Act, California Health and Safety Code § 25105, et seq., the Porter-Cologne Water Quality Control Act, California Water Code § 13000, et seq., the Safe Drinking Water and Toxic Enforcement Act of 1986, California Health and Safety Code § 25219.5-25249.13, the Underground Storage of Hazardous Substances Act, California Health and Safety Code § 25280-25299.8, the Safe Drinking Water Act, 42 U.S.C. § 300f 300j, the Emergency Planning and Community Right To Know Act, 42 U.S.C. § 11001, et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, the Endangered Species Act, the National Environmental Policy Act, the River and Harbors Appropriation Act, and any so called “Super Fund” or “Super Lien” law, environmental laws administered by the United States Environmental Protection Agency, any similar state and local laws, regulations and guidelines, as well as the regulations and guidelines of the Department of Housing and Urban Development, the Occupational Safety and Health Administration, the California Department of Toxic Substances Control and any Regional Water Quality Control Board with jurisdiction and all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder).

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“Hazardous Materials Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party directly or indirectly resulting from or based upon (a) any violation of any Hazardous Materials Laws, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

 “IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board, which are applicable to the circumstances as of the date of determination.

“Improvements” means all improvements or fixtures now or hereafter located on any Real Property.

“Indebtedness” of a Person, at a particular date, shall mean the sum (without duplication) at such date of (a) all indebtedness or liability of such Person (including, without limitation, amounts for borrowed money and indebtedness in the form of mezzanine debt or preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; (g) obligations under PACE Loans, and (h) obligations secured by any Liens, whether or not the obligations have been assumed (other than the Permitted Encumbrances).

“Independent Director” or “Independent Manager” is defined in Exhibit C.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Information Certificate” means those certain Information Certificates by a Loan Party in favor of Lender, as may be executed from time to time in connection herewith, together with all supplements, schedules, and exhibits thereto, as amended from time to time.

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“Insurance Premiums” means all premiums payable in respect of the insurance policies required hereunder.

“Insurance Proceeds” is defined in Section 8.7(a).

“Interest Period” means (a) the period from the date of the initial advance under the Note through last day of the calendar month in which the initial advance occurs, and (b) each period thereafter from the first (1st) day of each calendar month through the last day of each calendar month; except that the Interest Period, if any, that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date. Notwithstanding the foregoing, if Lender shall have elected to change the date on which scheduled payments under the Loan are due, as described in the definition of “Payment Date”, from and after the effective date of such election, each Interest Period shall commence on the day of each month in which occurs such changed Payment Date and end on the day immediately preceding the following Payment Date, as so changed.

“Investor” and “Investors” have the meaning given to such term in Section 11.2.

“IRS” means the United States Internal Revenue Service.

“Key Persons” means Doug Chloupek, Kari Gothie, and Mathew Lee.

“Late Payment Charge” is defined in Section 2.7(c).

“Lease” means any lease and other agreements or arrangements affecting the use or occupancy of all or any portion of the Property now in effect or hereafter entered into (including all lettings, subleases, licenses, concessions, tenancies and other occupancy agreements covering or encumbering all or any portion of the Property), together with any guarantee, supplement, amendment, modification, extension and/or renewal of the same.

“Legal Requirements” means (a) all statutes, laws (including, without limitation, Hazardous Materials Laws and State Cannabis Laws), rules, rule of common law, orders, regulations, ordinances, judgments, orders, decrees and injunctions of Governmental Authorities, approval, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, whether now or hereinafter in effect and, in each case, as amended (including any thereof pertaining to land use, zoning and building ordinances and codes applicable to the Property) affecting any Loan Party, the Loan Documents, the Property any other Collateral, or any part thereof, and all permits and regulations relating thereto, (b) all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to any Loan Party, at any time in force affecting the Property, the other Collateral, or any part thereof, (c) terms of any insurance Policy maintained by or on behalf of any Loan Party, and (d) the organizational documents of each Loan Party.

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“Lender” individually and collectively means Pelorus, and each of its successors and/or assigns.

“Liabilities and Costs” means any losses, actual damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, reasonable attorneys’ fees, engineers’ fees, environmental consultants’ fees, and investigation costs (including costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

“Lien” means any mortgage, deed of trust, deed to secure debt, lien, pledge, encumbrance, easement, restrictive covenant, hypothecation, assignment, security interest, PACE Loan, conditional sale or other title retention agreement, financing lease having substantially the same economic effect as any of the foregoing, or financing statement or similar instrument.

“Limited Guarantor” means Doug Chloupek, Kari Gothie, and Mathew Lee.

“Loan” is defined in the Recitals.

“Loan Amount” is defined in the Recitals.

“Loan Documents” means, collectively, this Agreement and all other documents, agreements, instruments and certificates now or hereafter evidencing, securing or delivered to Lender in connection with the Loan and the Obligations, including without limitation the documents listed on Schedule 1.1 attached hereto, as each may be (and each of the defined terms shall refer to such documents as they may be) amended, restated, or otherwise modified from time to time.

“Loan Origination Fee” is defined in Section 2.3(a).

“Loan Guaranty” means Article X of this Agreement.

“Loan Party” or “Loan Parties” means each of Borrower and Guarantor. Loan Parties do not include any Limited Guarantor or Key Person.

“Loan Sale” is defined in Section 11.5.

“Material Adverse Effect” means, as applicable, a material adverse effect upon (a) the business or financial position or results of operations of any Loan Party, (b) the ability of any Loan Party to perform, or of Lender to enforce, any of the Loan Documents, or (c) the value of the Property or other Collateral for the Loan.

“Material Contract” is defined in Section 4.21(a).

“Maturity Date” means the Original Maturity Date, unless extended in accordance with Section 2.5, in which case the Maturity Date shall be either the date that is six months after the Original Maturity Date or the first anniversary of the Original Maturity Date, as applicable.

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“Members” means the direct or indirect holders of Equity Interests in Borrower.

“Minimum Interest Payment” is defined in Section 2.10.

“Net Restoration Proceeds” is defined in Section 8.7(a).

“New Payment Date” is defined in Section 11.4.

“Note” means each Secured Promissory Note by Borrower to the Lender, as may be executed from time to time in connection herewith, together with all supplements, schedules, and exhibits thereto, as amended from time to time.

“Obligated Party” is defined in Section 10.2.

“Obligations” means collectively, the obligations for the payment of the Debt and the performance of all obligations of the Loan Parties contained in the Loan Documents, including but not limited to all unpaid principal of and accrued and unpaid interest on the Loan, all accrued and unpaid fees (including, without limitation, any Exit Fee or Minimum Interest Payment), all obligations for payment in connection with the exercise of the put option under the Warrant, and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Borrower or any Guarantor to the Lender or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or other instruments at any time evidencing any thereof.

“OFAC” is defined in the definition of “Government Lists”.

 “Opco” is defined in the opening paragraph of this Agreement.

 “Operating Lease” means a lease agreement to be entered into between Propco, as lessor, and Juva Stockton, Inc., as lessee, after the Effective Date, in form and substance reasonably acceptable to the Lender, as such Operating Lease may be amended, amended and restated or otherwise modified from time to time with the consent of the Lender (such consent not to be unreasonably withheld).

“Original Maturity Date” means June 14, 2025.

“Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

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“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“PACE Loan” means any (a) ”Property-Assessed Clean Energy loan,” or (b) other indebtedness, without regard to the name given to such indebtedness, that is (i) incurred for improvements to the Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation or a combination of the foregoing, and (ii) repaid through multi-year assessments against the Property.

“Participant Register” is defined in Section 11.1(b).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future Legal Requirements.

“Patriot Act Offense” is defined in Section 4.18(b).

“Payment Date” means the first (1st) Business Day of the first calendar month following the Effective Date, and the first (1st) Business Day of each calendar month thereafter until the Maturity Date, provided that, if the Loan is funded on a date which is within the last five (5) days of a calendar month, then Borrower’s first monthly interest payment shall be on the first (1st) day of the second (2nd) calendar month following the Effective Date.

“Pelorus” individually and collectively means Pelorus Fund REIT, LLC, a Delaware limited liability company, and its successors and/or assigns.

“Periodic Term SOFR Determination Day” has the meaning specified therefor in the definition of “Term SOFR”.

“Permitted Encumbrances” means, with respect to the Collateral, collectively, (a) the Liens created by the Loan Documents, (b) all Liens and other matters disclosed in the Title Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet delinquent or which are contested in compliance with Section 6.3, (d) Liens, if any, created in the ordinary course of business in connection with construction contracts which Liens are precautionary in nature, which secure obligations that are not past due or otherwise delinquent, and which Liens do not have priority over the Liens granted to the Lender in the Collateral, (e) Liens or claims of Lien which are contested or discharged in compliance with Section 6.13, and (f) such governmental, public utility and private restrictions, covenants, reservations, easements, licenses or other agreements of an immaterial nature which may be granted by the Loan Party that owns the applicable Collateral after the Effective Date and which do not have a Material Adverse Effect.

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“Permitted Indebtedness” means (a) in the case of any Loan Party, (i) the Debt, and (ii) unsecured trade and operational debt incurred in the ordinary course of business relating to the ownership and operation of the Property and the operation of the Cannabis Business and the routine administration of such Loan Party, in amounts not to exceed two percent (2.0%) of the Loan amount, which liabilities are not due more than sixty (60) days past the date incurred, are not evidenced by a note, and are paid when due; and (b) in the case of any applicable Required SPE Entity, unsecured trade and operational debt incurred in the ordinary course of business relating to the ownership of its ownership interest in Borrower, in amounts not to exceed Fifty Thousand Dollars ($50,000), which liabilities are not due more than sixty (60) days past the date incurred, are not evidenced by a note, and are paid when due and (c) Subordinated Indebtedness.

“Permitted Transfer” is defined in Section 6.12.

“Person” means any individual, corporation, partnership, limited liability company, trust, unincorporated organization or other entity, and any Governmental Authority.

“Pledge Agreement” means that certain Pledge Agreement executed and delivered by each Loan Party in favor of Lender pursuant to this Agreement, together with all supplements, schedules and exhibits thereto, as amended, amended and restated or otherwise modified from time to time.

“Policy” and “Policies” are defined in the introductory paragraph to Article V.

“Post-Closing Date” means the date on which any applicable Post-Closing Obligation is satisfied or, in the sole discretion of the Lender, waived.

“Post-Closing Obligations” means the obligations set forth on Schedule 6.25 hereto.

“Prohibited Person” means:

(a) any Person or country who or which is listed in the annex to, or who is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);

(b) any Person who is listed on any Government Lists;

(c) any Person who has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under any laws relating to money laundering or terrorist financing, including, without limitation, (i) the criminal laws against terrorism; (ii) the criminal laws against money laundering, (iii) the Bank Secrecy Act, as amended, (iv) the Money Laundering Control Act of 1986, as amended, and (v) the Patriot Act;

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(d) any Person who is currently under investigation by any Governmental Authority for alleged criminal activity;

(e) any Person that is an Embargoed Person;

(f) any Person or country with whom another Person is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(g) any Person who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(h) any Person that is owned or Controlled by, or acting for or on behalf of, a Person that is described in the foregoing clauses (a) through (g) above or is otherwise subject to the provisions of the Executive Order; or

(i) any Person who is an Affiliate of a Person listed in clauses (a) through (h) above.

“Propco” is defined in the opening paragraph of this Agreement.

“Property” means, collectively, the Real Property and any Improvements in respect thereof.

“Property Tax” means all real estate and personal property taxes, assessments, water rates or sewer rents or user fees, now or hereafter levied or assessed or imposed against the Property or part thereof.

“Purchase Agreement” means that certain Agreement of Purchase and Sale and Escrow Instructions, dated as of May 26, 2022, between Seller and Propco.

“Rating Agencies” means any nationally recognized statistical rating organization to the extent that have been or will be engaged by Lender or its designees in connection with or in anticipation of a Secondary Market Transaction (each, individually, a “Rating Agency”).

“Real Property” means that certain parcel of real property located at 633 San Juan Ave., Stockton, San Joaquin County, California 95203, and more particularly described in the Security Instrument and all appurtenances thereto.

“Register” is defined in Section 11.1(a).

“Regulator” is defined in Section 12.27(b)(ii).

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“Regulatory Change” means any change after the date of this Agreement in any Legal Requirements or the adoption or making after such date of any interpretations, directives or requests applying to lenders, including Lender, under any Legal Requirements relating to the conduct of lenders.

“Regulatory License” means each Government Approval required to be held by Borrower, or that Borrower must have rights to use, to conduct its Cannabis Business or Support Business, as applicable, in compliance with State Cannabis Laws.

“Release” means with respect to Hazardous Materials, but is not limited to, any presence, release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

“Relevant Governmental Body” means the Board of Governors or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors or the Federal Reserve Bank of New York, or any successor thereto.

“Remediation” means, but is not limited to, any activity to (a) clean up, detoxify, decontaminate, disinfect, contain, treat, remove, respond to, correct, dispose of, transport, or otherwise remediate, prevent, cure or mitigate any Release of any Hazardous Materials; any action to comply with any Hazardous Materials Laws or with any permits issued pursuant thereto; or (b) inspect, investigate, study, monitor, assess, audit, sample, test, or evaluate any actual, potential or threatened Release of Hazardous Materials.

“Reserve Accounts” means, collectively, the Debt Service Reserve Account, the R&D Reserve Account, the Retail Start-Up Reserve Account, and the Outstanding Contractor Payments Reserve Account.

“Restoration” is defined in Section 8.7(a).

“Restoration Proceeds” is defined in Section 8.7(a).

“Restoration Proceeds Threshold” is defined in Section 8.7(a).

“Restricted Cannabis Activities” shall mean in connection with the Support Business or Cannabis Business: (a) any activity that is not permitted under applicable State Cannabis Laws; (b) knowingly distributing and selling cannabis and related products to minors that is not approved under a State Cannabis Law; (c) payments to criminal enterprises, gangs, cartels and Persons subject to sanctions in violation of Legal Requirements; (d) non-compliance with anti-terrorism laws and other Legal Requirements relating to money-laundering; (e) diversion of cannabis and related products from states where it is legal under State Cannabis Law to other states in violation of Legal  Requirements; (f) the commission, or making threats of violence and the use of firearms in violation of Legal Requirements; (g) growing cannabis and related products on federal lands in violation of Legal Requirements; (h) operating a Cannabis Business without the applicable Regulatory License; and (i) directly or indirectly, aiding, abetting or otherwise participating in a common enterprise with any Person or Persons in such activities.

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“Secondary Market Transaction” is defined in Section 11.1.

“Security Agreement” means that certain Security Agreement executed by each Loan Party in favor of Lender, as may be amended, restated, supplemented or modified from time.

“Security Instrument” means that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing executed and delivered by Propco and Juva Stockton, Inc. in favor of Lender pursuant to this Agreement which encumbers all of Borrower’s right, title and interest in and to the Property, as the same may be amended, restated, modified or supplemented from time to time.

 “Seller” means Marc L. Berman and Gail Berman.

“Servicer” is defined in Section 2.16.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means each portion of a Loan that bears interest at a rate determined by reference to Term SOFR (other than pursuant to clause (c) of the definition of “Base Rate”).

“Special Purpose Entity” is defined in Exhibit C.

“State” means the State of California.

“State Cannabis Laws” shall mean any Legal Requirement enacted by any state or locality of the United States which legalizes marijuana, cannabis and related products in some form and which implements regulatory and enforcement systems to control the cultivation, distribution, sale and possession of cannabis and related products that is applicable to Borrower, any Subsidiary of Borrower or, solely with respect to the definition of Change in Cannabis Law, Lender.

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person, the payment of which is subordinated to payment of the Obligations pursuant to the terms of a subordination agreement in form and substance acceptable to the Lender in its sole discretion.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with the Accounting Standard as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent and/or by the parent and one or more subsidiaries of the parent.

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“Support Business” shall mean the business of managing or supporting a Cannabis Business, and ancillary or complimentary activities related to the foregoing, including owning the real property on which any such activity is conducted and all activities related to the research and development of therapeutic and medicinal products.

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for a tenor of one month has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for one month as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for one month was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for a tenor of one month has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for one month as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for one month was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Lender in its reasonable discretion).

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“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Taking” is defined in Section 8.7(a).

“Tax” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Title Company” means Stewart Title Commercial Services.

“Title Policy” means the most current version of ALTA extended coverage lender’s title policy issued by Title Company insuring the first priority Lien of the Security Instrument in the full maximum possible amount of the Loan subject only to such exceptions approved by Lender and including such endorsements as are required by Lender.

“Transfer” means the sale, transfer, hypothecation, encumbrance, mortgage, conveyance, lease, alienation, assignment, disposition, divestment, or leasing with option to purchase, or assignment of any assets of any Loan Party or any portion thereof or interest therein (whether direct or indirect, legal or equitable, including the issuance, sale, assignment, alienation, conveyance, divestment, transfer, disposition, hypothecation, mortgage or encumbrance of any ownership interest in any Loan Party or any Subsidiary of a Loan Party or in any entity having an ownership interest in any Loan Party or any Subsidiary of any Loan Party, whether direct or indirect) (or entering into any agreement or contract to do any of the foregoing), or undertaking, suffering or causing any of the foregoing to occur voluntarily, involuntarily or by operation of law.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State; provided, however, that if by reason of mandatory provisions of law, any or all of the perfection or priority of the Lender's security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Missouri, the term "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Warrant” means that certain Warrant to Purchase Common Stock, dated the date hereof, and issued by Juva Life Inc., a British Columbia corporation, to Lender, as the same may be amended, modified, replaced or supplemented.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Borrower” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

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“U.S. Tax Compliance Certificate” is defined in Section 2.15(e)(ii)(B)(3).

1.2 Exhibits and Schedules. All exhibits and schedules attached to this Agreement are hereby incorporated into this Agreement.

1.3 Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. All terms used which are not specifically defined herein shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the UCC, the definition contained in Article or Division 9 shall control.

1.4 Rates. Lender does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Term SOFR or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.11(a)(iii), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. Lender and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to a Borrower. Lender may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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ARTICLE II

THE LOAN

2.1 Loan.

(a) Subject to the terms and conditions contained in this Agreement, and in reliance upon the representations and warranties of Borrower set forth hereunder and in the other Loan Documents, Lender hereby agrees to lend to Borrower, and Borrower hereby agrees to borrow from Lender, the principal sum of the Loan Amount. The Loan is evidenced by the Note. The Note and all other Obligations incurred in connection with any Loan Document are secured by this Agreement and the other Loan Documents. Borrower shall receive only one borrowing hereunder up to the maximum Loan amount and any amount borrowed and repaid hereunder may not be reborrowed.

(b) A portion of the Loan in the amount of Seven Hundred Eighty-One Thousand Five Hundred Sixty-Seven and 58/100ths Dollars ($781,567.58) will be deposited into the Debt Service Reserve Account, which will be held by Lender for the payment of interest accrued on the Loan for payment of Debt Service from and after the Effective Date until such funds have been exhausted.

(c) A portion of the Loan in the amount of Five Hundred Eighty Thousand Dollars ($580,000) will be deposited into the R&D Reserve Account, and will be available to be drawn by and disbursed to the Borrower from time to time, subject to the satisfaction of the conditions set forth in Section 3.3 below.

(d) A portion of the Loan in the amount of Eight Hundred Fifty-Nine Thousand Dollars ($859,000) has been funded and is being held by Lender in the Retail Start-Up Reserve Account, and will be available to be drawn by and disbursed to the Borrower from time to time, subject to the satisfaction of the conditions set forth in Section 3.3 below.

(e) A portion of the Loan in the amount of One Million One Hundred and One Thousand Eight Hundred Thirty-One and 92/100ths Dollars ($1,101,832.92) will be deposited into the Outstanding Contractor Payments Reserve Account, and will be available to be drawn by and disbursed to the Borrower from time to time, subject to the satisfaction of the conditions set forth in Section 3.3 below.

(f) A portion of the Loan in the amount of Four Million Dollars ($4,000,000) will be paid to the Seller for purchase of the Property.

(h) Any funds not otherwise accounted for in the foregoing clauses (a) through (f) shall be used to pay fees and expenses payable in connection with the Loan Documents and thereafter released to Juva Life, Inc., a California corporation, for its use for working capital and general corporate purposes; provided that the Borrower shall promptly use a portion such funds to repay in full the outstanding loans owed to Douglas Chloupek, in the aggregate principal amount of $300,000, plus accrued and unpaid interest, and shall provide the Lender with evidence of the repayment and cancellation of the same in form and substance reasonably acceptable to Lender.

(h) For the avoidance of doubt, interest shall accrue on all amounts so funded by Lender into the Reserve Accounts from and after the Effective Date.

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2.2 Use of Funds. Borrower shall use the proceeds of the Loan for the purposes set forth in Section 2.1 and otherwise for general corporate purposes; provided that funds distributed from the Debt Service Reserve Account shall be used to pay debt service on the Loan, funds distributed from the R&D Reserve Account shall be used to pay Approved R&D Budget, funds held in the Retail Start-up Reserve Account shall be used to pay retail location renovation and start-up expenses set forth in the Approved Retail Start-Up Budget, funds distributed from the and to pay outstanding vendor invoices payable to contractors for work completed and invoiced prior to the Effective Date to the extent set forth in the Outstanding Contractor Payments Reserve Account and to pay outstanding vendor invoices payable to contractors for work completed and invoiced prior to the Effective Date to the extent set forth in the Approved Outstanding Contractor Payments Budget.

2.3 Loan Origination Fee; Exit Fee.

(a) Loan Origination Fee. On the Effective Date, Borrower shall pay (i) to Lender, at Loan closing, a loan origination fee in the amount of Three Hundred Fifty-Four Thousand Eight Hundred and Ten Dollars ($354,810), and (ii) to Seed to Sale Funding, at Loan closing, a loan origination fee in the amount of Two Hundred Thirty-Six Thousand Five Hundred Forty Dollars ($236,540) (collectively, the “Loan Origination Fee”). Borrower has previously deposited with Lender an application fee of Fifty-Nine Thousand One Hundred and Thirty Five Dollars ($59,135), which amount shall be credited towards payment of the Loan Origination Fee. Borrower hereby authorizes Lender to disburse on the Effective Date a portion of the Loan in such amount directly to Lender and Seed to Sale Funding in payment of the Loan Origination Fee. The Loan Origination Fee shall be deemed earned when due and shall not be subject to reduction or be refundable under any circumstances.

(b) Exit Fee. On the Maturity Date or such earlier date on which the Loan is accelerated pursuant to the terms hereof, Borrower shall be obligated to pay to Lender an additional fee of One Hundred Eighteen Thousand Two Hundred Seventy Dollars ($118,270) (the “Exit Fee”). The Exit Fee shall be deemed earned when due pursuant to this Section 2.3(b), and shall not be subject to reduction or be refundable under any circumstances. If any partial repayment of the Loan is made by Borrower prior to the Maturity Date, to the extent such prepayment is permitted or required hereunder, then such partial prepayment shall be accompanied by the portion of the Exit Fee allocable to the amount being so prepaid in accordance with Section 2.10. Upon such partial prepayment, the amount due on the Maturity Date or earlier acceleration of the Loan shall be reduced by that portion of the Exit Fee previously paid by Borrower to Lender Notwithstanding anything in this Agreement to the contrary, if and to the extent that the Loan or any portion thereof is repaid (i) as a result of the acquisition of Juva Life Inc., a British Columbia corporation, at a valuation (as reasonably determined by the Lender) above the greater of (i) $246,000,000 or (ii) $1.50 per outstanding share, in each case without giving effect to any delayed or contingent portion of the Purchase Price, or (ii) with the proceeds of a mortgage loan from Lender (or any Affiliate thereof or syndicate including Lender or any such Affiliate) (provided that Lender (or any Affiliate thereof or syndicate including Lender or any such Affiliate) shall have no obligation to offer to provide such financing), then in each such case the Exit Fee that would otherwise be payable with respect to repayment (or portion thereof) in connection therewith shall be waived.

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2.4 Maturity Date. Unless extended pursuant to Borrower’s valid and timely exercise of either Extension Option, the Maturity Date of the Loan shall be the Original Maturity Date, at which time (unless earlier accelerated upon an Event of Default) all sums due and owing under this Agreement and the other Loan Documents shall be repaid in full. All payments due to Lender under this Agreement, whether upon the Maturity Date or otherwise, shall be paid in immediately available funds.

2.5 Extension Option. Borrower shall have two options to extend the term of the Loan (“Extension Option”) for six (6) months each, strictly upon satisfaction of each and all of the following conditions precedent with respect to each such Extension Option:

(b) Notice. Borrower shall provide Lender with written notice of Borrower’s request to exercise each Extension Option (“Extension Notice”) not more than one hundred twenty (120) days, but not less than ninety (90) days, prior to the then applicable Maturity Date.

(c) No Event of Default; No Default. On the date of Lender’s receipt of the Extension Notice and on the then applicable Maturity Date, no Event of Default shall exist and no Default shall exist, and Borrower shall so certify to Lender in writing.

(d) Extension Fee; Costs. On or before the then applicable Maturity Date, Borrower shall pay to Lender an extension fee in immediately available funds in an amount equal to three percent (3.00%) of the original maximum amount of the Note (the “Extension Fee”). The Extension Fee shall be deemed earned upon payment and shall not be subject to reduction or be refundable under any circumstances. If Borrower delivers the Extension Notice, Borrower shall reimburse Lender for all costs and expenses incurred by Lender, whether paid to third-parties or otherwise (including outside legal counsel), in connection with its approval or disapproval and documentation of the extension of the Original Maturity Date, within ten (10) days after Borrower’s receipt of a notice from Lender setting forth the amount of such costs and expenses and a demand for reimbursement, but in any event on or before the then applicable Maturity Date to the extent notice of such costs is given on or before such date. Such costs and expenses may include, but shall not be limited to, legal fees, title insurance endorsement charges, environmental review costs, appraisal fees, audit fees and inspection fees.

(e) Documents. Each Loan Party shall execute, or cause the execution of, all documents reasonably required by Lender to exercise the Extension Option, including, without limitation, consents of such Loan Party, and shall deliver to Lender, at Borrower’s sole cost and expense, such title insurance endorsements to the Title Policy as Lender shall require. Without limitation thereon, each Loan Party shall certify to Lender, in a form of writing acceptable to Lender, that each and every representation and warranty made by such Loan Party hereunder or under the other Loan Documents, remains true, correct and complete in all material respects.

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(f) Loan-to-Value Threshold. The Loan-to-Value Ratio of the Property is equal to or less than sixty-seven percent (67%), as determined by an “as-is” Appraisal engaged by Lender (at Borrower’s sole cost and expense) at the time of Lender’s receipt of the Extension Notice, and otherwise complying with the requirements set forth herein.

(g) Material Adverse Effect. No change has occurred that has had a Material Adverse Effect.

(h) Taxes and Insurance. Borrower shall deliver to Lender written confirmation that any and all property taxes and assessments due and owing on the Property have been paid and that all insurance policies required under the Security Instrument are paid and in effect during the twelve (12) month period following the date of the extension request.

2.6 Effective Date; Closing Conditions. The effective date of this Agreement and the other Loan Documents (the “Effective Date”) shall be the date upon which the Loan is deemed “closed” by Lender and Borrower, provided that interest shall commence accruing under the Note the date that the Loan funds are wired into escrow by Lender. Lender’s obligation to disburse the Loan on the Effective Date is subject to the satisfaction of each of the conditions precedent set forth on Schedule 2.6 on or before the Effective Date.

2.7 Interest on Loan.

(a) Generally. Interest shall accrue on the Loan at the Applicable Interest Rate, and shall be paid by Borrower in the amounts and at the times hereinafter provided. Lender shall provide Borrower with a monthly interest statement indicating the amount of interest payable for such month at least one Business Day prior to each Payment Date, but failure of Lender to provide such statement shall not relieve Borrower from its obligation to make the required payment. On each Payment Date, Borrower shall pay interest on the unpaid principal balance of the Loan accrued and accruing through the last day of the Interest Period, provided that if the Loan is funded on a date which is within the last five (5) days of a calendar month, Borrower’s first monthly interest payment shall be on the first day of the first (1st) calendar month following the date of this Agreement. On each Payment Date during the first twelve months immediately following the Effective Date, so long as no Event of Default exists, Lender shall automatically withdraw the interest payable for such month, as specified in the monthly interest statement delivered to Borrower from the Debt Service Reserve Account. The depletion of the funds in the Debt Service Reserve Account shall not release Borrower from any of Borrower’s Obligations under this Agreement or the other Loan Documents, including the obligation to pay interest and other charges and payment under or with respect to the Loan when due from other funding sources of Borrower. Interest shall commence accruing on the Loan on the date when the Loan funds are wired into escrow by Lender, and Borrower agrees that it shall be obligated to pay such interest irrespective of whether or not the Effective Date occurs.

(b) Computations. Interest shall be computed hereunder based on a 360-day year, and shall accrue for each and every day (365 days per year, 366 days per leap year) on which any Debt remains outstanding hereunder. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to close of business. Payments in federal funds immediately available in the place designated for payment made by Borrower prior to 11:00 am Pacific Time, shall be credited prior to close of business, while other payments may, at the option of Lender, not be credited until immediately available to Lender in federal funds in the place designated for payment prior to 11:00 am, Pacific Time, at such place of payment on a day on which Lender is open for business.

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(c) Late Payment Charge. If any principal, interest or other sum due under any Loan Document is not paid by Borrower within three (3) days after the date when due (or with respect to amounts due on the Maturity Date, to the extent not paid on the Maturity Date), and is not a result of a delay in Lender’s funding an advance pursuant to the terms and conditions of this Agreement, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5.0%) of such unpaid sum or the maximum amount permitted by applicable law (the “Late Payment Charge”), to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Such Late Payment Charge shall be added to the Obligations and secured by the Collateral.

(d) Applicable Interest Rate. The “Applicable Interest Rate” upon which interest shall be calculated for the Debt shall, from and after the Effective Date, be one or more of the following:

(i) provided no Event of Default exists, (x) in respect of any SOFR Loan, a rate per annum equal to Term SOFR plus eleven and one-half percent (11.5%), and (y) in respect of any Base Rate Loan, a rate per annum equal to the Base Rate plus eleven and one-half percent (11.5%),

(ii) after the occurrence and during the continuance of an Event of Default, the entire unpaid Debt shall bear interest at the Default Interest Rate, and shall be payable upon demand from time to time, to the extent permitted by applicable law.

2.8 Loan Payments. Payments on the outstanding amount of the Loan shall be paid by Borrower in accordance with the terms of this Agreement. Lender shall provide Borrower with its wire instructions for any such payment.

2.9 Credit for Payments. Any payment made upon the outstanding principal balance of the Loan, or the accrued interest thereon, shall be credited as of the Business Day received, provided that such payment is made by Borrower no later than 11:00 am (Pacific Standard Time or Pacific Daylight Time, as applicable) and constitutes immediately available funds. Any payment made after such time or which does not constitute immediately available funds shall be credited upon the later of such funds having become unconditionally and immediately available to Lender or the following Business Day.

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2.10 Prepayment.

(a) Borrower may prepay the Loan in whole, but not in part, on a regularly scheduled Payment Date, upon not less than thirty (30) days’ (but no more than one hundred-twenty (120) days’) prior written notice to Lender and the payment to Lender of (i) all outstanding principal and accrued but unpaid interest due under the Loan and all other amounts due under the Note, this Agreement and the other Loan Documents (including, without limitation, the Exit Fee) plus (ii) a prepayment premium (the “Minimum Interest Payment”) equal to (x) One Million Five Hundred Fifty-Eight Thousand Eight Hundred Sixty-Four and 31/100 Dollars ($1,558,864.31), minus (y) the aggregate sum of all interest payments (excluding any default interest) actually received by Lender prior to the date of prepayment, including amounts paid to Lender from disbursements from the Debt Service Reserve Account. The Exit Fee and the Minimum Interest Payment shall also be due in connection with a prepayment pursuant to acceleration of the Loan upon the occurrence and during the continuance of an Event of Default. A prepayment notice delivered to Lender pursuant to this Section 2.10 shall be irrevocable unless otherwise consented to by Lender. The parties hereto acknowledge and agree that the Minimum Interest Payment and the Exit Fee (A) are additional consideration for providing the Loan, (B) constitute reasonable liquidated damages to compensate the Lender for (and is a proportionate quantification of) the actual loss of the anticipated stream of fees upon a termination of the Loan (such damages being otherwise impossible to ascertain or even estimate for various reasons, including, without limitation, because such damages would depend on, among other things, (x) when the Loan might otherwise be terminated and (y) future changes in interest rates which are not readily ascertainable on the Effective Date), and (C) are not a penalty to punish the Borrower for its early termination of the Loan or for the occurrence of any Event of Default. Notwithstanding anything in this Agreement to the contrary, if and to the extent that the Loan or any portion thereof is repaid with the proceeds of a loan from Lender (or any Affiliate thereof or syndicate including Lender or any such Affiliate) (provided that Lender (or any Affiliate thereof or syndicate including Lender or any such Affiliate) shall have no obligation to offer to provide such financing), then the Minimum Interest Payment that would otherwise be payable with respect to repayment (or portion thereof) in connection therewith shall be waived.

(b) TO THE FULLEST EXTENT NOW OR HEREAFTER PERMITTED BY LAW, BORROWER HEREBY EXPRESSLY (i) WAIVES ANY RIGHTS IT MAY HAVE UNDER CALIFORNIA CIVIL CODE SECTION 2954.10 TO PREPAY THE NOTE, IN WHOLE OR IN PART, WITHOUT PAYMENT OF A PREPAYMENT FEE, UPON ACCELERATION OF THE MATURITY DATE, AND (ii) AGREES THAT IF, FOR ANY REASON, A PREPAYMENT OF ALL OR ANY PORTION OF THE PRINCIPAL AMOUNT OF THE NOTE IS MADE UPON OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE BY LENDER ON ACCOUNT OF ANY DEFAULT BY BORROWER OR ANY OTHER LOAN PARTY INCLUDING, WITHOUT LIMITATION, ANY TRANSFER, DISPOSITION OR FURTHER ENCUMBRANCE PROHIBITED OR RESTRICTED BY THE LOAN DOCUMENTS, THEN BORROWER SHALL BE OBLIGATED TO PAY CONCURRENTLY WITH SUCH PREPAYMENT (AND IN ADDITION TO THE EXIT FEE), THE MINIMUM INTEREST PAYMENT SPECIFIED IN SECTION 2.10. BY EXECUTING THIS AGREEMENT, BORROWER HEREBY DECLARES THAT THE AGREEMENT TO MAKE THE LOAN EVIDENCED BY THE NOTE AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THIS AGREEMENT CONSTITUTES ADEQUATE CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY BORROWER FOR THIS WAIVER AND AGREEMENT. FURTHER, BY EXECUTING THIS AGREEMENT, BORROWER EXPRESSLY ACKNOWLEDGES AND AGREES THAT NOTWITHSTANDING ANY APPLICABLE LAW TO THE CONTRARY, PURSUANT TO THE TERMS OF THIS AGREEMENT AND OF THE NOTE, BORROWER HAS AGREED THAT BORROWER HAS NO RIGHT TO REPAY THE NOTE WITHOUT THE PAYMENT OF THE EXIT FEE, AND THAT BORROWER SHALL BE LIABLE FOR THE PAYMENT OF THE EXIT FEE IN CONNECTION WITH THE REPAYMENT OF THE NOTE DUE TO THE ACCELERATION OF THE NOTE IN ACCORDANCE WITH ITS TERMS AND/OR THE TERMS OF THIS AGREEMENT. FURTHERMORE, BY EXECUTING THIS AGREEMENT, BORROWER EXPRESSLY ACKNOWLEDGES AND AGREES THAT LENDER HAS MADE THE LOAN IN RELIANCE UPON THESE AGREEMENTS OF BORROWER AND THAT LENDER WOULD NOT HAVE MADE THE LOAN WITHOUT SUCH AGREEMENTS OF BORROWER.

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2.11 Full Repayment and Release. Upon receipt of payment in full in immediately available funds of all amounts owing and outstanding under the Loan Documents, Lender shall release the Collateral from the Lien of the Loan Documents and issue a reconveyance in respect of the Property, provided that all of the following conditions shall be satisfied at the time of, and with respect to, such release: (a) Lender shall have received all escrow, closing and recording costs, the costs of preparing and delivering such release and any sums then due and payable under the Loan Documents; (b) Lender shall have received the entire Exit Fee in accordance with Section 2.3 and/or any Minimum Interest Payment payable hereunder; and (c) Lender shall have received a written release satisfactory to Lender of any set aside letter, letter of credit or other form of undertaking which Lender has issued to any surety, Governmental Authority or other Person in connection with the Loan and/or the Collateral. If applicable, Lender’s obligation to make further disbursements under the Loan shall terminate as to any portion of the Loan undisbursed as of the date of issuance of such full reconveyance, and any commitment of Lender to lend any undisbursed portion of the Loan shall be cancelled.

2.12 Authorization. The Loan Parties shall act under this Agreement and the other Loan Documents only through such authorized representatives as the applicable Loan Party shall designate to Lender in writing from time to time and such Persons shall continue as such Loan Party’s authorized representatives until such time as such Loan Party shall duly authorize other or additional Persons to so act on behalf of such Loan Party. Lender shall be entitled to act on the instructions of any Person identifying himself or herself as one of the Persons authorized by a Loan Party, without any duty to investigate, and the applicable Loan Party shall be bound thereby in the same manner as if any such Person were actually so authorized. The Loan Parties shall indemnify, defend and hold Lender harmless from and against any and all Liabilities and Costs arising out of or in any way connected with Lender’s acceptance of or acting upon any instructions or directions from any such Persons.

2.13 Recourse. The Loan shall be full recourse to Borrower and each of the other Loan Parties. Further, Lender shall have the right to (a) proceed against any Loan Party under any Loan Document, including the Environmental Indemnity Agreement, or to proceed against any Guarantor under the guaranty provisions of this Agreement; (b) name any Loan Party in any foreclosure or similar legal action to the extent necessary to enforce Lender’s rights under the Loan Documents; and/or (c) obtain injunctive relief against each Loan Party, any Affiliate of any Loan Party or other Person, or maintain any suit or action in connection with the preservation, enforcement or foreclosure of any Lien now or hereafter securing any Obligations. For the avoidance of doubt, except as expressly set forth in Section 10.2, the Loan shall not be recourse against any Limited Guarantor or Key Person.

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2.14 Increased Costs Generally.

(a) Special Provisions Applicable to Term SOFR.

(i) Term SOFR may be adjusted by Lender on a prospective basis to take into account any additional or increased costs to Lender (other than Taxes which shall be governed by Section 2.15), in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, or pursuant to any Change in Law or change in the reserve requirements imposed by the Board of Governors, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at Term SOFR. In any such event, Lender shall give Borrower notice of such a determination and adjustment and, upon its receipt of the notice from the Lender, Borrower may, by notice to the Lender (A) require the Lender to furnish to Borrower a statement setting forth in reasonable detail the basis for adjusting Term SOFR and the method for determining the amount of such adjustment, or (B) repay the SOFR Loans or Base Rate Loans determined with reference to Term SOFR, in each case, of such Lender with respect to which such adjustment is made (together with any amounts due under Section 2.14(a)(ii)).

(ii) Subject to the provisions set forth in Section 2.14(a)(iii) below, in the event that any change in market conditions or any Change in Law shall at any time after the date hereof, in the reasonable opinion of the Lender, make it unlawful or impractical for the Lender to fund or maintain SOFR Loans (or Base Rate Loans determined with reference to Term SOFR) or to continue such funding or maintaining, or to determine or charge interest rates at the Term SOFR Reference Rate, Term SOFR or SOFR, Lender shall give notice of such changed circumstances to Borrower and (y)(i) in the case of any SOFR Loans that are outstanding, such SOFR Loans will be deemed to have been converted to Base Rate Loans on the last day of the Interest Period of such SOFR Loans, if Lender may lawfully continue to maintain such SOFR Loans, or immediately, if Lender may not lawfully continue to maintain such SOFR Loans, and thereafter interest upon the SOFR Loans of Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans (and if applicable, without reference to the Term SOFR component thereof) and (ii) in the case of any such Base Rate Loans of Lender that are outstanding and that are determined with reference to Term SOFR, interest upon the Base Rate Loans of Lender after the date specified in such Lender’s notice shall accrue interest at the rate then applicable to Base Rate Loans without reference to the Term SOFR component thereof in each case, until such Lender determines that it would no longer be unlawful or impractical to do so.

(iii) Benchmark Replacement Setting.

(A) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, Lender and Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after Lender has posted such proposed amendment to Borrower. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.14(a)(iii) will occur prior to the applicable Benchmark Transition Start Date.

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(B) Conforming Changes. In connection with the use, administration, adoption, or implementation of a Benchmark Replacement, Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(C) Notices; Standards for Decisions and Determinations. Lender will promptly notify Borrower of (1) the implementation of any Benchmark Replacement, and (2) the effectiveness of any Conforming Changes in connection with the use, administration, adoption, or implementation of a Benchmark Replacement. Any determination, decision or election that may be made by Lender pursuant to this Section 2.14(a)(iii), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14(a)(iii).

(D) Benchmark Unavailability Period. Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period, the component of the Base Rate based upon the then-current Benchmark will not be used in any determination of the Base Rate.

(b) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Lender nor any of its participants, is required actually to match fund any Obligation as to which interest accrues at Term SOFR or the Term SOFR Reference Rate.

(c) If any Regulatory Change: (a) shall subject Lender to any Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (iii) Connection Income Taxes) with respect to its loans, commitments or other obligations or its deposits, reserves other liabilities or capital attributable thereto; or (b) shall impose, modify or deem applicable any reserve, special deposit, capital, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender or shall impose on Lender any other condition affecting its loans or its obligation to make such loans, and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make the Loan, or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of Lender, Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.

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(d) A certificate of Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) of this Section and delivered to Borrower, shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(e) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies Borrower of the Regulatory Change giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Regulatory Change giving rise to such increased costs or reductions is retroactive, then the nine (9)-month period referred to above shall be extended to include the period of retroactive effect thereof).

2.15 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of Borrower) requires the deduction or withholding of any Tax from any such payment by Borrower, then Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes.

(c) Indemnification by Borrower. Borrower shall indemnify the Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Lender or required to be withheld or deducted from a payment to the Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Lender shall be conclusive absent manifest error.

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(d) Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section, Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(e) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower as will enable Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections2.15(e)(ii)(A), 2.15(e)(ii)(B) and 2.15(e)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Borrower,

(A) any Lender that is a U.S. Person shall deliver to Borrower on or about the date on which such Lender becomes Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

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(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate reasonably acceptable to Lender to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate reasonably acceptable to Lender, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in form reasonably acceptable to Lender on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made; and

(D) if a payment made to Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) Survival. Each party’s obligations under this Section 2.15 shall survive any assignment of rights by, or the replacement of, Lender and the repayment, satisfaction or discharge of all the Obligations.

2.16 Appointment of Servicer and Delegation of Lender Rights. Borrower acknowledges and agrees that, at the option of Lender, the Loan may be serviced by a servicer/trustee (the “Servicer”) selected by Lender, and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement between Lender and Servicer, provided that such delegation will not release Lender from any of its obligations under the Loan Documents. Borrower shall be responsible for paying to Servicer (on each Payment Date) Servicer’s monthly servicing fee, if any. Lender may change Servicers upon written notice to Borrower.

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ARTICLE III

RESERVE ACCOUNTS

3.1 Establishment of Reserve Accounts. Lender has established the following Reserve Accounts:

(a) A debt service reserve account (the “Debt Service Reserve Account”), into which funds shall be deposited for the payment of interest as and when the same become due hereunder. On the Effective Date, Lender shall be deemed to have funded the amount described in Section 2.1 into the Debt Service Reserve Account. If no Event of Default exists, Lender shall automatically apply amounts held in the Debt Service Reserve Account to payment of Debt Service. In addition, provided that sufficient funds therefor remain in the Debt Service Reserve Account, Lender may, and is authorized by Borrower, to disburse to itself each month from the Debt Service Reserve Account. If no Event of Default exists, Lender shall automatically apply any amounts in the Debt Service Reserve Account to payment of Debt Service. Should Lender be required to utilize the Debt Service Reserve Account for anything other than Debt Service payments, Borrower shall be required to replenish funds in the Debt Service Reserve Account in the amount used for such non-Debt Service payments. The failure to replenish the Debt Service Reserve Account upon five (5) business days written notice by Lender to Borrower shall be an additional Event of Default under this Agreement.

(b) A research and development reserve account (the “R&D Reserve Account”), into which funds will be deposited for the payment of Approved R&D Costs. Disbursements from the R&D Reserve Account will be tied to the Approved R&D Budget. In addition to the conditions set forth in Section 3.2, each of the conditions set forth on Schedule Error! Reference source not found.(b) attached hereto must be satisfied (or waived by Lender in its sole discretion) as a condition to Lender’s obligation to release or otherwise make or permit to be made any disbursement from the R&D Reserve Account.

(c) A retail start-up reserve account (the “Retail Start-Up Reserve Account,”), into which funds will be deposited for the payment of Approved Retail Start-Up Costs. Disbursements from the Retail Start-Up Reserve Account will be tied to the Approved Retail Start-Up Budget. In addition to the conditions set forth in Section 3.2, each of the conditions set forth on Schedule 3.1(c) attached hereto must be satisfied (or waived by Lender in its sole discretion) as a condition to Lender’s obligation to release or otherwise make or permit to be made any disbursement from the Retail Start-Up Reserve Account.

(d) An outstanding contractor payments reserve account (the “Outstanding Contractor Payments Reserve Account”) into which funds will be deposited for the payment of Approved Outstanding Contractor Payments. Disbursements from the Outstanding Construction Payments Reserve Account will be tied to the Approved Outstanding Contractor Payments Budget. At the option of Lender, any funds remaining in the Outstanding Contractor Payments Reserve Account after the payment of all Approved Outstanding Contractor Payments may be used to prepay principal on the Loan. In addition to the conditions set forth in Section 3.2, except Section 3.2(e), each of the conditions set forth on Schedule 3.1(d) attached hereto must be satisfied (or waived by Lender in its sole discretion) as a condition to Lender’s obligation to release or otherwise make or permit to be made any disbursement from the Outstanding Contractor Payments Reserve Account.

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3.2 Disbursements From Reserve Accounts.  As of the date of any disbursement from any Reserve Account (excluding disbursements made at the election of Lender in accordance with the terms of this Agreement), each of the following conditions must be satisfied (or waived by Lender in its sole discretion) as a condition to Lender’s obligation to disburse  or cause to be disbursed any amounts held in any Reserve Account and Lender shall have no obligation to disburse or cause to be disbursed any funds from any Reserve Account to make payments as contemplated in Section 3.1 if any of the following conditions have not been satisfied:

(a) Representations and Warranties. All of the representations and warranties of each Loan Party contained in this Agreement and in any other Loan Document shall be true, correct and complete in all material respects as though made on and as of such date;

(b) No Default. No Event of Default or Default shall have occurred and be continuing or would result from the making of such disbursement; and

(c) Application of Loan Disbursements, Disbursements from Reserve Accounts. Borrower shall have applied all prior disbursements of Loan proceeds, proceeds disbursed to Borrower from any Reserve Account in accordance with the Loan Documents and shall provide evidence reasonably satisfactory to Lender evidencing such application;

(d) No Material Adverse Change. No change shall have occurred that has a Material Adverse Effect, as determined by Lender in its sole discretion;

(e) Request for Disbursement; Timing of Disbursements. Each request for disbursement shall be in the form attached hereto as Exhibit A and shall, among other things: (i) specify Borrower’s desired funding date (which shall be a Business Day) for the disbursement from the Reserve Accounts; (ii) specify the amount of the proposed disbursement (with allocation to each applicable Reserve Account); (iii) specify the proposed use of such disbursement; (iv) contain a written certification by Borrower that each of the conditions to Lender’s obligation to make such disbursement as set forth herein have been satisfied; and (v) contain a written certification by Borrower that each and every representation and warranty made by each Loan Party hereunder and under the other Loan Documents is deemed remade (and accordingly, remains true, correct and complete) as of the date the applicable request for disbursement is so delivered to Lender. Each such request for disbursement shall also be accompanied by such additional documents and information relating to the proposed disbursement as Lender shall require.

3.3 Intentionally Omitted.

3.4 Costs and Fees. Borrower shall pay on demand (or out of the requested disbursement) all of the reasonable costs and expenses incurred by Lender, including reasonable attorneys’ fees and expenses and title charges. Borrower hereby authorizes Lender to disburse proceeds of the Loan, whether initially or from the Reserve Accounts, to pay (i) the fees and expenses of Lender’s construction or other consultant(s), the fees of Lender’s counsel and the fees of the Title Company; (ii) any expenses payable in accordance with Section 12.5; (iii) any endorsements to the Title Policy required by Lender, notwithstanding that Borrower may not have requested a disbursement of such amounts; and (iv) upon an Event of Default, any other amounts due hereunder in Lender’s sole discretion. Any disbursement made by Lender pursuant to the authorization in this Section shall constitute disbursed proceeds of the Loan.

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3.5 No Waiver or Approval by Reason of Loan Advances. The making of any disbursement by Lender shall not be deemed an acceptance or approval by Lender (for the benefit of Borrower or any third party) of the Construction Work or other work theretofore done or constructed or to Lender’s obligations to make further disbursements of the Loan, nor, if Borrower is unable to satisfy any condition, shall any such failure to insist upon strict compliance have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default as herein provided. Lender’s waiver of, or failure to enforce, any conditions to or requirements associated with any disbursement from a Reserve Account in any one or more circumstances shall not constitute or imply a waiver of such conditions or requirements in any other circumstances.

3.6 Intentionally Omitted.

3.7 No Third-Party Benefit. This Agreement is solely for the benefit of Lender and the Loan Parties. All conditions of the obligations of Lender to make disbursements from the Reserve Accounts hereunder are imposed solely and exclusively for the benefit of Lender and may be freely waived or modified in whole or in part by Lender at any time if in Lender’s sole discretion it deems it advisable to do so, and no Person other than Borrower (provided that all conditions have been satisfied) shall have standing to require Lender to make any Loan advances or shall be a beneficiary of this Agreement or any advances to be made hereunder. Lender’s acceptance of the Plans and Specifications and the other Construction Documents (including Lender’s acceptance of any modifications thereof and any Person providing work, labor or services pursuant thereto) shall not be deemed in any respect a representation or warranty, express or implied, that the Improvements will be structurally sound, have a value of any particular magnitude or otherwise satisfy a particular standard, and Lender shall have no duty to inform Borrower of Lender’s assessment of any such construction document.

3.8 Intentionally Omitted.

3.9 Loan Disbursements. All disbursements made to Borrower from any Reserve Account shall be held by Borrower in trust and applied by Borrower solely for the purpose for which the funds have been disbursed. Lender has no obligation to monitor or determine Borrower’s use or application of the disbursements.

3.10 Reserve Accounts Generally.

(a) Borrower hereby pledges and assigns, and grants to Lender a first-priority perfected security interest in, each of the Reserve Accounts and all funds therein and any and all monies now or hereafter deposited in each Reserve Account as additional security for payment of the Obligations. Until expended or applied in accordance herewith, the Reserve Accounts and all funds therein shall constitute additional security for the Obligations.

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(b) This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC, in addition to the Security Agreement. Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Accounts to the payment of the Obligations in any order in its sole discretion.

(c) The Reserve Accounts shall not constitute trust funds and may be commingled with other monies held by Lender. Unless expressly provided for in this Article III, all interest on a Reserve Account shall not be added to or become a part thereof and shall be the sole property of and shall be paid to Lender. Borrower shall be responsible for payment of any Tax applicable to the interest earned on the Reserve accounts credited or paid to Borrower.

(d) The Reserve Accounts shall be under the sole control and dominion of Lender, and except as otherwise provided in this Agreement, Borrower shall not have any right of withdrawal therefrom.

(e) Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

(f) Lender and Servicer shall not be liable for any loss sustained on the investment of any funds in the Reserve Accounts so long as such investments constitute Eligible Investments; provided, that the liability of Lender shall not be limited by the foregoing in the event the Lender has failed to fund any amount required to be funded under this Agreement solely as a result of the Lender failing to have unrestricted cash or Eligible Investments that could be converted into cash in an amount sufficient to fund such amounts to Borrower as required under this Agreement. Borrower shall assign to Lender all rights and claims Borrower may have against all persons or entities supplying labor, materials or other services which are to be paid from or secured by the Reserve Accounts; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

(g) Any amount remaining in the Reserve Accounts after the Obligations have been paid in full in immediately available funds shall be released to Borrower or such other party that may be entitled thereto.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce Lender to execute this Agreement and make the Loan, each Loan Party hereby represents, warrants and covenants to Lender as of the date hereof and continuing hereafter as follows:

4.1 Organization; Power; Special Purpose Entity. Each Loan Party: (a) is duly organized and validly existing in good standing under the laws of the State of its formation; (b) is duly qualified to do business in each jurisdiction in which the nature of its business or assets makes such qualification necessary; (c) has the requisite power and authority to carry on its business as now being conducted; and (d) has the requisite power and authority to execute, deliver, and perform its obligations under the Loan Documents. Each Loan Party is a “registered organization” within the meaning of the UCC in effect in the State where such Loan Party is organized, and each Loan Party’s organizational identification number issued by such State is as set forth on Schedule 4.1. Each Loan Party is in good standing in, every jurisdiction where such qualification is required. Propco is now, and at all times since its formation, and shall at all times remain, a Special Purpose Entity.

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4.2 Authority; Enforceability. Each Loan Party has the requisite legal power and authority to execute, deliver and perform each of the Loan Documents to which it is a party. The execution, delivery and performance of each of the Loan Documents, and the consummation of the transactions contemplated thereby, have been duly authorized by all requisite action of each Loan Party, and no proceedings or authorizations on the part of any Loan Party is necessary to consummate such transactions other than as have been received on or prior to the Effective Date and are in full force and effect. The Loan Documents have been duly executed and delivered by each Loan Party party thereto and are the legal, valid and binding obligations of each Loan Party, enforceable against each Loan Party in accordance with their terms, subject only to bankruptcy, insolvency and other limitations on creditors’ rights generally and to equitable principles. Such Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by any Loan Party, including the defense of usury.

4.3 Ownership of Loan Parties. The organizational chart attached hereto as Schedule 4.3 is complete and accurate as of the Effective Date and illustrates all Persons who (a) have, together with its Affiliates, at least a 20% direct or indirect ownership interest in each Loan Party to each tier or level shown thereon and their respective ownership percentages and (b) all direct and indirect Subsidiaries of each Loan Party. All of the issued and outstanding Equity Interests owned by the Loan Parties have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable. There are no outstanding commitments or other obligations of any Loan Party to issue, and no options, warrants or other rights of any Person to acquire, any Equity Interests of any Loan Party other than as set forth in the Information Certificate. No Loan Party has any subsidiary other than as disclosed on the Information Certificate.

4.4 No Conflict. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party, and each of the transactions contemplated thereby, do not and will not: (a) conflict with or violate such Loan Party’s partnership agreement, operating agreement, bylaws, articles of partnership, articles of organization, articles of incorporation or other partnership, organizational or corporate documents, as applicable; (b) conflict with, result in a breach or violation of or constitute (with or without notice or lapse of time or both) a default under any (i) contractual obligation to which any Loan Party, the Property or the other Collateral is subject, (ii) statute, ordinance, rule or regulation of any Governmental Authority applicable to any Loan Party, the Property or the other Collateral, except Federal Cannabis Law, or (iii) court or Governmental Authority order; or (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party (other than Liens in favor of Lender arising pursuant to the Loan Documents).

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4.5 Consents and Authorizations. Each Loan Party has obtained all consents and authorizations required under its organizational documents, as applicable, or pursuant to its contractual obligations with any other Person, and has obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority as may be necessary to allow such Loan Party to lawfully execute, deliver and perform its obligations under the Loan Documents.

4.6 Financial Information. All financial statements and other financial information heretofore delivered by any Loan Party to Lender, including, without limitation, information relating to the financial condition of any Loan Party and the Property, the other Collateral, or the shareholders, managers, or members in any Loan Party, are true and correct in all material respects, fairly and accurately reflect the financial condition of the subject thereof and have been prepared in accordance with the Accounting Standard, or another accounting method approved by Lender, consistently applied. There has been no change that would have a Material Adverse Effect on any Loan Party, or the ability of any Loan Party to perform its respective obligations under the Loan Documents, since the date of such financial statements or other financial information. There are no known material unrealized or anticipated losses of any Loan Party. No Loan Party or any of their respective Members or Affiliates has filed or been the subject of any bankruptcy, insolvency, reorganization, dissolution or similar proceeding or any proceeding for the appointment of a receiver or trustee for all or any substantial part of their respective property or assets. No Loan Party or any of their respective Affiliates, has admitted in writing its inability to pay its debts when due, made an assignment for the benefit of creditors or taken other similar action.

4.7 No Additional Liabilities of Borrower and/or Guarantors Not Previously Disclosed in Writing to Lender. No Loan Party or any of its Subsidiaries has any Indebtedness other than Permitted Indebtedness. Notwithstanding anything to the contrary contained hereunder or under any of the other Loan Documents, no Loan Party has any obligation which was not previously disclosed to Lender in writing, which obligation would have a Material Adverse Effect upon any of (a) any Loan Party’s ability to perform hereunder or under any of the other Loan Documents, (b) any Loan Party’s ability to timely and fully repay the Loan (and all amounts due in connection therewith) as required under the Note, this Agreement and the other Loan Documents, (c) any Loan Party’s ability now or in the future to operate and renovate the Property (as required hereunder). There are no material defaults, breaches or violations existing in respect of any Permitted Indebtedness by any party thereto and no event has occurred that, with the passage of time or the giving of notice, or both, would constitute a material default, breach or violation by any party thereunder, except to the extent that any of the foregoing have been waived in writing by the applicable holder of such Permitted Indebtedness. No borrower, guarantor or other party obligated in respect of the Permitted Indebtedness has given or received any notice of default under any of the Permitted Indebtedness that remains uncured or in dispute. Neither the execution or delivery of the Loan Documents nor any Loan Party’s performance thereunder will require any consent of the lender or any other counterparty in respect of the Permitted Indebtedness that has not been obtained.

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4.8 Litigation; Adverse Effects; Condemnation.

(a) There is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity, or before or by any Governmental Authority, pending against and served upon or, to best of any Loan Party’s knowledge, threatened against and not served upon any Loan Party, the Property or any other Collateral which (i) could result in a Material Adverse Effect upon such Person, the Property or other Collateral, or (ii) could materially and adversely affect the ability of any Loan Party to perform its obligations under the Loan Documents or (iii) involves any Loan Document or the transactions contemplated thereby.

(b) No Loan Party is (i) in violation of any applicable Legal Requirements, which violation could have a Material Adverse Effect upon any Loan Party, the Property or any other Collateral, or (ii) subject to or in default with respect to any court or Governmental Authority order which could have a Material Adverse Effect upon any Loan Party, the Property or any other Collateral. There are no governmental or administrative proceedings pending or, to the best of each Loan Party’s knowledge, threatened against any Loan Party, the Property or any other Collateral, which, if adversely decided, could have a Material Adverse Effect upon any Loan Party, the Property or any other Collateral.

(c) There are no known, pending or, to the best of each Loan Party’s knowledge, threatened eminent domain or condemnation proceedings affecting the Property (or any portion thereof).

(d) There are no known, pending, or to the best of each Loan Party’s knowledge, threatened claims outstanding against any Loan Party or the Property (or any portion thereof) or any other Collateral in respect of any work done on or prior to the date hereof at, on or around the Property by any contractor or third party claimant.

4.9 Payment of Taxes. All tax returns and reports to be filed by each Loan Party have been timely filed, and all taxes, assessments, fees and other governmental charges shown on such returns or otherwise payable by any Loan Party have been paid when due and payable, except such taxes, if any, as are being contested in good faith by appropriate proceedings and for which adequate reserves are maintained in accordance with IFRS, and subject to such valid extensions of the filing and/or due date thereof as such Loan Party shall have obtained. No Liens have been filed and no claims are being asserted with respect to any such Taxes and no Loan Party has any knowledge of any proposed tax assessment against any Loan Party that could have a Material Adverse Effect.

4.10 Disclosure. The representations and warranties of each Loan Party contained in this Agreement, the other Loan Documents, the Information Certificate, and all certificates, financial statements and other documents delivered to Lender in connection herewith and therewith, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. All organizational documents, financial statements, Leases, Material Agreements, agreements and other documents and instruments delivered by or on behalf of any Loan Party to Lender pursuant to this Agreement, the other Loan Documents are true, correct and complete copies of the originals. The foregoing representations and warranties with respect to any documents, Leases or instruments relating to the Property or the Cannabis Business or Support Business and not prepared by or on behalf of any Loan Party are made to the best of each Loan Party’s knowledge. No Loan Party has withheld any material fact from Lender in regard to any matter addressed in or material to the Loan Documents.

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4.11 Requirements of Law and Other Covenants.  Each Loan Party, the Cannabis Business, the Support Business, the Property and the other Collateral and the ownership and use thereof comply with (a) Legal Requirements applicable to any Loan Party, the Cannabis Business, the Support Business or the Property (including, without limitation, State Cannabis Laws, the ADA and all Hazardous Materials Laws but excluding all US federal statutes, ordinances, rules and regulations related solely to the operation of a Cannabis Business), and (b) all restrictive covenants or other title matters affecting the Property, the other Collateral or any portion thereof. Without limiting the generality of the foregoing, each Loan Party each has all required Governmental Approvals (including Regulatory Licenses) (excluding any United States federal Governmental Approvals) to operate its business as currently conducted, and all of such state and provincial Government Approvals are in full force and effect and have not been revoked, suspended, cancelled, rescinded, terminated, modified and have not expired. There are no pending or threatened actions by or before any Governmental Authority to revoke, suspend, cancel, rescind, terminate or materially adversely modify any such Government Approvals. No Loan Party has received notice of any claim with respect to any Hazardous Materials Liability or knows of any basis for any Hazardous Materials Liability and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party (i) has failed to comply with any Hazardous Materials Law or to obtain, maintain or comply with any permit, license or other approval required under any Hazardous Materials Law, (ii) has become subject to any Hazardous Materials Liability, (iii) has received notice of any claim with respect to any Hazardous Materials Liability or (iv) knows of any basis for any Hazardous Materials Liability. The Property consists of one or more legal and separate lot(s) for tax assessment purposes. All requisite permits, easements and rights of way necessary for the occupancy, operation, ownership and use of the Property, the Cannabis Business and the Support Business, as applicable, have been obtained by Borrower and those that have been obtained are in full force and effect and not subject to default by any party thereto.

4.12 Property and Collateral Documents. The Loan Parties have heretofore delivered to Lender true, complete and correct copies of the Purchase Agreement, all Material Contracts, including all Leases at the Property, and the other documents, materials and information delivered to any Loan Party or otherwise obtained by or prepared for any Loan Party with respect to the acquisition, ownership or operation of the Property by any Loan Party. No such documents, materials or information disclose, and no Loan Party has otherwise discovered in the course of its due diligence investigations, any facts, matters or circumstances that could have a Material Adverse Effect (including, without limitation, on upon any Loan Party, the Cannabis Business, the Property or any other Collateral, the transactions contemplated by this Agreement or the other Loan Documents). No Lien upon the Property or the other Collateral materially adversely affects the value, operation or use of the Property or such Collateral or Borrower’s or any Guarantor’s ability to pay the Obligations. There are no outstanding options to purchase or rights of first refusal affecting all or any portion of the Property or the other Collateral. The survey for the Property delivered to Lender does not fail to reflect any material matter affecting the Property or the title thereto. All of the Improvements included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvement on an adjoining property encroaches upon the Property, and no easement or other encumbrance upon the Property encroaches upon any of the Improvements, except those insured against by the Title Policy insuring the Lien of the Security Instrument. The Plans and Specifications have been approved by all applicable Governmental Authorities, and upon completion in accordance with the Plans and Specifications, the Improvements and the use and occupancy thereof will comply in all material respects with all applicable Legal Requirements. Neither the zoning nor any other right to construct, use or operate the Improvements is to any extent dependent upon or related to any real estate other than the Property. All approvals, licenses and permits required from Governmental Authorities under applicable Legal Requirements in connection with the current phase of Construction Work have been obtained and Borrower has no knowledge of any information suggesting that approvals, licenses and permits for future phases of construction will not be received in a timely manner. All streets, easements, utilities and related services necessary for the construction of the Improvements and the operation of the Property for its intended purpose are, or when required, will be, available to the Property. The Property is taxed separately and does not include any other property, and for all purposes the Property may be mortgaged, conveyed and otherwise dealt with as a separate legal parcel. To the best of Borrower’s knowledge, the budget accurately reflects all costs to complete Construction Work and operate the Property through the Maturity Date. To the best of Borrower’s knowledge, the Construction Schedule is complete and accurate. The cost basis information for the Property delivered to Lender is true, complete, and accurate in all respects.

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4.13 Title to Assets; No Liens. Each Loan Party and each of its Subsidiaries has good, marketable and indefeasible fee title to its assets, free and clear of all Liens, except for Permitted Encumbrances. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements in connection with the transfer of the Property have been paid. The Security Instrument, when properly recorded in the appropriate records, together with any UCC Financing Statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the Borrower’s interest in the Property, and (b) valid and perfected first priority security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any Liens approved by Lender. All mortgage, recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents have been paid. Each Loan Party owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business as currently conducted, a correct and complete list of which, as of the date of this Agreement, is set forth in the Information Certificate, and the use thereof by each Loan Party does not infringe in any material respect upon the rights of any other Person, and each Loan Party’s rights thereto are not subject to any licensing agreement or similar arrangement. Other than as set forth in the Information Certificate, no Loan Party has entered into or granted any security agreements, or permitted the filing or attachment of any security interests on or affecting any of their respective assets, including the Collateral, directly or indirectly that would have priority or in any way be superior to Lender’s security interests and rights in and to the Collateral. No Individual Guarantor has entered into or granted any security agreements, or permitted the filing or attachment of any security interests on or affecting any Collateral. None of Borrower or any Guarantor has entered into or granted any security agreements, or permitted the filing or attachment of any security interests on or affecting any Excluded Asset. Each of the Guarantors not directly own any assets other than the Equity Interests in other Loan Parties.

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4.14 Utilities. All utility services, including, without limitation, gas, water, sewage, electrical and telephone, necessary for the use and occupancy of the Property are available at or within the boundaries of the Property and have been connected or are available for connection by Borrower upon payment of all required connection or hook-up fees.

4.15 Leases. No portion of the Property has been leased or subleased to any Person except the Property will be leased by Propco to Juva Stockton, Inc. pursuant to an Operating Lease, and Borrower shall, promptly following execution of the Operating Lease, deliver a true, correct and complete copy of the Operating Lease (together with any amendment, amendment and restatement, or modification thereto) to Lender. Each of the Leases entered into by any Loan Party is in full force and effect and there is no material default, breach or violation existing thereunder by any party thereto and no event has occurred that, with the passage of time or the giving of notice, or both, would constitute a material default, breach or violation by any party thereunder. No Loan Party has given or received any notice of default under any of the Leases that remains uncured or in dispute. Neither the execution or delivery of the Loan Documents nor any Loan Party’s performance thereunder will adversely affect its rights under the Leases.

4.16 Affiliate Fees and Transactions. No Loan Party is obligated to pay any fee or compensation to any Affiliate in connection with the acquisition, financing, operation or management of the Property, the Cannabis Business or the Support Business (collectively “Affiliate Fees”). Notwithstanding anything to the contrary contained herein, all Affiliate Fees shall at all times be subordinate to the Loan (and each Loan Party’s operating agreement or other applicable organizational documents shall contain an express statement to such effect) other than as set forth in the Information Certificate. Except as set forth on in the Information Certificate, there are no existing or proposed agreements, arrangements, understandings, or transactions between any Loan Party and any of the officers, members, managers, directors, stockholders, parents, holders of other Equity Interests, employees, or Affiliates of any Loan Party or any members of their respective immediate families, and none of the foregoing Persons are directly or indirectly indebted to or have any direct or indirect ownership, partnership, or voting interest in any Affiliate of any Loan Party or any Person with which any Loan Party has a business relationship or which competes with any Loan Party (except that any such Persons may own Equity Interests in (but not exceeding 2.00% of the outstanding Equity Interests of) any publicly traded company that may compete with a Loan Party).

4.17 Defects. There are no defects, facts or conditions affecting the Property or any portion thereof that would make the Property unsuitable for the occupancy, use or sale thereof. There are no surface or subsurface soils conditions adversely affecting the Property, including, without limitation, unstable soil or landfills.

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4.18 Patriot Act and Related Matters.

(a) Each Loan Party complies and will comply at all times with the Patriot Act and Anti-Money Laundering Laws. Lender shall have the right to audit each Loan Party’s compliance with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction of any Loan Party or the Property, including, without limitation, those relating to money laundering and terrorism. If any Loan Party fails to comply with the Patriot Act or any such requirements of Governmental Authorities, then Lender may, at its option, cause such Loan Party to comply therewith and any and all costs and expenses incurred by Lender in connection therewith shall become part of the Obligations, secured by the Collateral and shall be immediately due and payable.

(b) No Loan Party or any Member: (i) is listed on any Government Lists; (ii) is a Person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other Presidential Executive Orders in respect thereof; (iii) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (as defined below); (iv) is not currently under investigation by any Governmental Authority for alleged criminal activity or (v) is a Prohibited Person. For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (A) the criminal laws against terrorism; (B) the criminal laws against money laundering, (C) the Bank Secrecy Act, as amended, (D) the Money Laundering Control Act of 1986, as amended, or the (E) Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.

(c) Each Loan Party and to the knowledge of each Loan Party, each of its members, is in compliance with all Federal Trade Embargos and Anti-Corruption Obligations in all material respects. No Embargoed Person owns any direct or indirect equity interest in any Loan Party. No Loan Party, or to their knowledge any of their Affiliates nor any of their respective direct or indirect equity holders (i) conducts any business, or engage in any transaction or dealing, with any Embargoed Person, including the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Embargoed Person, or (ii) engages in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any Federal Trade Embargo. Each Loan Party shall cause the representation set forth in this Section 4.18 to remain true and correct at all times.

(d) No tenant at the Property is identified on the OFAC List.

(e) Each Loan Party has implemented procedures, and will consistently apply those procedures throughout the term of the Loan, to ensure that the foregoing representations and warranties remain true and correct during the term of the Loan.

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4.19 ERISA. Neither any Loan Party nor any ERISA Affiliate maintains, contributes to, has any obligation to contribute to, or has any direct or indirect liability with respect to any “employee benefit plan,” “multiemployer plan,” or any other “plan” (each as defined in ERISA). No Loan Party is an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, a “plan,” as defined in Section 4975(e)(1) of the Code, subject to Code Section 4975, or a “governmental plan” within the meaning of Section 3(32) of ERISA. None of the assets of any Loan Party constitutes “plan assets” of one or more of any such plans under 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of the Code. The transactions contemplated by the Loan Documents do not violate state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans and such state statutes do not in any manner affect the ability of any Loan Party to perform its obligations under the Loan Documents or the ability of Lender to enforce any and all of its rights under this Agreement and the other Loan Documents. If an investor or direct or indirect equity owner in any Loan Party is a plan that is not subject to Title I of ERISA or Section 4975 of the Code, but is subject to the provisions of any federal, state, local, non-U.S. or other laws or regulations that are similar to those portions of ERISA or the Code, the assets of the Loan Parties do not constitute the assets of such plan under such other laws. “ERISA Affiliate” means any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or (c) of the Code, of which any Loan Party is a member, and (b) solely for purposes of potential liability under Section 302(b)(2) of ERISA and Section 412(b)(2) of the Code and the lien created under Section 303(k) of ERISA and Section 430(k) of the Code, described in Section 414(m) or (o) of the Code, of which any Loan Party is a member.

4.20 Investment Company Act; Public Utility Holding Company Act. No Loan Party is (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money. No Loan Party is engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock, or extending credit for the purpose of purchasing or carrying margin stock, and no part of the proceeds of any Loan will be used to buy or carry any margin stock.

4.21 Contracts.

(a) No Loan Party has entered into, or is bound by, any Material Contract other than as set forth in the Information Certificate. The term “Material Contract” means any contract (other than the Loan Documents) (a) that requires payment by any Loan Party of more than $200,000 per year, (b) is not terminable by a Loan Party on sixty (60) days (or less) advance notice, or (c) is with an Affiliate of any Loan Party.

(b) No Loan Party is a party to, nor is bound by, any material license or other agreement that prohibits or otherwise restricts such Loan Party from incurring the obligations under this Agreement and the Loan Documents to which it is a party or granting a security interest in the Collateral or the Excluded Assets, other than this Agreement or the other Loan Documents.

(c) The Loan Parties have delivered true, correct and complete copies of the Material Contracts (including all amendments and supplements thereto) to Lender.

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(a) Each of the Material Contracts (i) is in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event has occurred that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder and (ii) is binding upon and enforceable against the applicable Persons party thereto in accordance with its terms. No Loan Party has given or received any notice of default under any of the Material Contracts that remains uncured or in dispute. Neither the execution or delivery of the Loan Documents nor any Loan Party’s performance thereunder will adversely affect any Loan Party’s rights under the Material Contracts.

4.22 Solvency. Each Loan Party has (a) not entered into the transaction contemplated by this Agreement or executed the Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. The fair saleable value of each Loan Party’s assets exceeds and will, immediately following the making of the Loan, exceed such Loan Party’s total liabilities, including subordinated, unliquidated, disputed and contingent liabilities. The present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured. Each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured. Each Loan Party’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. No Loan Party intends to, nor believes that it will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it and the timing of the amounts of cash to be payable on or in respect of its liabilities. No petition in bankruptcy has been filed against any Loan Party, and no Loan Party has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. No Loan Party or any of their respective direct or indirect owners is contemplating either the filing of a Bankruptcy Action by any Loan Party, and no Loan Party has knowledge of any Person contemplating the filing of any such petition against it. No Loan Party is contemplating the liquidation of all or a major portion of its assets or properties.

4.23 Compliance with Law; Government Approvals. Each Loan Party and the Property, as applicable, and the use thereof and operations thereat, comply with all State Cannabis Laws and other Legal Requirements. Schedule 4.23 sets forth a true, correct and complete list of all Regulatory Licenses maintained by each Loan Party applicable to the Property and the Cannabis Business conducted at the Property.

4.24 Use of Property. The Property is and will be used exclusively in connection with the Cannabis Business and the Support Business, as applicable.

4.25 [Reserved].

4.26 Use of Funds. Each Loan Party hereby warrants, represents and covenants that all funds disbursed hereunder shall be used for business or commercial purposes and that no funds disbursed hereunder shall be used for personal, family or household purposes.

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4.27 Approved Budget. The amounts and allocations set forth in the Approved Budget, as it may be amended in accordance with the terms of this Agreement, present a full, complete and good faith representation of all costs, expenses and fees required to acquire the Property, pay interest and costs on the Loan, and pay all other operating costs for the Property and Borrower’s business. No Loan Party has any knowledge of any costs, expenses or fees which are not included within the Approved Budget.

4.28 Cost Basis. The purchase price of the Property and the date of such purchase is set forth on Schedule 4.28.

4.29 Insurance. Each copy of the insurance policies relating to the Collateral delivered to Lender (a) is a true, correct, and complete copy of the respective original policy in effect on the date of this Agreement, and no amendments or modifications of said documents or instruments not included in such copies have been made, and (b) has not been terminated and is in full force and effect. No Loan Party is in default in the observance or performance of its material obligations under said policies and such Loan Party has done all things required to be done as of the date of this Agreement to keep unimpaired its rights thereunder.

4.30 Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body, as applicable, has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (a) successful operations of each of the Loan Parties and (b) the credit extended by the Lender to the Borrower hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, in furtherance of its direct and/or indirect business interests, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

ARTICLE V

REPORTING COVENANTS

Each Loan Party covenants and agrees that, on and after the date hereof, until payment in full of the Loan and other amounts payable under the Loan Documents:

5.1 Financial Statements and Other Financial and Operating Information. Each Loan Party shall keep and maintain or shall cause to be kept and maintained, on a calendar year basis, in accordance with the Accounting Standard, consistently applied, books, records and accounts reflecting in reasonable detail all of the financial affairs of such Loan Party and all items of income and expense in connection with the operation of their applicable business. The Loan Parties shall deliver or cause to be delivered to Lender:

(a) Monthly Operating Statements. Within twenty (20) days following the end of each month during the Loan term, consolidated and consolidating operating statements for each Loan Party and the Property for such month, with variance to budget reporting, in such form as Lender shall require.

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(b) Quarterly Operating and Financial Statements. Within forty-five (45) days following the end of each Fiscal Quarter (excluding the fourth (4th) Fiscal Quarter) during the Loan term, consolidated and consolidating (i) operating statements for each Loan Party and the Property for such quarter with variance to budget reporting in such form as Lender shall require and (ii) unaudited financial statements of each Loan Party, consisting of a balance sheet, income statement and statement of sources and uses of funds, together with related schedules and supporting reports, when applicable. Such financial statements shall be prepared on the basis of the Accounting Standard, and shall be accompanied by a certificate executed by the applicable Loan Party, certifying the completeness, fairness and consistency thereof.

(c) Annual Financial Statements. Within ninety (90) days after the end of each calendar year, annual audited financial statements of each Loan Party, consisting of a balance sheet, income statement and statement of sources and uses of funds, together with related schedules and supporting reports, when applicable. Such financial statements shall be prepared on the basis of the Accounting Standard, and shall be accompanied by a certificate executed by the applicable Loan Party, certifying the completeness, fairness and consistency thereof. In addition to the foregoing, if any Loan Party procures an audit of its financial statements, then such Loan Party must promptly provide a copy of such audited financial statements to Lender after they are completed. All audited statements shall be audited by a reputable accounting firm acceptable to Lender.

(d) Annual Budget. Each Loan Party shall submit to Lender by November 1 of each year the proposed annual operating budget (including with respect to the Property) for each month of the succeeding Fiscal Year. Lender shall have the right to approve each such annual budget. Each such annual budget delivered to Lender approved by Lender shall hereinafter be referred to as an “Approved Annual Budget”. Until such time when any operating budget has been approved by Lender, the prior Approved Annual Budget shall apply for all purposes hereunder (with such adjustments as reasonably determined by Lender to reflect actual increases in Property Taxes, Insurance Premiums and utility expenses). No Loan Party shall change or modify the Approved Annual Budget without the prior written consent of Lender.

(e) Knowledge of Event of Default. Promptly upon any Loan Party obtaining knowledge of (i) any condition or event which constitutes an Event of Default or Default, or (ii) any condition or event which has or will have a Material Adverse Effect, written notice specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by the applicable Loan Party and the nature of such claimed Event of Default, Default or other event or condition, and what action the applicable Loan Party has taken, is taking and proposes to take with respect thereto.

(f) Litigation, Arbitration or Government Investigation. Promptly upon any Loan Party obtaining knowledge of (i) the institution of, or threat of, any action, suit, proceeding, governmental investigation inquiry, examination, audit, warning letter, enforcement, penalty, fine, or arbitration against or affecting any Loan Party, the Property or any other Collateral not previously disclosed in writing by any Loan Party to Lender pursuant to this section, including any eminent domain or other condemnation proceedings affecting the Property; or (ii) any development of the foregoing already disclosed, which, in either case, has a Material Adverse Effect, written notice thereof to Lender and such other information as may be available to it to enable Lender and its counsel to evaluate such matters.

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(g) Additional Material Items. Promptly upon any Loan Party obtaining knowledge of (i) any Lien or claim made or asserted against any of the Collateral (other than Permitted Encumbrances) or Excluded Assets; (ii) any loss, damage, or destruction to the Collateral in the amount of $100,000 or more, whether or not covered by insurance; (iii) any and all default notices given or received under or with respect to (x) the Real Property or (y) any Material Contract; (iv) any termination or non-renewal of any Material Contract or the receipt by any Person of any written notice from the other party to any Material Contract of such party’s intent to terminate or not renew such Material Contract; (v) entering into a new Material Contract; and (vi) notice of any rejection or non-renewal of any Regulatory License or other Government Approval that is material to the conduct of the Cannabis Business, and such other material information as may be readily available to it to enable Lender and its counsel to evaluate such matters.

(h) Bankruptcy, Etc. Immediately upon becoming aware thereof, notice (whether involuntary or voluntary) of the bankruptcy, insolvency, examinership, reorganization of any Loan Party, or the appointment of any trustee, assignee, receiver or similar estate fiduciary in connection with or anticipation of any such occurrence, or the taking of any step by any Person in furtherance of any such action or occurrence.

(i) Organizational Documents. Promptly following the date thereof, any amendments or modifications thereof entered into in accordance with and as expressly permitted under, this Agreement and the other Loan Documents.

(j) Other Information. Such other information, reports, contracts, schedules, lists, documents, agreements and instruments in the possession or control of any Loan Party with respect to (i) the Collateral, or (ii) the business, assets, condition (financial or otherwise), income or prospects of any Loan Party as Lender may from time to time reasonably request, including, without limitation, annual information with respect to cash flow projections, budgets, operating statements (current year and immediately preceding year), equity funding requirements, contingent liability summaries, projections of leasing fees and overhead budgets.

5.2 Environmental Notices. Each Loan Party shall immediately notify Lender in writing after such Loan Party’s learning thereof of any of the following: (a) a discovery of any Hazardous Materials on, under or about the Property, other than Hazardous Materials temporarily in transit through the Property; (b) any knowledge by such Loan Party that the Property does not comply with any Hazardous Materials Laws; (c) any claims alleging that any Loan Party or the Property is not in compliance with or has violated Hazardous Materials Laws; and/or (d) any claim for a Hazardous Materials Liability.

5.3 Accuracy of Information. Each Loan Party will ensure that any information, including financial statements or other documents, furnished to the Lender in connection with this Agreement or any other Loan Document contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the furnishing of such information shall be deemed to be a representation and warranty by the Loan Parties on the date thereof as to the matters specified in this Section; provided that, with respect to projected financial information, the Loan Parties will only ensure that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

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ARTICLE VI

OTHER COVENANTS

Each Loan Party covenants and agrees that, on and after the date hereof, until indefeasible payment in full of the Loan and other amounts payable under the Loan Documents:

6.1 Existence. Each Loan Party shall at all times maintain its partnership or limited liability company, or corporate existence, as applicable and shall do or cause to be done all things necessary to preserve and keep in full force and effect its rights to do business in, and shall remain in good standing in, each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary including without limitation doing or causing to be done all things necessary to preserve, renew and keep in full force and effect the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits material to the conduct of its business.

6.2 Compliance. Each Loan Party shall comply with all covenants, conditions, restrictions, Leases, easements, reservations, rights and rights-of-way and all applicable Legal Requirements (including, without limitation, all State Cannabis Laws, all Hazardous Materials Laws, all Anti-Money Laundering Laws, the Patriot Act and the ADA), and each Loan Party shall obtain and maintain in full force and effect all necessary approvals, consents, Government Approvals (including all Regulatory Licenses) and will comply with each of the rights, duties and obligations under each of the foregoing, in each case, so that the business carried on by the Loan Parties may be properly conducted in accordance with Legal Requirements at all times. Each Loan Party shall notify Lender promptly of any written notice or order that such Loan Party receives from any Governmental Authority relating to any Loan Party’s failure to comply with such applicable Legal Requirements. There shall never be committed by any Loan Party, and no Loan Party shall ever permit any other Person in occupancy of or involved with the operation or use of the Property to commit any act or omission affording any Governmental Authority the right of forfeiture against (i) the Property or any part thereof, (ii) any Regulatory License, (iii) any other Collateral, or (iv) any monies paid in performance of the Obligations. Each Loan Party hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

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6.3 Payment of Property Taxes, Assessments and Charges. Each Loan Party will timely pay and discharge all Taxes, assessments and governmental charges or levies imposed upon them or upon their income or profits, or upon any properties belonging to it, prior to the date on which such Tax, assessment or governmental charge is delinquent, and all lawful claims that, if unpaid, could reasonably be expected to become a Lien having priority over Lender’s Liens (other than Permitted Encumbrances) or an otherwise material Lien upon any properties of Borrower or any Guarantor; provided that none of the Loan Parties shall be required to pay any such Tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings that stays execution and as to which Borrower or such Guarantor has maintained adequate reserves with respect thereto in accordance with IFRS. With respect to Property Taxes, the Loan Parties shall pay all Property Taxes and Insurance Premiums with respect to itself and the Property prior to delinquency thereof. The Loan Parties may, at their expense, after prior notice to Lender, contest by appropriate proceedings conducted in good faith and with due diligence, the validity or application of any Legal Requirements or Property Taxes and may withhold payment of the same pending such proceedings if permitted by law, as long as (a) in the case of any Property Taxes, such proceedings shall suspend the collection thereof from the Property; (b) neither the Property nor any part thereof or interest therein will be sold, forfeited or lost if the Loan Parties pay the amount or satisfy the condition being contested, and the Loan Parties do so if the Loan Parties fail to prevail in such contest; (c) Lender would not, by virtue of such permitted contest, reasonably be expected to be exposed to any risk of civil or criminal liability, and neither the Property nor any part thereof or any interest therein would be subject to the imposition of any Lien for which any Loan Party has not furnished additional security as provided in clause (d) below, as a result of the failure to comply with any Legal Requirement of such proceeding; and (d) the Loan Parties shall have furnished to Lender additional security in respect of the claim being contested or the loss or damage that may result from the Loan Parties’ failure to prevail in such contest in such amount as may be requested by Lender, but in no event less than one hundred twenty-five percent (125%) of the amount of such claim.

6.4 Books and Records. Each Loan Party shall: (a) maintain full and complete books of account and other records reflecting the results of its operations in accordance with the Accounting Standard, consistently applied; and (b) permit Lender and its agents, at any time and from time to time, upon notice reasonable under the circumstances, which may be written or oral, to inspect and copy all of such books and records.

6.5 Entry and Inspection. Lender and its authorized representatives shall, at all times, upon notice reasonable under the circumstances, which may be written or oral (except in the case of exigent circumstances, in which case no prior notice need be given), and subject to compliance with State Cannabis Laws, have the right of entry and free access to the Property to inspect the Property for any purpose including, without limitation, the evaluation of the existence, location, nature and magnitude of any Hazardous Materials, and the Loan Parties’ compliance with Hazardous Materials Laws. Such entry shall be undertaken so as to minimize any unreasonable interference with Borrower’s construction of any Improvements and use of the Property to the extent reasonably possible. At any time that the Lender requests, each Loan Party will provide the Lender with appraisals or updates thereof of the Property or the other Collateral, as applicable, from an appraiser selected and engaged by the Lender, and prepared on a basis satisfactory to the Lender, such appraisals and updates to include, without limitation, information required by any applicable Legal Requirements. To the extent required by Lender, the Loan Parties shall deliver collateral access agreements, in form and substance satisfactory to Lender, with respect to any Real Property that is not owned where Collateral is located.

6.6 Use of Proceeds. In accordance with Section 2.1 and Section 2.2, Borrower shall use the proceeds of the Loan to purchase the Property, for working capital purposes, in each case in a manner consistent with the terms of the Loan Documents and all Legal Requirements, including without limitation Anti-Corruption Laws.

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6.7 Additional Liabilities.

(a) Without the prior written consent of Lender, which may be granted or withheld in Lender’s sole and absolute discretion: (i) no Loan Party shall (directly or indirectly) incur any Indebtedness or obligations with other than the indebtedness and obligations of the Loan Parties under or by this Agreement and Indebtedness that is Permitted Indebtedness; (ii) no Loan Party shall cause or permit any additional Liens to encumber or otherwise affect title to the Property, the other Collateral or any of their other assets (including Excluded Assets); (iii) no Loan Party shall enter into any PACE Loan; (iv) no Loan Party shall cause or permit any partner, member or other equity interest holder in any Loan Party (other than equity interest holders in Juva Life, Inc., a British Columbia corporation) to mortgage, pledge, hypothecate or encumber such Person’s partnership, membership or other equity interest in any Loan Party, other than to the Lender; (v) no Loan Party shall permit any non-Loan Party Subsidiary to incur any Indebtedness other than Permitted Indebtedness; and (vi) no Loan Party will form any subsidiary after the Effective Date, or purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party prior to such merger) any evidences of Indebtedness or Equity Interests or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), and subject to the compliance with the requirements of Section 6.23.

(b) In the event that any Loan Party or any Subsidiary of any Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, such Loan Party shall take or cause such Subsidiary to take all such actions as shall be necessary to cause the Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Lender to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lender may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

6.8 Leases. No Loan Party shall enter into any lease, subleases, license agreements or any other agreement providing any Person with any right to occupancy of the Property or any exclusive license with respect to any Loan Party’s assets without Lender’s prior written approval, which approval shall not be unreasonably withheld or delayed, other than another Loan Party, provided such agreement is collaterally assigned to Lender.

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6.9 Limitations on Distributions. At all times during the term of this Agreement, (a) no Loan Party shall distribute any money or other property to any Equity Interest holder in such Loan Party, whether in the form of earnings, income or other proceeds from the Property, the other Collateral, or other operations of such Loan Party, other than in an amount not in excess of such the tax liabilities of such Equity Interest holder attributable to such Loan Party; (b) no Loan Party shall repay any principal or interest on any loan or other advance made to such Loan Party by any Equity Interest holder such Loan Party, except that nothing herein shall be deemed to prevent the repayment of the loans made by Douglas Chloupek as described in Section 2.1; and (c) no Loan Party shall not loan or advance any funds to any Equity Interest holder of such Loan Party. No Loan Party shall allow any direct or indirect Subsidiary that is not a Loan Party to enter into any agreement that would limit or restrict distributions to the Loan Parties.

6.10 Subdivision Maps; Zoning; Joint Assessment. No Loan Party shall record any final map, parcel map, lot line adjustment or other subdivision map of any kind covering any portion of the Property (or portion thereof), or otherwise subdivide in any way, in each and every case, only with Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole and absolute discretion. No Loan Party shall materially change the Property’s use or initiate, join in or consent to any (a) change in any private restrictive covenant, zoning ordinance or other public or private restrictions limiting or defining the Property’s uses or any part thereof (including filing a declaration of condominium, map or any other document having the effect of subjecting the Property to the condominium or cooperative form of ownership), except those necessary in connection with the uses permitted pursuant to this Agreement; or (b) joint assessment of the Property with any other real or personal property.

6.11 ERISA Compliance. Each Loan Party shall take or refrain from taking, as the case may be, such actions as may be necessary to cause the representations and warranties in Section 4.18 to remain true and correct throughout the term of the Loan.

6.12 Transfers; Management of Borrower. No Loan Party shall suffer or permit any Transfer to occur, except dispositions of inventory in the ordinary course of business and as otherwise may be expressly permitted pursuant to this Section 6.12, without the prior written consent of Lender. Except as may be expressly permitted pursuant to this Section 6.12, no Loan Party shall cause or permit any direct or indirect Member or other Equity Interest holder in any Loan Party to, directly or indirectly, Transfer, convey, assign, mortgage, pledge, hypothecate, encumber, alienate or grant a security interest in the partnership interest, membership interest or other equity interest of such partner, Member, other Equity Interest holder in any Loan Party or equity interest in any direct or indirect Subsidiary that is not a Loan Party, at any tier or level, without Lender’s prior written consent, which may be granted or withheld in Lender’s sole and absolute discretion. Notwithstanding the foregoing, subject to there not having occurred a Change in Control, there shall be no limitation on the Equity Holders of Juva Life Inc. (Canada) selling, transferring, conveying, assigning, mortgaging, pledging, hypothecating, encumbering, alienating or granting a security interest in his/her/its equity interest.

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6.13 Liens. No Loan Party shall create, incur, assume or permit to exist any Lien on any direct or indirect interest in any Loan Party or any direct or indirect Subsidiary of any Loan Party or any portion of the Property, the Collateral or any other assets of the Loan Parties or any of their respective direct or indirect Subsidiaries, except for the Permitted Encumbrances. After prior notice to Lender, a Loan Party, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity of any Liens, provided that (a) no Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under and be conducted in accordance with all applicable Legal Requirements; (c) none of the Collateral, the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (d) such Loan Party shall promptly upon final determination thereof pay the amount of any such Liens, together with all costs, interest and penalties which may be payable in connection therewith; (e) to insure the payment of such Liens, Borrower or such Loan Party shall deliver to Lender either (i) cash, or other security as may be approved by Lender, in an amount equal to one hundred twenty-five percent (125%) of the contested amount (or in respect of any mechanics lien, in an amount equal to one hundred-fifty percent (150%)), or (ii) a payment and performance bond in an amount equal to one hundred percent (100%) of the contested amount from a surety acceptable to Lender in its reasonable discretion; (f) failure to pay such Liens will not subject Lender to any civil or criminal liability; (g) such contest shall not affect the ownership, use or occupancy of the Property; and (h) Borrower or such Loan Party shall, upon request by Lender, give Lender prompt notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in the foregoing clauses (a) through (h). Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or the Collateral, the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Security Instrument being primed by any related Lien.

6.14 [Reserved].

6.15 Patriot Act and Related Matters. At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, the Loan Parties shall cause the representations and warranties made in Section 4.18 to remain true and correct.

6.16 [Reserved].

6.17 Fundamental Changes. No Loan Party shall merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or otherwise dispose of all or any substantial part of its assets, or all or substantially all of the Equity Interests of any of its subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, without the prior written consent of Lender. Borrower shall not engage in any business other than the Cannabis Business or Support Business, as applicable. No Loan Party shall change the type of entity that it is without the prior written consent of Lender, such consent not to be unreasonably withheld. No Loan Party shall change its state of incorporation or organization, in each case, unless Lender shall have received at least thirty (30) days prior written notice of such change and Lender shall have acknowledged in writing that either (a) such change will not adversely affect the validity, perfection or priority of Lender’s security interest in the Collateral, or (b) any reasonable action requested by Lender in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Lender in any Collateral), provided that, any new location of incorporation or organization shall be in the continental United States.

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6.18 Special Purpose Entity. Propco shall not fail to be a Special Purpose Entity; (b) remove or replace any Independent Director or Independent Manager except for Cause, and in any event not without providing at least five (5) Business Days’ advance written notice thereof to Lender; (c) to the fullest extent permitted by applicable Legal Requirements, engage in any dissolution, liquidation, or consolidation or merger with or into any other business entity; or (d) modify, amend, waive or terminate its organizational documents.

6.19 Maintenance; Waste; Alterations. Borrower shall at all times keep the Property in good repair, working order and condition, except for reasonable wear and use. Borrower shall obtain Lender’s prior written consent to any alterations to any Improvements, which consent shall not be unreasonably withheld, except with respect to any alterations to any Improvements which may have a Material Adverse Effect. Notwithstanding the foregoing, Lender’s consent shall not be required in connection with any alterations that (a) will not have a Material Adverse Effect; provided that such alterations (i) are either work performed pursuant to the terms of any Lease approved in accordance with the terms hereof, or the costs for such alterations are adequately covered in the current Approved Annual Budget, (ii) do not adversely affect any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements and (iii) the aggregate cost thereof does not exceed Three Hundred Thousand Dollars ($300,000) (the “Threshold Amount”), or (b) are performed in connection with Restoration after the occurrence of a Casualty in accordance with the terms and provisions of this Agreement.

6.20 Material Contracts. Except to the extent otherwise expressly permitted hereunder, Borrower shall not enter into, amend, modify, supplement or terminate any Material Contract without the prior written consent of Lender in its reasonable discretion (except that such approval shall be in Lender’s sole discretion if the counterpart under such Material Contract is an Affiliate of a Loan Party). Each Loan Party will preserve and maintain in full force and effect each of the Material Contracts and comply in all material respects with each of their respective rights, duties and obligations under each of the Material Contracts, in each case, so that the business carried on by the parties to such Material Contracts may be properly conducted in accordance with Legal Requirements at all times. No Loan Party shall enter into any agreement that prohibits or impairs any Loan Party from performing its obligations under this Agreement and the other Loan Documents, or that is otherwise inconsistent with or in violation of this Agreement or the other Loan Documents. No Loan Party shall enter into, incur or permit to exist any agreement or other arrangement (other than the Loan Documents or as required by Legal Requirements) that prohibits, restricts or imposes any condition upon the ability of such Person or its Members, as applicable, to create, incur or permit to exist any Lien, other than a Permitted Encumbrance, upon any of its property or assets. No Loan Party will amend, modify or waive any of its rights under its charter, articles or certificate of incorporation or organization, by-laws, operating, management or partnership agreement or other organizational or governing documents.

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6.21 Cannabis Related Provisions.

(a) Permitting. In the event the Property is used by a Loan Party or is leased to a tenant that uses or intends to utilize the Property to conduct a Cannabis Business, Borrower agrees that it shall not, and shall not suffer or permit any such tenant to operate, any Cannabis Business at the Property without first receiving proof of compliance with applicable State Cannabis Laws and other Legal Requirements, which proof it shall within ten (10) Business Days deliver to Lender. To the extent applicable, proof of compliance may include a copy of a permit issued by the local jurisdiction in which the Property is located authorizing such Loan Party to operate a Cannabis Business at the Property, along with any other material license, or permit, or Material Contract required by any Governmental Authority to operate the Cannabis Business or the Support Business.

(b) Restricted Activities. No Loan Party shall engage in any Restricted Cannabis Activity.

(c) Licenses. Each Loan Party shall preserve and maintain in full force and effect each of the Regulatory Licenses.

6.22 [Reserved].

6.23 Additional Collateral; Further Assurances. Subject to applicable Legal Requirements, each Loan Party will cause each subsidiary formed or acquired after the date of this Agreement to become a Loan Party by executing a joinder agreement in form satisfactory to the Lender. In connection therewith, the Lender shall have received all documentation and other information regarding such newly formed or acquired subsidiaries as may be required to comply with the applicable “know your customer” rules and regulations, including the Patriot Act. Upon execution and delivery thereof, each such Person (a) shall automatically become a Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (b) will grant Liens to the Lender in any property of such Loan Party which is intended to constitute Collateral. Each Loan Party will cause 100% of the issued and outstanding Equity Interests of each of its subsidiaries to be subject at all times to a first priority, perfected Lien in favor of the Lender pursuant to the terms and conditions of the Loan Documents or other security documents as the Lender shall reasonably request. Without limiting the foregoing, each Loan Party will, and will cause each subsidiary to, execute and deliver, or cause to be executed and delivered, to the Lender such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 2.6, as applicable), which may be required by any Legal Requirement or which the Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Loan Documents, all in form and substance reasonably satisfactory to the Lender and all at the expense of the Loan Parties. If any material assets (including any Real Property or Improvements thereon or any interest therein) are acquired by any Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien under the Security Agreement upon acquisition thereof), the Loan Parties will (i) notify the Lender, and, if requested by the Lender, cause such assets to be subjected to a Lien securing the Obligations and (ii) take, and cause each applicable Loan Party to take, such actions as shall be necessary or reasonably requested by the Lender to grant and perfect such Liens, including actions described in this Section, all at the expense of the Loan Parties.

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6.24 Accounts. No Loan Party will maintain or open any deposit or securities account other than the accounts set forth of Schedule 6.24.

6.25 Post-Closing. The Loan Parties will deliver to Lender the Post-Closing Obligations prior to the deadline therefor provided for on Schedule 6.25.

ARTICLE VII

[INTENTIONALLY OMITTED]

ARTICLE VIII

 INSURANCE; CASUALTY, CONDEMNATION AND RESTORATION

Borrower covenants and agrees that, on or after the date hereof, until payment in full of the Obligations, Borrower and each Guarantor shall obtain and maintain in effect, at their sole expense, the following policies of insurance in form and substance satisfactory to Lender, each of which shall be issued by companies authorized to do business in the state there the Property is located with a financial strength and claims paying ability rating of A or better by S&P or A- VII (7) or better by AM Best, and shall otherwise be approved by Lender.

8.1 Title Insurance. If applicable, the Title Policy, together with any endorsements, reinsurance and co-insurance agreements which Lender may require, insuring Lender, in the principal amount of the Loan, that the Security Instrument constitutes a valid first priority Lien on the Property, subject only to matters approved by Lender in writing. During the term of the Loan, the Loan Parties shall deliver to Lender, within five (5) days of Lender’s written request, such other endorsements to the Title Policy as Lender may reasonably require.

8.2 Property Insurance. “Special Form” property insurance coverage shall include but not be limited to, coverage for fire, wind, hail, collapse, sinkhole, course of construction (if applicable) for an amount not less than 100% of the replacement cost of the Collateral (including the Property and any machinery and equipment) (exclusive of costs for foundations, underground utilities and footings) without deduction for physical depreciation. Such all-risk all coverages policy shall contain a lender loss payable endorsement, and not less than the following: (a) a deductible not to exceed $50,000 unless approved in advance by the Lender; (b) machinery and equipment breakdown with coverage including, but not limited to, loss or damage from electrical injury, machinery and equipment breakdown, and explosion of steam boilers, air conditioning equipment, high pressure piping, pressure vessels or similar apparatus; and (c) business income and loss rents coverage in amount equal to the estimated net operating income for the Real Property and generated from the Cultivation of Crops for a period of twelve (12) months. In addition, each Loan Party shall obtain, if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area, flood hazard insurance equal to the lesser of (1) the outstanding principal balance of the Loan or (2) the maximum amount of such insurance available under the National Flood Insurance Program, or such greater amount as Lender shall require in its discretion; provided that the insurance required pursuant to the foregoing shall be on terms consistent with the comprehensive all risk insurance required under this Article VIII.

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8.3 Liability Insurance. A commercial general liability policy written on a primary and non-contributory basis insuring against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Real Property, to be on “occurrence” form with limits not less than $1,000,000 per occurrence and $2,000,000 general aggregate. Coverage must include premise liability, products liability, and completed operations (if applicable), independent contractors and contractual liability for all legal contracts. If applicable, a non-owned and hired auto liability policy with a combined single limit of than $1,000,000 per occurrence. If applicable, a workers compensation and employer’s liability policy with limits not less than statutory limits for worker’s compensation with employer’s liability limits of $1,000,000 each accident, each disease and each employee. For any project under renovation or construction, Additional Insured endorsements shall be issued using CG 2010 1185 or its equivalent (CG 2010 and GC 2037 for versions newer than 1185).

8.4 Umbrella or Excess Liability Insurance. A commercial umbrella or excess liability policy with limits not less than $3,000,000. This policy shall schedule the following policies as “underlying”: Commercial General Liability, Automobile Liability and Employer’s Liability. The coverage shall be as broad as all underlying policies and shall not contain any additional exclusions not found on the underlying coverage.

8.5 Builder’s Risk Insurance. A policy of builder’s risk insurance on an “all risks” basis including all perils required in Section 8.2 and covering 100% of the insurable completed value of all Construction Work, including Hard Costs, recurring Soft Costs, delay in use losses, and delay in completion coverage, insuring the Improvements (including all buildings under construction), machinery, equipment, supplies, fences, scaffolding, construction forms, signs, temporary structures, cribbing, false work, foundations, underground pipes and wiring and all other property of any nature which is to be used in fabrication, erection, installation and completion of the project until it is completed and accepted by the owner, including materials in storage and while in transit.

8.6 General Insurance Requirements. The following additional requirements are also applicable:

(a) Insurance premiums on all policies must be paid annually in advance. All outstanding premiums for the current policy term are to be paid prior to the Effective Date;

(b) No insurance policy required hereunder shall be permitted to provide for premium assessments to be made against Lender;

(c) The Loan Parties shall provide the following prior to the Effective Date: (i) an Acord 25, Acord 25S or equivalent certificate of liability insurance and (ii) an Acord 28 or equivalent certificate of property insurance, which shall name all Loan Parties as certificate holder and lender loss payee and include coverage for all Real Property; and shall provide endorsements to each policy reflecting the foregoing designations in accordance with Section 6.25;

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(d) Each policy shall be endorsed to contain not less than a thirty (30) day notice to Lender of written cancellation or material change and not less than ten (10) days prior notice to Lender of cancellation for non-payment of premium;

(e) Prior to the Effective Date and prior to the renewal date of each insurance policy required hereunder, the Loan Parties shall provide certificates of insurance providing evidence that the policies have been renewed;

(f) Lender may, at any time, request and be provided, complete copies of the insurance policies providing the coverage required hereunder or copies of specific endorsements supporting the certificates of insurance;

(g) Lender to be named (i) the first mortgagee and lender loss payee with respect to the property insurance coverage, and (ii) an additional insured with respect to general liability and umbrella or excess liability insurances, as follows:

Pelorus Fund REIT, LLC ISAOA, ATIMA

6259 Riverside Avenue, Suite 280

Riverside, CA 92506

(h) A waiver of subrogation shall be provided on the general liability policy waiving rights of recovery against Lender;

(i) The limits of insurance contained herein are minimum limits established by Lender and shall not be construed to mean that Lender represents or warrants that the required limits contained herein are adequate for protection to the Loan Parties; and

(j) All policies required pursuant to this Article VIII or the other Loan Documents shall be issued by companies authorized to do business in the state there the applicable property is located with a financial strength and claims paying ability rating of A-VIII or better by AM Best.

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8.7 Restoration Proceeds.

(a) Any and all awards, compensation, reimbursement, damages, proceeds, settlements, and other payments or relief paid or to be paid, together with all rights and causes of action relating to or arising from, (i) any insurance policy maintained by or on behalf of a Loan Party following any damage, destruction, casualty or loss to all or any portion of the Property (a “Casualty”, and such proceeds, “Insurance Proceeds”) or (ii) any temporary or permanent taking or voluntary conveyance of all or part of the Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority whether or not the same shall have actually been commenced (a “Taking”, and such proceeds, “Condemnation Proceeds”, and together with Insurance Proceeds, collectively, “Restoration Proceeds”) are hereby assigned to Lender as additional collateral security hereunder subject to the Lien of the Security Instrument and the Security Agreement to be applied in accordance with this Article VIII. Lender shall be entitled to receive and collect all Restoration Proceeds, and the Loan Parties shall instruct and cause the issuer of each policy of insurance described herein and any applicable Governmental Authority to deliver to Lender all Restoration Proceeds. The Loan Parties shall execute such further assignments of the Restoration Proceeds as Lender may from time to time reasonably require. Notwithstanding the foregoing, if the Restoration Proceeds, less the amount of Lender’s costs and expenses (including attorneys’ fees and costs) incurred in collecting the same (the “Net Restoration Proceeds”), are $200,000 or less (the “Restoration Proceeds Threshold”), provided no Event of Default then exists, Lender shall make such Net Restoration Proceeds available to the Loan Parties. All Insurance Proceeds received by a Loan Party or Lender in respect of business interruption coverage, and all Condemnation Proceeds received with respect to a temporary Taking available to a Loan Party, shall be deposited in a segregated escrow account with Lender or its servicer, as applicable, and Lender shall estimate the number of months required for the Loan Parties to restore the damage caused such Casualty or replace cash flow interrupted by such temporary Taking, as applicable, and shall divide the aggregate proceeds by such number of months, and, provided no Event of Default then exists, shall disburse a monthly installment thereof to the Loan Parties each such month. Subject to Lender’s rights under Section 8.7, provided no Event of Default has occurred and is continuing and the Restoration has been completed in accordance with this Agreement, any Net Restoration Proceeds available to the Loan Parties for Restoration, to the extent not used by the Loan Parties in connection with, or to the extent they exceed the cost of such Restoration and any costs incurred by Lender, shall, subject to clause (c) below, be paid to the Loan Party entitled thereto.

(b) Lender shall be entitled at its option to participate in any compromise, adjustment or settlement in connection with (i) any insurance policy claims relating to any Casualty, and (ii) any Taking in an amount in controversy, in either case, in excess of the Restoration Proceeds Threshold, and the Loan Parties shall within ten (10) Business Days after request therefor reimburse Lender for all reasonable out‑of‑pocket expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with such participation. No Loan Party shall make any compromise, adjustment or settlement in connection with any such claim in excess of the Restoration Proceeds Threshold or if an Event of Default then exists without the prior written approval of Lender. No Loan Party shall make any compromise, adjustment or settlement in connection with any claim unless same is commercially reasonable.

(c) If and to the extent Restoration Proceeds are not required to be made available to the Loan Parties to be used for the Restoration of the Improvements affected by the Casualty or Taking, as applicable, pursuant to this Agreement, Lender shall be entitled, without any Loan Party’s consent, to apply such Restoration Proceeds or the balance thereof, at Lender’s option either (i) to the full or partial payment or prepayment of the Obligations; provided that such payment or prepayment shall not require any defeasance of the Loan, or (ii) to the Restoration of all or any part of such Improvements affected by the Casualty or Taking, as applicable; provided that the balance, if any, of the Restoration Proceeds after all of the Obligations have been indefeasibly paid in full, shall be paid to the Borrower or as otherwise required by applicable law.

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8.8 Restoration. The Loan Parties shall restore and repair the Property, the other Collateral, or any part thereof, now or hereafter damaged or destroyed by any Casualty or affected by any Taking; provided, however, that if the Casualty is not insured against or insurable, the Loan Parties shall so restore and repair even though no Insurance Proceeds are received. Notwithstanding anything to the contrary set forth in Section 8.7, Lender agrees that Lender shall make the Net Restoration Proceeds (other than business interruption Insurance Proceeds, which shall be held and disbursed as provided in Section 8.7) available to the Loan Parties for restoration and repair of the Property or the other Collateral affected by the Casualty or Taking (a “Restoration”), as applicable, on the following terms and subject to the Loan Parties’ satisfaction of the following conditions; provided, that Lender shall have the right to waive any of the following conditions in its discretion:

(a) At the time of such Casualty or Taking, as applicable, and at all times thereafter there shall exist no Event of Default;

(b) The Property affected by the Casualty or Taking, as applicable, shall be capable of being restored (including replacements) to substantially the same condition, utility, quality and character, as existed immediately prior to such Casualty or Taking, as applicable, in all material respects with a fair market value and projected cash flow of the Property equal to or greater than prior to such Casualty or Taking, as applicable;

(c) the Loan Parties shall demonstrate to Lender’s reasonable satisfaction their ability to pay the Obligations coming due during such repair or restoration period (after taking into account proceeds from business interruption insurance carried by the Loan Parties);

(d) (i) in the event of a Casualty, the Casualty resulted in an actual or constructive loss of less than 30% of the fair market value of the Property and less than 30% of the usable area of the Property and (ii) in the event of a Taking, the Taking resulted in an actual or constructive loss of less than 15% of the fair market value of the Property and less than 15% of the usable area of the Property, less than 15% of the land constituting the Property is taken, such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is the subject of such Taking;

(e) To the extent applicable, the Loan Parties shall have provided to Lender all of the following, and collaterally assigned the same to Lender pursuant to assignment documents acceptable to Lender: (i) an architect’s contract with an architect reasonably acceptable to Lender and complete plans and specifications for the Restoration of the Property lost or damaged to the condition, utility and value prior to the applicable Casualty; (ii) fixed-price or guaranteed maximum cost construction contracts with contractors reasonably acceptable to Lender for completion of the Restoration work in accordance with the aforementioned plans and specifications; (iii) such additional funds (if any) as are necessary from time to time, in Lender’s reasonable opinion, to complete the Restoration (which funds shall be held by Lender as additional collateral securing the Obligations and shall be disbursed, if at all, pursuant to this Article V); and (iv) copies of all permits and licenses necessary to complete the Restoration in accordance with the plans and specifications and all Legal Requirements;

(f) To the extent possible, the Loan Parties shall commence such work within one hundred-twenty (120) days after such Casualty or Taking, as applicable, and shall diligently pursue such work to completion;

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(g) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (i) the date six (6) months prior to the Maturity Date, (ii) such time as may be required under applicable Legal Requirements in order to repair and restore the Property to the condition it was in immediately prior to such Casualty or such Taking, as applicable, (iii) the expiration of the business interruption insurance coverage referred to above, and (iv) the earliest date required pursuant to the terms of any Lease; and

(h) the Property and the use thereof after the Restoration will be in compliance with all applicable Legal Requirements.

8.9 Disbursement.

(a) Each disbursement by Lender of such Restoration Proceeds shall be funded subject to conditions and in accordance with disbursement procedures which a commercial construction lender would typically establish in the exercise of sound banking practices, including requiring lien waivers and any other documents, instruments or items which may be reasonably required by Lender and generally consistent with the conditions applicable to disbursements from the Construction Reserve Account.

(b) In no event shall Lender be obligated to make disbursements of Restoration Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as determined by Lender, less, as to each contractor, subcontractor or materialman engaged in a Restoration, an amount equal to the greater of (i) 10% of the costs actually incurred for work in place as part of such Restoration, as reasonably determined by Lender, and (ii) the amount actually withheld by Borrower (the “Casualty Retainage”). The Casualty Retainage shall not be released until Lender reasonably determines that the Restoration has been completed in accordance with the provisions of this Agreement and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage.

8.10 Change in Insurance Requirements. Lender may at any time amend these insurance requirements, in consultation with the Borrower, due to any Change in Cannabis Law or any other Change in Law that the Lender determines in its reasonable discretion is necessary to comply with applicable law after giving effect to such change. Promptly following the receipt of a notice from Lender of the foregoing, the Loan Parties will make such modifications to the terms of any insurance policy as Lender reasonably specifies to cause compliance with such amended insurance requirements.

8.11 Notification of Loss. The Loan Parties shall promptly notify Lender of any single loss or event likely to give rise to any claim against an insurer for an amount in excess of $50,000 covered by any insurance policies required hereunder.

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ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES

9.1 Events of Default. The occurrence of any one or more of the following, whatever the reason therefor, shall constitute an Event of Default hereunder:

(a) Payment. (i) Borrower shall fail to pay any portion of the principal amount of the Loan as and when the same shall become due and payable, (ii) Borrower shall fail to pay any accrued interest on the Loan or any other amount payable under the this Agreement or the other Loan Documents within five (5) Business Days following the date when and as the same shall become due and payable, provided that the foregoing grace period shall not apply to amounts payable on the Maturity Date.

(b) Other Covenants. Any Loan Party shall fail to perform any other covenant or agreement to be performed by such Loan Party under this Agreement or the other Loan Documents, and such failure shall continue for more than thirty (30) days after the earlier of (i) receipt of written notice by Lender or Loan Parties of such failure, and (ii) Borrower’s or any Guarantor’s knowledge of such failure (provided that such thirty (30)-day cure period shall not apply to any of the occurrences set forth in any other lettered paragraph of this Section 9.1).

(c) Liens, Attachments, Condemnation. (i) The recording of any mechanic’s lien or claim of lien against in the Property or any other Collateral if such lien or claim of lien is not removed or bonded and contested in accordance with Section 6.3; (ii) the condemnation, seizure or appropriation of, or the occurrence of a material uninsured casualty with respect to, any material portion of the Property or any other Collateral; or (iii) the sequestration or attachment of, or any levy or execution upon, any of the Property, any other Collateral, or any substantial portion of the other assets of any Loan Party, which sequestration, attachment, levy or execution is not released, expunged or dismissed prior to the earlier of sixty (60) days or the sale of the assets affected thereby.

(d) Representations and Warranties. Any representation or warranty made by any Loan Party in this Agreement or any of the other Loan Documents or in any certificate, agreement, instrument or other document made or delivered pursuant to or in connection with any of the Loan Documents shall have been false or misleading in any material respect when made.

(e) Dissolution. Any Loan Party is terminated, dissolved or liquidated; or all or substantially all of the assets of Borrower or Guarantor are sold or otherwise transferred or disposed of without Lender’s written consent.

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(f) Insolvency. (i) Any Loan Party is the subject of an order for relief by any bankruptcy court, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or (ii) any Loan Party applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Loan Party, and the appointment continues undischarged or unstayed for thirty (30) days; or (iii) any Loan Party institutes or consents to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, custodianship, conservatorship, liquidation, rehabilitation or similar proceedings relating to it or to all or any part of its property under the applicable Legal Requirements of any jurisdiction; or any similar proceeding is instituted without the consent of any Loan Party and continues undismissed or unstayed for sixty (60) days; or (iv) any judgment, writ, attachment, execution or similar process is issued or levied against all or any part of the property of any Loan Party and is not released, vacated or fully bonded within sixty (60) days after its issue or levy.

(g) Property Taxes. Any failure to pay Property Taxes prior to delinquency as required by Section 6.3 and such failure shall continue for a period of three (3) Business Days after the earlier of (i) receipt of written notice by any Loan Party of such failure, and (ii) any Loan Party’s knowledge of such failure.

(h) Insurance Policies. If the insurance policies required hereunder or under any Loan Document are not kept in full force and effect, or if copies of the certificates evidencing the insurance policies (or certified copies of the insurance policies if requested by Lender) are not delivered to Lender within thirty (30) days after written request therefor. Before such failure can be deemed an Event of Default, Borrower shall have three (3) Business Days after receipt of written request to cure such Default.

(i) Violation of Legal Requirements. The failure of any Loan Party to comply with any material Legal Requirement, including any State Cannabis Law, or if any Loan Party engages in any Restricted Cannabis Activity or fails to maintain a Regulatory License; provided that to the extent such failure is capable of cure, the Loan Parties shall have thirty (30) days to cure such failure after the earlier of (i) receipt of written notice of such failure or (ii) Borrower’s or Guarantor’s actual knowledge thereof.

(j) Other Proceedings. Any Loan Party or any officer, director, member or manager thereof shall have been found guilty of an act of fraud.

(k) Restraint of Operations. Any Loan Party shall be enjoined, restrained, or in any way prevented by court order or other Governmental Authority from continuing to conduct all or any material part of its business affairs for more than thirty (30) consecutive Business Days.

(l) Retirement, Incapacity, Withdrawal or Death. In Lender’s sole discretion, the death, incapacity or retirement of any of the Key Persons from active participation in the Loan Parties’ business activities; provided, that the Borrower shall have a period of thirty (30) days following such event to designate a replacement with reasonably comparable qualifications to the Key Person being replaced and to cause such replacement to be joined as a Limited Guarantor under this Agreement.

(m) Change in Control. There shall have occurred a Change in Control.

(n) Certain Covenants. Any Loan Party shall fail to strictly comply with the provisions of Sections 6.6 (Use of Proceeds), 6.7 (Additional Liabilities), 6.9 (Limitations on Distributions), 6.10 (Subdivision Maps; Zoning; Joint Assessment), 6.11 (ERISA Compliance), 6.12 (Transfers; Management of the Borrower), 6.13 (Liens), 6.20 (Material Contracts), 6.21 (Cannabis Related Provisions), 6.24 (Accounts), or 6.25 (Post-Closing).

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(o) Loss of Priority; Enforceability. The failure at any time of (i) the Security Instrument to be a valid first priority Lien upon the Property or any portion thereof, (ii) the Security Agreement or Security Instrument to be a valid first priority Lien upon the Collateral described therein (other than the Property), subject only to Permitted Encumbrances, or (iii) the Pledge Agreement to be a valid first priority Lien upon the Collateral described therein. Any Loan Document shall fail to remain in full force and effect or any action, and be valid, binding an enforceability in accordance with its terms, or any action is taken to discontinue or to assert the invalidity or unenforceability of any Loan Document.

(p) Operating Lease. At any time after the execution and delivery of the Operating Lease in accordance with the terms of this Agreement, the Operating Lease shall cease to be in effect for a period of thirty (30) days for any reason whatsoever other than the termination thereof pursuant to Section 9.8, including, without limitation, expiration of the Operating Lease by its terms absent renewal or extension of the Operating Lease or the prior written consent of Lender.

(q) Cross Default. Any uncured default under the terms of any loan agreement, promissory note, deed of trust, mortgage, lease, conditional sale contract or other agreement, document or instrument evidencing, governing or securing any Indebtedness owing by any Loan Party or any Affiliate of any Loan Party to Lender or any Affiliate of Lender (each, a “Cross-Defaulted Loan”) shall, at Lender’s option, constitute an Event of Default under this Agreement. Before such failure can be deemed an Event of Default, Borrower shall have three (3) Business Days after receipt of written request to cure such Default.

(r) Permits; Utilities; Insurance. (i) The neglect, failure or refusal of Borrower to keep in full force and effect any material permit, license, consent or approval required for the Construction Work that is not fully reinstated within thirty (30) days after Lender gives Borrower notice of the lapse of effectiveness of such material permit, license, consent or approval; or (ii) the curtailment in availability to the Property of utilities or other public services necessary for the full occupancy and utilization of the Improvements that is not restored to full availability within thirty (30) days after Lender gives Borrower notice of such curtailment of availability; or (iii) the failure by Borrower to maintain any insurance required under this Agreement that is not cured within five (5) days after Lender gives Borrower notice of such lapse.

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9.2 Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers and other remedies available to Lender against any Loan Party under any Loan Document, or at law or in equity may be exercised by Lender at any time and from time to time (including the right to accelerate and declare the outstanding Obligations to be immediately due and payable), without notice or demand, whether or not all or any portion of the Obligations shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any portion of the Property or other Collateral. In addition to the foregoing, upon an Event of Default and at all times thereafter, the Lender may, upon written notice to Borrower, take any or all of the following actions, at the same or different times:

(i) terminate any remaining commitment to make the Loan or portion thereof, whereupon such commitment shall terminate immediately;

(ii) declare the Loan to be due and payable in whole or in part, whereupon the principal of the Loan so declared to be due and payable, together with accrued interest thereon and all fees (including, for the avoidance of doubt, the Minimum Interest Payment or the Exit Fee) and other accrued Obligations (whether of Borrower, any Guarantor, hereunder, or under any other Loan Document), shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, except as expressly required under this Agreement, all of which are hereby waived by Borrower and each Guarantor;

(iii) charge interest on the Obligations at the Default Interest Rate;

(iv) appoint a receiver for the property of the Loan Parties or the Collateral, or a chief restructuring officer for the operation of any Loan Party, and each Loan Party hereby consents to such rights and such appointment and hereby waive any objection Borrower or such Guarantor may have thereto or the right to have a bond or other security posted by Lender in connection therewith; and

(v) exercise any and all rights and remedies provided to the Lender under the Loan Documents or at law or equity, including all remedies provided under the applicable UCC.

Notwithstanding the foregoing or anything contained herein to the contrary, the outstanding Obligations shall be accelerated and immediately due and payable, without any election by Lender upon the occurrence of an Event of Default described in Section 9.1(f) in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties.

9.3 Remedies Cumulative. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against any Loan Party pursuant to this Agreement or the other Loan Documents executed by or with respect to any Loan Party, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of any Event of Default shall not be construed to be a waiver of any subsequent Event of Default or to impair any remedy, right or power consequent thereon. Any and all of Lender’s rights with respect to the Property and the other Collateral shall continue unimpaired, and each Loan Party shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) the release or substitution of Property or any other Collateral at any time, or of any rights or interest therein, or (b) any delay, extension of time, renewal, compromise or other indulgence granted by Lender upon the occurrence of any Event of Default with respect to the Property, any other Collateral or otherwise hereunder. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim, in connection with the foreclosure of the Property or any other Collateral pursuant to any Loan Document, to the extent necessary to foreclose on other parts of the Property or any other Collateral.

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9.4 Lender Appointed Attorney-In-Fact. Each Loan Party hereby irrevocably and unconditionally constitutes and appoints Lender as such Loan Party’s true and lawful attorney-in-fact, with full power of substitution, at any time after the occurrence and during the continuance of an Event of Default to execute, acknowledge and deliver any documents, agreements or instruments and to exercise and enforce every right, power, remedy, option and privilege of such Loan Party under all Loan Documents, and do in the name, place and stead of such Loan Party, all such acts, things and deeds for and on behalf of and in the name of such Loan Party under any Loan Document, which such Loan Party could or might do or which Lender may deem necessary or desirable to more fully vest in Lender the rights and remedies provided for under the Loan Documents and to accomplish the purposes thereof. The foregoing powers of attorney coupled with an interest and irrevocable.

9.5 Lender’s Right to Perform. If any Loan Party fails to perform any covenant or obligation contained herein for a period of five (5) Business Days after such Loan Party’s receipt of written notice thereof from Lender, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and the expenses of Lender incurred in connection therewith shall be payable by Borrower to Lender upon demand, together with interest thereon at the Default Interest Rate. Notwithstanding the foregoing, Lender shall have no obligation to send prior written notice to Borrower or any other Loan Party of any such failure in the event the Lender reasonably believes that a delay in exercising Lender’s rights hereunder could cause material adverse consequences to the Lender. At the option of Lender, Lender may apply any amounts in any Reserve Account towards the performance of any such obligation or covenant.

9.6 Affiliate Agreements. Following the foreclosure or deed or assignment in lieu of foreclosure of any Collateral constituting an interest in a Borrower, Lender, its nominee or designee or the purchaser at any foreclosure sale (a “Successor Owner”) shall have the right to terminate any Indebtedness, contract or agreement, with any other Loan Party or any of their respective Affiliates or Subsidiaries (each a “Formerly Related Party”) that would be binding on such Borrower or Successor Owner (including, without limitation, pursuant to Section 10.11), provided that if any such Indebtedness, contract or agreement is so terminated, then all contracts, agreements or Indebtedness owing by any Formerly Related Party to such Borrower shall likewise be terminated. Each Loan Party makes this agreement on behalf of itself and its Subsidiaries and its and their respective Affiliates and shall take all such action as may be required to cause such parties to abide by such agreement, including without limitation joining in or executing and delivering an acknowledgment of, and agreement to, this Section. This Section shall survive any such foreclosure or deed in lieu of foreclosure of any Collateral.

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9.7 Borrower Cooperation. Prior to the consummation of any foreclosure or assignment in lieu of foreclosure of the Pledge Agreement, the Loan Parties shall cooperate with Lender and any prospective Successor Owner in identifying any and all liabilities that any Borrower is subject to, including in respect of any employees of any such Person. This Section shall survive any such foreclosure or deed or assignment in lieu of foreclosure of any Collateral.

9.8 Operating Lease. Notwithstanding anything to the contrary herein or in any other Loan Documents or in the Operating Lease, upon conveyance of all or any portion of the Property by foreclosure or deed in lieu of foreclosure, Lender may, at its sole option and regardless of whether Juva Stockton, Inc. is in default or in compliance with the terms of the Operating Lease, terminate the Operating Lease without payment of any termination fee, penalty or other amount, such termination to be effective upon such conveyance or such later date as Lender shall determine in its sole discretion. In addition, upon acceleration of the Loan, Lender may, at its sole option and regardless of whether Juva Stockton, Inc. is in default or in compliance with the terms of the Operating Lease, deliver a termination notice to Borrower terminating the Operating Lease without payment of any termination fee, penalty or other amount, such termination to be immediately effective upon the conveyance of the Property relating to such Operating Lease by foreclosure or deed in lieu of foreclosure.

9.9 Application of Proceeds (a) . After the exercise of remedies provided for in Section 9.2 (or after the Loans have automatically become immediately due and payable due to an Event of Default described in Section 9.1(f)), any amounts received on account of the Obligations shall, be applied by the Lender in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Lender) payable to the Lender in its capacity as such;

Second, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations arising under the Loan Documents;

Third, to payment of that portion of the Obligations constituting unpaid principal of the Loans by the Borrower;

Fourth, to payment of any other Obligations owed to the Lender pursuant to the terms of the Loan Documents;

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by applicable law.

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ARTICLE X

LOAN GUARANTY

10.1 Full Guaranty. Each Guarantor hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely and unconditionally and irrevocably guarantees to Lender, the prompt payment and performance when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Obligations and all costs and expenses including, without limitation, all court costs and reasonable attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by Lender in endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, Borrower, any Loan Party or any other guarantor of all or any part of the Obligations (such costs and expenses, together with the Obligations, collectively the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. For avoidance of any doubt, Guarantor does not include Limited Guarantors or, specifically, Douglas Chloupek, Kari Gothie, and/or Mathew Lee.

10.2 Limited Guaranty and Indemnity.

(a) The Limited Guarantor shall indemnify Lender and hold Lender harmless from and against any and all Damages to Lender (including the legal and other expenses of enforcing the obligations of Limited Guarantor under this Article X) resulting from or arising out of the Limited Guarantor’s actions as to any of the following that (x) occurs with the actual knowledge of the Limited Guarantor and in respect of which the Limited Guarantor has failed to use reasonable efforts to prevent such occurrence, (y) occurs at the direction of the Limited Guarantor, or (z) occurs with the consent of the Limited Guarantor:

(i) any intentional or grossly negligent physical waste at the Property committed or permitted by the Limited Guarantor;

(ii) forfeiture of the Property or any portion thereof as a result of actual criminal activity of the Limited Guarantor;

(iii) any fraud, material misrepresentation, gross negligence or willful misconduct by the Limited Guarantor in connection with the Loan;

(iv) any willful misconduct in connection with the Loan by the Limited Guarantor (including (A) any refusal to comply with Section 12.14 hereof and (B) entering into, amending, modifying or terminating any Material Contract in violation of the Loan Documents);

(v) any misappropriation or misapplication of funds by the Limited Guarantor

(vi) any distributions made by the Limited Guarantor in violation of the terms of the Loan Documents;

(vii) without limiting any liability pursuant to Sections 10.2(b)(i) and (ii), any Indebtedness, Lien or Transfer of Collateral in violation of the Loan Documents;

(viii) any breach by any Loan Party of any representation or covenant regarding environmental matters contained in this Agreement or in the Environmental Indemnity Agreement;

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(ix) the revocation of any license or permit required to operate the Cannabis Business;

(x) any failure to pay Property Taxes, or Insurance Premiums, failure to obtain and maintain the fully paid for Policies in accordance with Article VIII hereof or failure to pay the amount of any insurance deductible following a Casualty or other insurance claim unless (A) cash flow from the Property received during the period in question is insufficient to cover such charges (assuming such cash flow is first applied to such payments) or (B) funds to pay for such charges were, at the time in question, available in applicable Reserve Accounts and Lender failed to pay (or make such funds available to pay) such charges;

(xi) [reserved];

(xii) the Limited Guarantor’s failure to permit on-site inspections of Collateral as required by, and in accordance with, the terms and provisions of the Loan Documents;

(xiii) (A) any failure of a Required SPE to be, and to at all times have been, a Special Purpose Entity, regardless of whether such failure to have been a Special Purpose Entity prior to the date hereof has been disclosed to Lender, and (B) any and all liabilities, contingent or otherwise, arising from or related to (x) the actions, conduct and/or operating history of any Loan Party (or any Person merged into any Loan Party) prior to the Effective Date and (y) any ownership of assets prior to the Effective Date that do not constitute a portion of the Collateral;

(xiv) any fees or commissions paid by any Loan Party to any affiliate in violation of the Loan Documents;

(xv) any involuntary bankruptcy of any Loan Party, provided that for this purpose “Damages” shall be limited to the amount by which such costs and expenses exceed the costs and expenses Lender would have incurred in an uncontested foreclosure on the Collateral;

(xvi) any transfer taxes resulting from Lender’s exercise of remedies following an Event of Default;

(xvii) any opposition by any Borrower Related Party to any motion filed by Lender for relief from the automatic stay in any bankruptcy proceeding of any Borrower Related Party;

(xviii) any litigation or other legal proceeding that is asserted by any Borrower Related Party and that delays, opposes, impedes, obstructs or otherwise interferes with or frustrates the efforts of Lender to exercise its rights and remedies, other than litigation that is brought in good faith and is not frivolous in nature; and/or

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(xix) (A) any obligation of a Loan Party to indemnify any Person that, immediately prior to any acquisition of title to any Collateral pursuant to a UCC foreclosure sale, a UCC strict foreclosure, an assignment in lieu of foreclosure or other enforcement action under the Loan Documents (collectively, an “Equity Collateral Enforcement Action”; and the date on which an Equity Collateral Enforcement Action is consummated, an “Equity Collateral Transfer Date”), was an Affiliate of any Loan Party, to the extent such obligation continues to be the obligation of the transferee at such Equity Collateral Enforcement Action and is not expressly waived in writing by the Persons covered by such indemnification obligation and (B) any obligation of any Loan Party accruing prior to, on or after the Equity Collateral Transfer Date to pay (1) legal fees to legal counsel engaged by any Borrower Related Party prior to the Equity Collateral Transfer Date, (2) amounts due under any contract between any Borrower Related Party, on the one hand, and any Affiliate of any Borrower Related Party, on the other hand (unless such contract is assumed in writing by the Person acquiring the Collateral on or after the Equity Collateral Transfer Date) or (3) amounts due under any contract between any Borrower Related Party, on the one hand, and any Person not Affiliated with any Borrower Related Party, on the other hand, that has been entered into without the prior written approval of Lender to the extent such prior written approval was required under the Loan Documents (unless such contract was assumed in writing by the Person acquiring the Collateral on or after the Equity Collateral Transfer Date) and/or following the completion of any Equity Collateral Enforcement Action, any accounts payable of any Borrower Related Party or any income tax or indemnity liability of any Borrower Related Party to third parties or to other Borrower Related Parties;

(b) In addition to the foregoing, and without limiting any other provision of this Agreement or the other Loan Documents, the Loan and all Debt shall be fully recourse to the Limited Guarantor in the event any of the following (x) occurs with the actual knowledge of the Limited Guarantor and in respect of which the Limited Guarantor has failed to use reasonable efforts to prevent such occurrence, (y) occurs at the direction of the Limited Guarantor, or (z) occurs with the consent of the Limited Guarantor:

(i) any voluntary Transfer of the Property (or any portion thereof) or any transfer of any direct or indirect equity interests in any Loan Party, in each case, in violation of the Loan Documents;

(ii) any Indebtedness in violation of the Loan Documents;

(iii) the filing of any voluntary Bankruptcy Action by or against any Loan Party or Limited Guarantor (or the filing of any involuntary Bankruptcy Action against any Loan Party or Limited Guarantor if any Borrower Related Party colluded with, solicited, caused to be solicited or joined other creditors in such filing or opposed Lender’s motion for relief from the stay in such Bankruptcy Action);

(iv) if any Loan Party or Limited Guarantor makes an assignment for the benefit of creditors or if any Borrower Related Party consents to, acquiesces in or joins in an application for an appointment of a custodian, receiver or trustee for any Loan Party, any Limited Guarantor or any portion of the Collateral;

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(v) any failure of a Required SPE to be, and to at all times have been, a Special Purpose Entity, which failure results in the substantive consolidation of such Required SPE with any other Person in a Bankruptcy Action; and/or

(vi) Borrower, Guarantor or any Affiliate of the foregoing asserting, claiming, seeking or otherwise alleging that the Pledge Agreement and/or any of the other Loan Documents are invalid or unenforceable, and/or asserting, claiming or otherwise alleging any other equitable argument, remedy or relief against the enforcement of the Pledge Agreement and/or any of the other Loan Documents as a result of Lender also being the beneficiary under the Security Instrument.

10.3 Guaranty of Payment. This Loan Guaranty is a guaranty of payment and performance and not of collection. Each Guarantor waives any right to require Lender to sue Borrower, any Guarantor, any other guarantor of, or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any Collateral securing all or any part of the Guaranteed Obligations.

10.4 No Discharge or Diminishment of Loan Guaranty.

(a) Except as otherwise provided for herein, the obligations of each Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Guarantor may have at any time against any Obligated Party, Lender or any other Person, whether in connection herewith or in any unrelated transactions. For avoidance of doubt, Guarantor does not include Limited Guarantors.

(b) The obligations of each Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c) Further, the obligations of any Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full of the Guaranteed Obligations).

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10.5 Defenses Waived. To the fullest extent permitted by applicable law, each Guarantor hereby waives any defense based on or arising out of any defense of Borrower or any Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of Borrower, any Guarantor or any other Obligated Party, other than the indefeasible payment in full of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person. Each Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. Lender may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Guarantor under this Loan Guaranty, except to the extent the Guaranteed Obligations have been paid in full. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Obligated Party or any security.

10.6 Rights of Subrogation. No Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Loan Parties and the Guarantors have fully performed all their obligations to the Lender.

10.7 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise (including pursuant to any settlement entered into by Lender in its discretion), each Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Lender is in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Guarantors forthwith on demand by the Lender.

10.8 Information. Each Guarantor assumes all responsibility for being and keeping itself informed of Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Loan Guaranty, and agrees that the Lender shall not have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.

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10.9 Taxes. Each payment of the Guaranteed Obligations will be made by each Guarantor without withholding for any Taxes, unless such withholding is required by law. If any Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Guarantor may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Guarantor shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), Lender receives the amount it would have received had no such withholding been made.

10.10 Maximum Liability. Notwithstanding any other provision of this Loan Guaranty, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, Uniform Voidable Transactions Act or similar statute or common law. In determining the limitations, if any, on the amount of any Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Guarantor may have under this Loan Guaranty, any other agreement or applicable law shall be taken into account.

10.11 Contribution.

(a) To the extent that any Guarantor shall make a payment under this Loan Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment, the indefeasible payment in full of the Guaranteed Obligations and the termination of this Agreement, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. For avoidance of doubt, Guarantor does not include Limited Guarantors.

(b) As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the excess of the fair saleable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Guarantors as of such date in a manner to maximize the amount of such contributions.

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(c) This Section 10.11 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 10.11 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Loan Guaranty.

(d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.

(e) The rights of the indemnifying Guarantors against other Guarantors under this Section 10.11 shall be exercisable upon the indefeasible payment in full of the Guaranteed Obligations and the termination of this Agreement.

10.12 Liability Cumulative. The liability of each Loan Party as a Guarantor under this Article IX is in addition to and shall be cumulative with all liabilities of each Loan Party to the Lender under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary. For avoidance of doubt, Guarantor does not include Limited Guarantors.

ARTICLE XI
SECONDARY MARKET TRANSACTIONS

11.1 General. Each Loan Party hereby acknowledges that Lender currently has, and shall continue to have in the future, the absolute and unconditional right at any time after the date hereof and at any time during the term of the Loan, without giving any notice to or requiring any consent or approval from any Loan Party, any Affiliate of any Loan Party, any party to any Loan Document or any other Person, the right in one or more transactions to: (a) sell or securitize the Loan or portions thereof in one or more transactions through the issuance of securities, which securities may be rated by the Rating Agencies; (b) sell, pledge or otherwise transfer the Loan or any portion thereof one or more times (including selling or assigning its duties, rights or obligations hereunder or under any Loan Document in whole, or in part, to a servicer and/or a trustee); (c) sell participation interests in the Loan one or more times; (d) re-securitize the securities issued in connection with any securitization; and/or (e) further divide the Loan into two or more separate notes or components and/or reallocate a portion of the Loan to a mezzanine loan to be secured by direct and/or indirect Equity Interests in Borrower (the transactions referred to in clauses (a) through (e) above, each a “Secondary Market Transaction” and collectively “Secondary Market Transactions”). With respect to any Secondary Market Transaction described in clause (e) above, (i) such notes, note components and mezzanine loans may be assigned different principal amounts and interest rates, so long as immediately after the effective date of such modification, the aggregate amount of, and the weighted average of the interest rates payable under, the Loan and such component note(s) or mezzanine loan, equal the maximum outstanding Loan amount and Applicable Interest Rate, respectively, immediately prior to such modification, and (ii) Borrower agrees to (A) modify its organizational structure to create one or more new Special Purpose Entities to be the mezzanine borrower(s) (and to be otherwise satisfactory to Lender) and cause the same and any other owners of direct or indirect Equity Interest in any Loan Party to enter into such agreements deemed reasonably necessary by Lender to evidence and secure such mezzanine loan, and (B) execute and deliver to Lender such amendments to the Loan Documents, title insurance endorsements, legal opinions and other customary loan documentation as Lender may reasonably require in connection therewith), including, without limitation, delivery of a substantive non-consolidation legal opinion in form and substance reasonably satisfactory to Lender. The indemnity obligations of the Loan Parties under the Loan Documents shall also apply with respect to any purchaser, transferee, assignee, servicer, participant or investor. Notwithstanding the foregoing, (x) in no event shall any Secondary Market Transaction, or any documents or information delivered by any Loan Party in connection therewith, modify or increase the liability, or impair or diminish the rights, of any Loan Party hereunder or under any other Loan Document, and (y) any such Secondary Market Transaction shall not result in the incurrence by any Loan Party of any cost or expense other than legal fees that may be incurred by the Loan Parties in connection with its review of any required documentation related to the applicable Secondary Market Transaction.*

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(a) Register. Borrower shall maintain at one of its offices in 812 Hamilton Street Redwood City, CA 94063 a copy of each assignment delivered to it and a register for the recordation of the names and addresses of the Lenders, and the commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(b) Participations. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

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11.2 Borrower Cooperation. Each Loan Party shall cooperate, and shall cause each Affiliate of any Loan Party, any Indemnitor, any party to any Loan Document or any other Person (to the extent possible), associated or connected with the Loan or the Property, or the other Collateral to cooperate in all respects with Lender in connection with any Secondary Market Transaction. Each Loan Party shall execute and deliver, and shall cause each Affiliate of any Loan Party, any party to any Loan Document or any other Person (to the extent possible), associated or connected with the Loan or the Property or the other Collateral to execute and deliver, to Lender such documents, instruments, certificates, financial statements, assignments and other writings (including, without limitation, delivery of a substantive non-consolidation legal opinion in form and substance reasonably satisfactory to Lender), do such other acts and provide such information, and participate in such meetings and discussions, in each case that are necessary or desirable to facilitate the consummation of each Secondary Market Transaction, including, without limitation, to (a) split the Loan into two or more loans evidenced by and pursuant to separate sets of Note and other related loan documents, or (b) to modify the terms and provisions of the Loan Documents, in each case to the full extent required by Lender to facilitate any Secondary Market Transaction, provided that any such splitting or modification of the Loan will not adversely affect or diminish the rights of any Loan Party or any other party to the any Loan Document as presently set forth in the Loan Documents and will not increase the monetary obligations and liabilities or materially increase the non-monetary obligations under the Loan Documents of any Loan Party or any other party to the any Loan Document.

11.3 Dissemination of Information. If Lender determines at any time to participate in a Secondary Market Transaction, then Lender shall have the absolute and unconditional right without giving any notice to or obtaining the prior consent or approval of any Loan Party, any Affiliate of any Loan Party, any party to any Loan Document or any other Person to disclose, deliver and to share with any potential purchaser, transferee, assignee, servicer, participant or investor in such securities (individually, an “Investor” and collectively, the “Investors”), any Rating Agency rating such securities, any organization maintaining databases on the underwriting and performance of commercial loans, trustee, counsel, accountant, and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Loan, any Loan Party, any direct or indirect equity owner of any Loan Party and the Property, which shall have been furnished by any such Person or otherwise furnished in connection with the Loan, as Lender in its discretion determines necessary or desirable.

11.4 Change of Payment Date. At any time prior to securitization of the Loan by Lender, Lender shall have the right to change the Payment Date to a date other than as set forth herein (such new date, the “New Payment Date”) on thirty (30) days of notice to Borrower, provided that any such change in the Payment Date: (a) shall not modify the amount of regularly scheduled monthly principal and interest payments, except that the first payment of principal and interest payable on the New Payment Date shall be accompanied by interest at the Applicable Interest Rate for the period from the Payment Date in the month in which the New Payment Date first occurs to the New Payment Date, and (b) shall extend the Maturity Date to the New Payment Date occurring in the calendar month set forth in the definition of Maturity Date.

11.5 Cross Default. Notwithstanding anything contained in this Agreement or any Cross-Defaulted Loan document to the contrary, any Cross-Defaulted Loan sold, participated, or otherwise transferred to a third party (“Loan Sale”) shall not be cross-defaulted or cross-collateralized with any other Cross-Defaulted Loan not sold or transferred as part of the same Loan Sale.

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ARTICLE XII
MISCELLANEOUS

12.1 Performance by Lender. If any Loan Party defaults in or fails to perform any of its obligations under the Loan Documents, then Lender shall have right, but not the obligation, and without limitation upon any of Lender’s other rights pursuant thereto, to perform the same, and Borrower agrees to pay to Lender, upon demand, all reasonable costs and expenses incurred by Lender in connection therewith, including reasonable attorneys’ fees, together with interest thereon from the date of expenditure at the Default Interest Rate.

12.2 Actions. Lender shall have the right, but not the obligation, to commence, appear in and defend any action or proceeding purporting to affect the rights or duties of the parties hereunder or the payment of any funds, and, in connection therewith, Lender may pay necessary expenses, employ counsel and pay reasonable attorneys’ fees and fees of expert witnesses. Borrower agrees to pay to Lender, upon demand, all costs and expenses incurred by Lender in connection therewith, including, without limitation, attorneys’ fees and fees of expert witnesses, together with interest from the date of expenditure at the Default Interest Rate.

12.3 Nonliability of Lender. Each Loan Party acknowledges and agrees that:

(a) By accepting or approving anything required to be provided to Lender pursuant to the Loan Documents, including, without limitation, any certificate, financial statement, survey, appraisal or insurance Policy, Lender shall not be deemed to have warranted or represented the sufficiency, effectiveness or legal effect of any term or provision thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Lender.

(b) Lender neither undertakes nor assumes any responsibility or duty to any Loan Party to select, review, inspect, supervise, pass judgment upon or inform any Loan Party of any matter in connection with the Property, the other Collateral or the Loan.

(c) The relationship of Borrower and Lender under the Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrower, any Loan Party or to any other Person with respect to the Property, the other Collateral for the Loan, except as expressly provided in the Loan Documents; and, notwithstanding any other provision of the Loan Documents: (i) Lender is not, and shall not be construed as, a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind of any Loan Party or any Affiliate of Borrower, and Lender does not intend to ever assume such status; (ii) Lender’s activities in connection with the Loan Documents shall not be “outside the scope of the activities of a lender of money” within the meaning of California Civil Code Section 3434, as amended or recodified from time to time, and Lender does not intend to ever assume any responsibility to any Person for the quality, suitability, safety or condition of the Property or any other Collateral; and (iii) Lender shall not be deemed responsible for or a participant in any acts, omissions or decisions of Borrower, any Loan Party or any Affiliate of Borrower.

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(d) Lender shall not be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any Person or property arising from any construction on, or occupancy or use of, the Property or any portion thereof, whether caused by, or arising from: (i) any defect in any building, structure, grading, fill, landscaping or other Improvements thereon or in any on-site or off-site improvement or other facility therein or thereon; (ii) any act or omission of any Loan Party, any Affiliate, agent, employee, independent contractor, licensee or invitee of any Loan Party; (iii) any accident in, on or around the Property or any portion thereof, or any fire, flood or other casualty or hazard thereon; (iv) the failure of any Loan Party, any of Borrower’s or any other Loan Party’s licensees, employees, invitees, agents, independent contractors or other representatives to maintain any of the Property in a safe condition; and (v) any nuisance made or suffered on any part of the Property, except to the extent caused by Lender’s gross negligence or willful misconduct.

(e) Borrower shall be solely responsible for all aspects of its business and conduct in connection with the Property.

(f) If a claim or adjudication is made that Lender or its agents, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, each Loan Party agrees that neither Lender nor its agents, shall be liable for any monetary damages, and the Loan Parties’ sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment; provided, that the rights and remedies of the Borrower against Lender shall not be limited by the foregoing in the event the Lender has failed to fund any amount required to be funded under this Agreement solely as a result of the Lender failing to have unrestricted cash or Eligible Investments that could be converted into cash in an amount sufficient to fund such amounts to Borrower as required under this Agreement. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Furthermore, notwithstanding anything to the contrary in this Agreement, all Lender actions may be in the sole and absolute discretion of Lender during the continuation of an Event of Default.

(g) Lender shall not be liable to any Loan Party or any other parties for: (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of Lender, (ii) any loss, liability or delay caused by a force majeure; or (iii) any special, consequential, indirect or punitive damages, whether or not (A) any claim for these damages is based on tort or contract, or (B) Lender or any Loan Party knew or should have known the likelihood of these damages in any situation. Lender makes no representations or warranties other than those expressly made in this Agreement, if any.

12.4 No Third Parties Benefited. This Agreement is made for the purpose of setting forth certain rights and obligations of the Loan Parties and Lender in connection with the Loan. It is made for the sole protection of the Loan Parties and Lender, and Lender’s successors and assigns. No other person shall have any rights of any nature hereunder or by reason hereof.

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12.5 Indemnity. Each Loan Party, which shall not include the Limited Guarantors, jointly and severally, hereby agrees to indemnify, defend and hold Lender, Pelorus Fund REIT, LLC, a Delaware limited liability company, each of its respective Affiliates, and its and its Affiliates’ respective directors, officers, managers, agents, advisors, representatives and employees harmless from, any and all Liabilities and Costs which Lender or any such Person may suffer or incur as a direct or indirect consequence of: (a) Lender’s making of the Loan, except for violations of banking laws or regulations by Lender; (b) any Loan Party’s failure to perform any of its obligations as and when required by this Agreement or any of the other Loan Documents, including, without limitation, any failure, at any time, of any representation or warranty of any Loan Party to be true and correct and any failure by any Loan Party to satisfy any condition; (c) any claim or cause of action of any kind by any Person to the effect that Lender is in any way responsible or liable for any act or omission by any Loan Party, whether on account of any theory of derivative liability, breach of fiduciary duty by any Loan Party or an Affiliate, breach of contract by any Loan Party or an Affiliate or otherwise, including, without limitation, any claim or cause of action for fraud, misrepresentation, tort or willful misconduct by any Loan Party or any Affiliate or any cause of action brought by any Loan Party’s direct or indirect investors; or (d) any claim or cause of action of any kind by any Person which would have the effect of denying Lender the full benefit or protection of any provision of this Agreement or the Loan Documents. Notwithstanding the foregoing, no Loan Party shall be obligated to indemnify Lender with respect to any intentional tort or act of gross negligence which Lender is personally determined by the judgment of a court of competent jurisdiction (sustained on appeal, if any) to have committed. Borrower shall pay any indebtedness arising under this indemnity to Lender immediately upon demand by Lender. The Loan Parties’ duty to defend and indemnify Lender shall survive the release and cancellation of the Note, the release and reconveyance of the Security Instrument, the termination of this Agreement, the termination of any other Loan Document.

12.6 Binding Effect; Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the Loan Parties and Lender and their respective successors and assigns, except that no Loan Party may assign its rights or delegate any of its duties under this Agreement or any of the other Loan Documents without the prior written consent of Lender, which may be granted or withheld in Lender’s sole and absolute discretion.

12.7 Joint and Several Obligations. The obligations of each of the Loan Parties, which shall not include the Limited Guarantors, under this this Agreement are joint and several with, and separate, independent and distinct from, the obligations of Borrower, any other Loan Party or any other person. This Agreement may be enforced against any Guarantor without attempting to collect from Borrower, any other Guarantor or any other person, and without attempting to enforce the rights of Lender in any of the security for the Loan. Lender may join any Guarantor in any suit in connection with the Loan Documents or proceed against any one or more Guarantor in a separate action. Lender shall have the right to exercise its remedies in such order as it determines in its sole discretion.

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12.8 Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages. An electronic facsimile (including .pdf of an executed counterpart of this Agreement) shall constitute an original for all purposes. The electronic signature of a party to this Agreement shall be as valid as an original signature of such party and shall be effective to bind such party to this Agreement. The parties agree that any electronically signed document (including this Agreement) shall be deemed (i) to be “written” or “in writing,” (ii) to have been signed, and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files. Such paper copies or “printouts,” if introduced as evidence in any proceeding, will be admissible as between the parties to the same extent and under the same conditions as other original business records created and maintained in documentary form. Neither Borrower nor Lender shall contest the admissibility of true and accurate copies of electronically signed documents on the basis of the best evidence rule or as not satisfying the business records exception to the hearsay rule. For purposes hereof, “electronic signature” means a manually signed original signature that is then transmitted via the internet as a “pdf” (portable document format) or other replicating image attached to an e-mail message, and “electronically signed document” means a document transmitted via e-mail containing an electronic signature.

12.9 Amendments; Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Note or any other Loan Document, or consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in a writing signed by each party, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on any Loan Party shall entitle any Loan Party to any other or future notice or demand in the same, similar or other circumstances.

12.10 Costs and Expenses. Borrower shall pay to Lender, upon demand the following:

(a) The attorneys’ fees and other third party expenses incurred by Lender or its successors and assigns in connection with the negotiation, preparation, execution, delivery, modification and administration of this Agreement and any other Loan Document and any matter related thereto; Lender shall inform Borrower of the attorneys’ fees and expenses incurred by Lender in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents on or before the Effective Date; provided that Borrower has previously paid to Lender a third party fee deposit in the amount of Seventy-Nine Thousand Dollars ($79,000) and such deposit shall be applied toward satisfaction of such fees and expenses incurred by Lender in connection with the negotiation, preparation, execution and delivery of this Agreement and other Loan Documents on or before the Effective Date;

(b) The attorneys’ fees and expenses incurred by any loan participant or its respective successors and assigns in connection with the modification and administration of this Agreement and any other Loan Document and any matter related thereto;

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(c) The costs and expenses of Lender, any loan participant or their respective successors and assigns in connection with the enforcement of this Agreement and any other Loan Document and any matter related thereto, including, without limitation, the fees and expenses of any legal counsel, independent public accountants and other outside experts retained by Lender; and

(d) All costs, expenses, fees, premiums and other charges relating or arising with respect to the Loan Documents or any transactions contemplated thereby or in the compliance with any of the terms and conditions thereof, including, without limitation, recording fees, filing fees, release or reconveyance fees, title insurance premiums, external or in‑house appraisal or cost engineering fees (including inspections), auditor fees and environmental consultant fees. Each Loan Party recognizes and agrees that formal written Appraisals of the Property or the other Collateral by a licensed independent appraiser may be required by Lender’s internal procedures and/or federal regulatory reporting requirements on an annual and/or specialized basis and that Lender may, at its option, require inspection of the Property or the other Collateral, or any portion thereof by an independent supervising architect and/or cost engineering specialist at least every eighteen (18) months, and Borrower shall promptly pay the costs and expenses of all such Appraisals and inspections. If any of the services described in this Section are provided by an employee of Lender, Borrower shall reimburse Lender its standard charge for such services.

All sums paid or expended by Lender, any loan participant or their respective successors and assigns in accordance with this Agreement and the other Loan Documents shall be considered to be a part of the Loan. All such sums, together with all amounts to be paid by Borrower to Lender pursuant to this Agreement and the other Loan Documents, shall bear interest from the date of expenditure at the Default Interest Rate, and shall be immediately due and payable by Borrower upon demand.

12.11 Tax Service. Lender is authorized to secure, at Borrower’s expense, a tax service contract which shall provide tax information on the Property to Lender for the term of the Loan.

12.12 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement and the execution and delivery by Borrower to Lender of the Note and the other Loan Documents, and shall continue in full force and effect so long as any portion of the Obligations is outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of Borrower, shall inure to the benefit of the respective successors and assigns of Lender. Nothing in this Agreement or in any other Loan Document, express or implied, shall give to any Person other than the parties and the holder(s) of the Note, the Security Instrument and the other Loan Documents, and their legal representatives, successors and assigns, any benefit or any legal or equitable right, remedy or claim hereunder.

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12.13 Notices. All notices and other communications required or permitted under this Agreement or any other Loan Document must be in writing and must be personally delivered; mailed by U.S. registered or certified mail, return receipt requested, postage prepaid; sent by nationally recognized private courier service; or transmitted by email (provided that a copy of such notice or other communication is also delivered by another permitted means of delivery), delivered or addressed to the appropriate party at its respective address set forth below:

If to Borrower:

Juva Life, Inc.

812 Hamilton Street

Redwood City, CA 94063

Attn: Douglas Chloupek

Email: doug@juvalife.com

with a copy to:

Sharmi Shah, Attorney at Law, a PLC

901 Campisi Way, Suite 320

Campbell, CA 95008

Attn: Sharmi Shah, Esq.

Email: sharmi@shahattorney.com

If to Lender:

Pelorus Fund REIT, LLC

124 Tustin Avenue, Suite 200

Newport Beach, CA 92663

Attn: Lee Scholtz

Email: lee@pelorusequitygroup.com

with a copy to:

K&L Gates LLP

599 Lexington Avenue

New York, NY 10022

Attn: Alan Schacter, Esq.

Email: alan.schacter@klgates.com

Any party may change its address by giving written notice to the other party in accordance with this Section 12.13. If any notice or other communication is given by registered or certified mail it will be deemed effective seventy‑two (72) hours after it is deposited in the U.S. mail, postage prepaid; or if given by any other permitted means, when received at the address listed above.

12.14 Further Assurances. Each Loan Party shall, at its sole cost and expense, do such further acts and execute and deliver such further documents as Lender from time to time may require for the purpose of assuring and confirming to Lender the rights hereby created, for carrying out the intention or facilitating the performance of the terms of any Loan Document, or for assuring the validity of any Lien under any Loan Document.

12.15 Governing Law. The parties hereto acknowledge and agree that the state of California has a substantial relationship to the parties and the underlying transactions embodied hereby. In all respects, including, without limitation, performance of this Agreement and the obligations arising hereunder, this Agreement shall be governed by, and construed in accordance with, the internal laws of the state of California applicable to contracts made and to be performed in such state, without regard to its principal of conflict of laws.

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12.16 Severability of Provisions. Any provision in any Loan Document that is held by a court of competent jurisdiction to be inoperative, unenforceable or invalid shall be inoperative, unenforceable or invalid without affecting the remaining provisions, and to this end the provisions of all Loan Documents are declared to be severable.

12.17 Headings. Article, section and subparagraph headings in this Agreement are included for convenience of reference only and are not part of this Agreement for any other purpose.

12.18 Time of the Essence; Delay Not a Waiver. Time is of the essence of this Agreement and each and every provision hereof. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege under any Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under any Loan Document, or to declare a default for failure to effect prompt payment of any such other amount.

12.19 Construction of Agreement. Both the Loan Parties, on the one hand, Borrower and Lender, on the other, have cooperated in the drafting and negotiation of this Agreement, and any ambiguities which may be contained herein shall not be construed against any such party.

12.20 Brokers. Each Loan Party hereby represents that, except for Seed to Sale Funding it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. The Loan Parties, jointly and severally, shall indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of any Loan Party or Lender in connection with the transactions contemplated herein. The provisions of this Section 12.20 shall survive the expiration and termination of this Agreement and the payment of the Loan.

12.21 Lender’s Discretion. Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right, option or election given to Lender to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender’s discretion, the decision of Lender to approve or disapprove, consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory or acceptable or not acceptable to Lender in Lender’s discretion, shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender. Lender shall exercise its discretion in a reasonable manner.

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12.22 Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender for Borrower’s benefit, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

12.23 Waiver of Notice. No Loan Party shall be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which any such Loan Party is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice (in which case only such Loan Party(ies) shall be entitled to such notice). Each Loan Party hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents does not specifically and expressly provide for the giving of notice by Lender to such Loan Party.

12.24 Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Loan, and the Loan Documents which any Loan Party may otherwise have against any assignor, and no such unrelated counterclaim or defense shall be interposed or asserted by any Loan Party in any action or proceeding brought by any such assignee upon, the Loan Documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by each Loan Party.

12.25 Waiver of Marshalling of Assets Defense. To the fullest extent that each Loan Party may now or hereafter legally do so, each such Loan Party waives all rights to a marshalling of the assets of such Loan Party, and of the Collateral, or to a sale in inverse order of alienation upon foreclosure of the interests hereby created, and irrevocably agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property or other Collateral for the collection of the Obligations without any prior or different resort for collection, or the right of Lender or any trustee under the Security Instrument to the payment of the Obligations in preference to every other claimant whatsoever.

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12.26 Submission to Jurisdiction; Waiver of Right to Trial by Jury.

(a) THE PARTIES ACKNOWLEDGE AND AGREE THAT THE STATE OF CALIFORNIA HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY LEGAL REQUIREMENTS OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE COLLATERAL IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF CALIFORNIA SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF BORROWER AND LENDER, HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ANY LOAN PARTY OR LENDER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF REDWOOD CITY, COUNTY OF SAN MATEO, AND, IN EITHER INSTANCE, EACH OF THE LOAN PARTIES AND LENDER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH OF THE LOAN PARTIES AND LENDER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER AGREES THAT SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN REDWOOD CITY, CALIFORNIA, MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF CALIFORNIA.

(c) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LOAN PARTIES AND LENDER, HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR THE NOTE, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF, OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR THE NOTE (EACH AS NOW OR HEREAFTER MODIFIED) OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH LOAN PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

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12.27 Additional Cannabis Terms.

(a) Federal Cannabis Law Acknowledgement. Each party to this Agreement acknowledges that, although State Cannabis Laws have legalized certain cultivation, distribution, sale and possession of cannabis and related products and other Cannabis Businesses, the nature and scope of Federal Cannabis Laws may result in circumstances where activities permitted under State Cannabis Laws may contravene Federal Cannabis Laws. It is acknowledged that, as of the Effective Date, State Cannabis Laws contravene Federal Cannabis Laws. Accordingly, for the purposes of this Agreement and the other Loan Documents, each representation, warranty, covenant and other provision in this Agreement or any other Loan Document will be subject to the following: (i) no representation, warranty, covenant or other agreement is made, or deemed to be made, with respect to compliance with, or application of, any Federal Cannabis Law to the extent such Federal Cannabis Law relates, directly or indirectly, to the unlawful nature of Cannabis Businesses; and (ii) engagement in any activity that is permitted by State Cannabis Laws but contravenes Federal Cannabis Laws will not, in and of itself, be deemed to be non-compliance with Legal Requirements. Nothing contained in this Agreement shall require any Loan Party to violate any provision of any State Cannabis Laws.

(b) Change in Cannabis Law.

(i) Restricted Cannabis Activity. If any Change in Cannabis Law results in the business activities of any Loan Party becoming Restricted Cannabis Activities, such Change in Cannabis Law will be deemed to have had a Material Adverse Effect and the Obligations will immediately become due and payable in full.

(ii) Ongoing Compliance. This Agreement and the other Loan Documents are subject to strict requirements for ongoing regulatory compliance by the parties hereto, including, without limitation, requirements that the parties take no action in violation of either any State Cannabis Laws or the guidance or instruction of any applicable state regulatory body (together with any successor or regulator with overlapping jurisdiction, the “Regulator”). The parties acknowledge and understand that Federal Cannabis Laws, State Cannabis Laws and/or the requirements of the Regulator are subject to change and are evolving as the marketplace for state-compliant cannabis businesses continues to evolve. If necessary or desirable to comply with the requirements of Federal Cannabis Laws permitting or authorizing the Cannabis Business, State Cannabis Laws and/or the Regulator that do not constitute a Change in Cannabis Law, upon notice from one party to the other (the “Compliance Notice”), the parties hereby agree to (and to cause their respective affiliates and related parties and representatives to) use their respective commercially reasonable efforts to take all actions reasonably requested to ensure compliance with such Legal Requirements and/or the Regulator, including, without limitation, negotiating in good faith to amend, restate, amend and restate, supplement, or otherwise modify this Agreement and the other Loan Documents to reflect terms that most closely approximate the parties original intentions. To the extent a mutual agreement with respect to the foregoing is not achieved within ten (10) Business Days following receipt of the Compliance Notice, or if a Change in Cannabis Law shall otherwise occur, the Obligations shall immediately become due and payable in full.

(c) No Right of Rescission. No party hereto shall have any right of rescission or amendment arising out of or relating to any non-compliance with Federal Cannabis Laws existing on the Effective Date, and no party shall seek to enforce the provisions hereof in federal court unless and until the parties have reasonably determined that State Cannabis Laws are fully compliant with Federal Cannabis Laws.

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12.28 California Provisions. The parties hereto agree that the terms of this Section 12.28 shall apply with respect to the Property:

(a) Agreements related to Takings

(i) Any implied covenant in this Agreement restricting the right of Lender to make an election to apply Net Restoration Proceeds to payment of the Obligations under Section 8.7 is waived.

(ii) Each Loan Party hereby waives the provisions of any law prohibiting Lender from making an election to apply Net Restoration Proceeds to payment of the Indebtedness under Section 8.7, including, without limitation, the provisions of the California Code of Civil Procedure commencing with Section 1265.210.

(iii) Each Loan Party hereby unconditionally and irrevocably waives to the extent permitted under applicable law, all rights of a property owner under Section 1265.225(a) of the California Code of Civil Procedure or any successor statute providing for the allocation of condemnation proceeds between a property owner and a lien holder, to the extent the same are contrary to the provisions of this Agreement.

(b) CCP Section 726.5. In the event that any portion of the Property is determined to be “environmentally impaired” (as “environmentally impaired” is defined in California Code of Civil Procedure Section 726.5(e)(3)) or to be an “affected parcel” (as “affected parcel” is defined in California Code of Civil Procedure Section 726.5(e)(1)), then, without otherwise limiting or in any way affecting Lender’s rights and remedies under this Agreement or any trustee’s rights and remedies under the applicable Security Instrument, Lender may elect to exercise its right under California Code of Civil Procedure Section 726.5(a) to (1) waive its lien on such environmentally impaired or affected portion of the Property and (2) exercise (i) the rights and remedies of an unsecured creditor, including reduction of its claim against any Loan Party to judgment, and (ii) any other rights and remedies permitted by law. For purposes of determining Lender’s right to proceed as an unsecured creditor under California Code of Civil Procedure Section 726.5(a), the owner of the Property shall be deemed to have willfully permitted or acquiesced in a release or threatened release of hazardous materials, within the meaning of California Code of Civil Procedure Section 726.5(d)(1), if the release or threatened release of hazardous materials was knowingly or negligently caused or contributed to by any lessee, authorized occupant or authorized user of any portion of the Property and the owner of the Property knew or should have known of the activity by such lessee, authorized occupant or authorized user which caused or contributed to the release or threatened release. All costs and expenses, including, but not limited to, attorneys’ fees, incurred by Lender in connection with any action commenced under this Section 12.28(b), including any action required by California Code of Civil Procedure Section 726.5(b) to determine the degree to which the Property is environmentally impaired, plus interest thereon at the rate specified in the Note until paid, shall be added to the indebtedness secured by the Security Instrument(s) and shall be due and payable to Lender upon its demand made at any time following the conclusion of such action.

(c) Additional Provision Regarding Application of Payments. Borrower agrees that, if Lender accepts a guaranty of only a portion of the obligations under the Loan Documents, Borrower waives its right under California Civil Code Section 2822(a), to designate the portion of the Obligation which will be satisfied by a guarantor’s partial payment.

[Remainder of Page Intentionally Blank; Signatures on Following Page]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:

SAN JUAN BUILDING LLC,

JUVA STOCKTON, INC.,

JUVA RWC, INC., and

JUVA RETAIL RWC, INC.,

By: _________________________________

Name: _______________________________

Title: ________________________________

GUARANTOR:

JUVA LIFE INC., a British Columbia corporation, and

JUVA LIFE, INC., a California corporation

By: _________________________________

Name: _______________________________

Title: ________________________________

LIMITED GUARANTOR:

____________________________________,

Name: Doug Chloupek

____________________________________,

Name: Kari Gothie

____________________________________,

Name: Mathew Lee

[Signatures Continue on Following Page]

Signature Page to Loan Agreement

LENDER:

PELORUS FUND REIT, LLC,

a Delaware limited liability company

By: _______________________________

Name: _____________________________

Title: ______________________________

[END OF SIGNATURES]

Signature Page to Loan Agreement

SCHEDULE 1.1

LOAN DOCUMENTS

1. Loan Documents. The documents listed below and any amendments, modifications and supplements thereto which have received the prior written consent of Lender, together with any documents executed in the future that are approved by Lender and that recite that they are “Loan Documents” for purposes of this Agreement are collectively referred to herein as the Loan Documents.

1.1 This Agreement.

1.2 The Note.

1.3 The Security Instrument.

1.4 The Environmental Indemnity Agreement.

1.5 The Pledge Agreement.

1.6 The Collateral Assignment of Contracts dated as of the Effective Date by the Loan Parties in favor of the Lender.

1.7 The Information Certificate.

1.8 The Security Agreement.

1.9 The Warrant.

2. Additional Documents.

2.1 The Opinion of the Loan Parties’ California legal counsel, Sharma, Smith & Gray, P.C., dated of even date herewith.

2.2 The Opinion of the Loan Parties’ British Columbia legal counsel, McMillan LLP, dated of even date herewith.

2.3 Uniform Commercial Code – Form UCC-1, in each case listing each Loan Party, as debtor, and Lender, as secured party, filed in California and Washington D.C. as applicable.

2.4 PPSA Registration Filing listing Juva Life Inc., a British Columbia corporation, as debtor, and Lender, as secured party.

SCH. 1.1(a)

SCHEDULE 2.6

CONDITIONS TO CLOSING

(d) Borrower Loan Documents. Each Loan Party (and any other party thereto) shall have executed, acknowledged (if appropriate) and delivered to Lender each of the Loan Documents set forth on Schedule 1.1, each in form and substance acceptable to Lender, together with each of the other Loan Documents and all other documents to be executed and/or delivered by or on behalf of Borrower, Guarantor or any other party pursuant to this Agreement or as Lender shall otherwise reasonably require.

(e) Property Documents. Lender shall have received each of the following additional documents with respect to the Property, in form and substance acceptable to Lender:

(i) Appraisal. An Appraisal of the Property acceptable to Lender in its sole discretion;

(ii) Title Policy. Title Policy, together with any endorsements, reinsurance and co-insurance agreements which Lender may require, insuring Lender in the maximum amount of the Loan, that the Security Instrument constitutes a valid first priority Lien upon the Property, subject only to such title exceptions as Lender shall approve in its sole discretion, and otherwise in such form and substance as shall be acceptable to Lender and Lender’s counsel. Such Title Policy shall at all times expressly insure against all mechanics’ liens;

(iii) Property Reports. Such environmental assessments, studies, reports and investigations on the Property, and/or the soils or groundwaters thereof, prepared by environmental consultants satisfactory to Lender and in form and substance acceptable to Lender and Lender’s counsel in the sole discretion of such Persons;

(iv) Survey. A current ALTA survey of the Property certified in favor of Lender and otherwise in a form acceptable to Lender and Lender’s counsel in the sole discretion of such Persons; and

(v) Other Required Documents. Such other documents with respect to the Property as are required pursuant to this Agreement or as Lender shall otherwise require.

(f) Organizational Documents. Lender shall have received such corporate, partnership and limited liability company documents with respect to Borrower and its constituent entities and Guarantor as Lender shall require, including evidence of authorization and incumbency of all Persons executing the Loan Documents on behalf of Borrower and Guarantor, as applicable;

(g) Performance. Borrower shall have performed, in all material respects, all agreements and covenants to be performed by Borrower under this Agreement or the other Loan Documents on or before the Effective Date;

SCH. 2.6 -1

(h) Material Adverse Effect. No change shall have occurred which could have a Material Adverse Effect, as determined by Lender in its sole discretion;

(i) Litigation, Other Proceedings. There shall not have been instituted or threatened any litigation or proceeding in any court or by or before any Governmental Authority affecting or threatening to affect Borrower, any Member, any Guarantor, the Property, or any other Collateral, as determined by Lender in its sole discretion, which has a Material Adverse Effect upon the value of the Property or any other Collateral or Lender’s right or ability to receive payment in full of all amounts payable by Borrower to Lender under this Agreement or the other Loan Documents;

(j) Perfection of Liens. The Security Instrument, the Financing Statements and any other recordable Loan Documents shall have been recorded or filed, as applicable, and Lender shall have a valid, perfected first priority Lien on Borrower’s interest in the Property and on all of the Collateral subject to the Loan Documents;

(k) No Event of Default. On the Effective Date, no Event of Default or Default shall exist (including, without limitation, no Lien shall exist against the Property (or any portion thereof) in violation of Section 4.1);

(l) Loan Fees. On the Effective Date, Lender shall have received the Loan Origination Fee and any other fees or other amounts then due to Lender under this Agreement and the other Loan Documents, and all expenses of Lender incurred prior to the Effective Date (including, without limitation, all attorneys’ and appraisers’ fees, environmental review costs, cost engineering expenses, title insurance premiums and endorsement charges), shall have been paid by Borrower;

(m) Consents and Approvals. Any Government Approvals and any other licenses, permits, consents and approvals of Governmental Authorities, and all corporate, partnership and limited liability company action necessary to enable the Loan Parties to enter into the financing transactions contemplated by this Agreement shall have been obtained and/or taken by such Loan Party (including, without limitation, any required consents of any Members);

(n) Government Approvals. Lender shall have received confirmation of the Regulatory Licenses.

(o) Insurance. Lender shall have received evidence that Borrower has obtained all insurance policies and associated coverage amounts required under Article V, in each case satisfactory to Lender and issued by insurance companies acceptable to Lender, and loss payable endorsements in form and substance satisfactory to Lender naming Lender as loss payee (as its interests may appear) shall have been delivered to Lender, together with such certificates of insurance and binders as Lender shall require;

(p) Representations and Warranties. All representations and warranties of Borrower contained in this Agreement or the other Loan Documents shall be true and correct;

SCH. 2.6 -2

(q) Opinions of Counsel. Lender shall have received opinions of counsel for Borrower dated as of the Effective Date as to such matters as Lender shall require, in form and substance satisfactory to Lender and Lender’s counsel;

(r) Due Diligence. Lender shall have completed its review of the Property and the other Collateral, including, without limitation, any contracts and agreements relating to the Property, and Lender shall have completed such other real estate and legal due diligence investigations as Lender deems necessary, and such review and investigations shall provide Lender with resulting information which, in Lender’s sole discretion, is satisfactory to permit Lender to enter into this Agreement and to make the Loan;

(s) Budgets. Lender shall have reviewed and approved any and all improvement and operating budgets for the Loan Parties (including, without limitation, with respect to the Property and the budgets for the Construction Work), and Borrower’s proposed sources and uses of funds for the Loan proceeds;

(t) Financial Statements. Lender shall have received such financial statements and other financial information on Borrower, Guarantor and Members as Lender shall require, and such financial statements and other financial information shall be in form and substance acceptable to Lender;

(u) [Reserved.]

(v) Affiliate Fees. Borrower shall have disclosed to Lender, and Lender shall have approved, all Affiliate Fees which have been or will be reimbursed or paid to or paid on behalf of Borrower, any Guarantor or any Affiliate thereof in connection with the acquisition or financing of the Property, including, without limitation, amounts paid by Seller or any affiliate of Seller. All Affiliate Fees shall be deducted from the calculation of the capitalization costs of the financing transaction contemplated by this Agreement for determining the maximum principal amount of the Loan. Without limitation on the foregoing, all Affiliate Fees shall be subordinate to the Loan and shall be terminable by Lender upon the occurrence of an Event of Default;

(w) Information Certificate. The Loan Parties shall have disclosed to Lender, and Lender shall have approved, all information required to be disclosed on the Information Certificate; and

(x) Loan-to-Cost Ratio. The Loan Amount shall not exceed 70% of the cost basis for the Property on the Effective Date as set forth on Schedule 4.28.

(y) Other Documents. Lender shall have received and approved such other documents, materials or information as Lender or its counsel shall require.

SCH. 2.6 -3

SCHEDULE 3.1(b)

ADDITIONAL CONDITIONS TO DISBURSEMENT FROM THE R&D RESERVE ACCOUNT

In addition to the conditions set forth in Section 3.2, each of the following must be satisfied (or waived by Lender in its sole discretion) as a condition to Lender’s obligation to make any disbursement from the R&D Reserve Account:

(a) Borrower Certification. Lender shall have received a true and accurate certification from Borrower stating that the costs incurred are consistent with the Approved R&D Budget.

(b) Budget Reconciliation. Lender shall have received a statement detailing the costs and expenses incurred related to research and development through the date of the disbursement request compared to the Approved R&D Budget. Lender shall not be obligated to disburse more than the amount shown in the Approved R&D Budget (as amended from time to time as set forth herein) for any item.

(c) Other Information. Lender shall have received any other document, material or information as Lender shall reasonably request.

SCH. 3.1(b) -1

SCHEDULE 3.1(c)

ADDITIONAL CONDITIONS TO DISBURSEMENT FROM THE RETAIL START-UP RESERVE ACCOUNT

In addition to the conditions set forth in Section 3.2, each of the following must be satisfied (or waived by Lender in its sole discretion) as a condition to Lender’s obligation to make any disbursement from the Retail Start-Up Reserve Account:

(a) Borrower Certification. Lender shall have received a true and accurate certification from Borrower stating as follows:

(i) That any construction costs to be funded by the requested disbursement, to the extent the same have been completed, have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements;

(ii) Identifying each Person engaged to supply materials or labor in connection with the any construction work to be funded by the requested disbursement, which identification may be provided by submission of contractors’ invoices so long as such invoice identifies all Persons entitled to payment by or on behalf of Borrower for such materials and/or labor;

(iii) That each such Person has been paid in full or will be paid in full for any improvements, materials or services, to be funded by the requested disbursement upon or promptly after such disbursement; and

(iv) That the costs incurred are consistent with the Approved Retail Start-Up Budget.

(b) Lien Waivers. Lender shall have received lien waivers from each Person to be paid with the requested disbursement, as applicable, which lien waivers may be conditioned only on payment from the requested disbursement.

(c) Photographs. Lender shall have received photographs of all completed work items.

(d) Budget Reconciliation. Lender shall have received a statement detailing the costs incurred in connection with the subject work and materials through the date of the disbursement request compared to the Approved Retail Start-Up Budget. Lender shall not be obligated to disburse more than the amount shown in the Approved Retail Start-Up Budget (as amended from time to time as set forth herein) for any item.

SCH. 3.1(c) -1

(e) Offsite Materials. If any request for disbursement includes the cost of materials stored at a location other than the retail location (“Offsite Materials”), then such request for disbursement shall include each of the following: (i) evidence that the Offsite Materials have been purchased by Borrower, are segregated from other materials in the facility (or placed in a bonded warehouse or other secured facility), are safely and suitably stored, and have been appropriately marked to indicate Borrower’s ownership thereof and Lender’s security interest therein; (ii) evidence that the Offsite Materials are insured as required by Lender including without limitation for the full value thereof against theft, destruction or other casualty, and Lender as loss payee and additional insured as evidenced by endorsements to such policies satisfactory to Lender; and (iii) at Lender’s request, a security agreement, financing statement and/or subordination agreement in form and substance satisfactory to Lender executed by the supplier of the Offsite Materials, and/or such other persons as Lender determines may have an interest in or claim to the Offsite Materials, together with such other additional documentation and evidence as Lender may reasonably require to assure itself that it has a perfected first priority lien on the Offsite Materials.

(f) Onsite Materials. If any request for disbursement includes the cost of materials stored on the Property (“Onsite Materials”), then such request for disbursement shall include each of the following: (i) evidence that the Onsite Materials have been purchased by Borrower are safely and suitably stored; (ii) evidence that the Onsite Materials are insured as required by Lender, including without limitation for the full value thereof against theft, destruction or other casualty, and Lender as loss payee and additional insured as evidenced by endorsements to such policies satisfactory to Lender; and (iii) evidence that the Onsite Materials are stored in an area on the Property for which adequate security is provided against theft and vandalism.

(g) Other Information. Lender shall have received any other document, material or information as Lender shall reasonably request.

SCH. 3.1(c) -2

SCHEDULE 3.1(d)

ADDITIONAL CONDITIONS TO DISBURSEMENT FROM THE OUTSTANDING CONTRACTOR PAYMENTS RESERVE ACCOUNT

In addition to the conditions set forth in Section 3.2, each of the following must be satisfied (or waived by Lender in its sole discretion) as a condition to Lender’s obligation to make any disbursement from the Outstanding Contractor Payments Reserve Account:

(a) Lien Waivers. Lender shall have received lien waivers from each Person to be paid with the requested disbursement, as applicable, which lien waivers may be conditioned only on payment from the requested disbursement.

(b) Budget Reconciliation. Lender shall not be obligated to disburse more than the amount shown in the Outstanding Contractor Payments Budget (as amended from time to time as set forth herein) for any item.

SCH. 3.1(d) -1

SCHEDULE 4.1

ORGANIZATION IDENTIFICATION NUMBERS OF THE LOAN PARTIES

Loan Party	Organizational Identification Number
San Juan Building LLC	202250118504
Juva Stockton Inc.	C4290158
Juva RWC Inc.	C4289651
Juva Retail RWC Inc.	C4689214
Juva Life Inc. (BC)	BC1203854
Juva Life, Inc. (CA)	C4168107

SCH. 4.1 -1

SCHEDULE 4.3

BORROWER ORGANIZATIONAL CHART

[see attached]

SCH. 4.3 -1

SCHEDULE 4.15

LEASES

1. Standard Industrial/Commercial Multi-Tenant Lease – Gross, dated November 1, 2018, by and between William Stoesser, as Lessor, and Juva Life, Inc. as Lessee in respect of 465 Convention Way, Unit 1, Redwood City, CA.

2. Commercial Lease, dated October 27, 2020, by and between Boris and Lucy Zats, trustees of Zats Trust, as Loandlord, and Juva Life Inc. as Tenant in respect of 2301 Broadway Street, Redwood City, CA 94063 and 812 Hamilton Street, Redwood City, CA 94063.

SCH. 4.15 -1

SCHEDULE 4.23

REGULATORY LICENSES

1. City of Stockton local authorization to operate cannabis business with non-storefront retail, distribution, and cultivation operations.

2. City of Redwood City local authorization to operate cannabis business with non-storefront retail operations.

3. City of Redwood City local authorization to operate cannabis business with storefront retail operations.

4. State of California – Department of Cannabis Control Non-Storefront Retailer License to operate non-storefront retail cannabis business in Stockton, CA.

5. State of California – Department of Cannabis Control Distributor License to distribution cannabis business in Stockton, CA.

6. State of California – Department of Cannabis Control Cultivator License to cultivation cannabis business in Stockton, CA.

7. State of California – Department of Cannabis Control Non-Storefront Retailer License to operate non-storefront retail cannabis business in Redwood City, CA.

SCH. 4.23 -1

SCHEDULE 4.28

COST BASIS OF PROPERTY

Purchase Price	$4,000,000
Costs Spent to Date	$12,895,732
Total	$16,895,732

SCH. 4.28

SCHEDULE 6.24

ACCOUNTS

Loan Party	Financial Institution(s) where Accounts Maintained	Account Numbers	Descriptions of Accounts
San Juan Building LLC	[***]
Juva Stockton Inc.	[***]	[***]	[***]
Juva RWC Inc.	[***]	[***]	[***]
Juva Retail RWC Inc.	[***]
Juva Life Inc. (BC)	[***]	[***]	[***]
Juva Life, Inc. (CA)	[***]	[***]	[***]

SCH. 6.24

SCHEDULE 6.25

POST-CLOSING OBLIGATIONS

1) Within three (3) Business Days of the Effective Date, Borrower shall provide Lender with evidence of the repayment and cancellation of the debt owed to Douglas Chloupek in form and substance reasonably acceptable to Lender.

2) The Borrower shall deliver to Lender a fully executed copy of the Operating Lease between San Juan Building LLC and Juva Stockton, Inc. within 15 days of the Effective Date (or such later date as the Lender may approve in writing in its sole discretion).

3) Within 30 days of the Effective Date (or such later date as the Lender may approve in its sole discretion), final certificates of occupancy for the Property.

4) Within 30 days of the Effective Date (or such later date as the Lender may approve in its sole discretion) provide evidence that employee work permits for each employee of the Loan Parties operating within the City of Stockton have been obtained and are current or are in the process of being obtained.

5) Within 30 days of the Effective Date (or such later date as the Lender may approve in its sole discretion), provide evidence to the Lender of the successful renewal of the City of Stockton business licenses for the Loan Parties’ delivery and cannabis distribution operations.

6) The Borrower shall use commercially reasonable efforts to obtain written consents from the landlords of the leases in respect of each of (i) 812 Hamilton Street and (ii) 465 Convention Way, in each case for the grant of the security interest by Borrower to Lender in each such lease and shall provide the Lender with periodic updates, upon request of the Lender, regarding the status of the Borrower’s efforts to obtain such written consents.

7) Within 90 days of the Effective Date (or such later date as the Lender may approve in its sole discretion), Borrower shall provide Lender with the fully executed Grant of Easement for the stairway access to the fire hydrant, in recordable form, which shall be in substantially the form attached hereto as Exhibit D or evidence that such Grant of Easement is in process (which evidence shall be in form reasonably acceptable to the Lender). In addition, promptly following the recordation of the Grant of Easement, the Borrower shall order and provide to Lender (or Lender may order, at Borrower’s sole expense) an updated survey of the Property reflecting such easement.

8) Prior to commencement of construction at the Juva RWC Retail location, Borrower shall (i) obtain a builder’s risk coverage policy satisfying the requirements of Section 8.5 of the Agreement and (ii) deliver to Lender a copy of such policy together with any related deliverables, including certificates and endorsements, required to be delivered to Lender under the terms of this Agreement.

9) Within 30 days of the Effective Date (or such later date as the Lender may approve in its sole discretion) Borrower shall provide Lender with an updated insurance certificate showing business income limit for Juva Stockton, Inc. of $3,000,000.

10) Within 30 days of the Effective Date (or such later date as the Lender may approve in its sole discretion) Borrower shall provide Lender with an updated insurance certificate reflecting a $3,000,000 umbrella limit for San Juan Building LLC.

11) Within 30 days of the Effective Date (or such later date as the Lender may approve in its sole discretion) Borrower shall provide Additional Insured, Lenders Loss Payable, Waiver of Subrogation, Primary and Non-Contributory and 30 days NOC endorsements for San Juan Building LLC and each other Loan Party, as applicable.

SCH. 6.25

EXHIBIT A

FORM OF DISBURSEMENT REQUEST

[***]

EXHIBIT A

EXHIBIT B-1

INITIAL APPROVED ANNUAL BUDGET

[***]

EXH. B-1

EXHIBIT B-2

INITIAL APPROVED OUTSTANDING CONTRACTOR PAYMENTS BUDGET

 [***]

EXH. B-2

EXHIBIT B-3

INITIAL APPROVED RETAIL START-UP BUDGET

 [***]

EXH. B-3

EXHIBIT B-4

INITIAL APPROVED R&D BUDGET

[***]

EXH. B-4

EXHIBIT C

DEFINITION OF “SPECIAL PURPOSE ENTITY” AND RELATED DEFINED TERMS

“Special Purpose Entity” means a Person, other than an individual, which, since the date of its formation and at all times prior to, on and after the date thereof, has complied with and shall at all times comply with the following requirements:

(a) Was, is and will be formed solely for the purpose of (i) in the case of Borrower, acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, financing, managing and operating the Property, and transacting the Cannabis Business and, if applicable the Support Business and any lawful business that is incident, necessary and appropriate to accomplish the foregoing; or (ii) in the case of any applicable Required SPE Entity, acting as the general partner or managing member (as applicable) of Borrower;

(b) Has not been, is not, and will not be engaged in any business unrelated to (i) in the case of Borrower, acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, financing managing and operating the Property, and transacting the Cannabis Business and, if applicable the Support Business and any lawful business that is incident, necessary and appropriate to accomplish the foregoing, or (ii) in the case of any applicable Required SPE Entity, acting as the general partner or managing member (as applicable) of Borrower;

(c) Has not had, does not have and will not have any assets other than (i) in the case of Borrower, those related to the Property, the Cannabis Business and the Support Business, or (ii) in the case of any applicable Required SPE Entity, its ownership interest in Borrower;

(d) Has not engaged in, sought or consented to, and will, to the fullest extent permitted by law, not engage in, seek or consent to, (i) any dissolution, winding up, liquidation, consolidation, merger, or sale of all or substantially all of its assets, (ii) except as permitted under the terms of this Agreement, any transfer of partnership or membership interests (if such entity is a general partner in a limited partnership or a member in a limited liability company), or (iii) any amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable) with respect to the matters set forth in this definition without the written consent of Lender;

(e) Has been, is, and intends to remain solvent and has paid and intends to continue to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same have or shall become due, and has maintained, is currently maintaining and will endeavor to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, provided that the foregoing shall not require any owner of Borrower to make any additional capital contribution;

(f) Has not failed, and will not fail, to correct any known misunderstanding regarding the separate identity of such entity;

EXHIBIT C

(g) Has maintained and will maintain its accounts, financial statements, books, and records separate from any other Person and has not permitted, and will not permit, its assets to be listed as assets on the financial statement of any other entity (provided that Borrower’s assets may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Borrower and such Affiliates and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (ii) such assets shall be listed on Borrower’s own separate balance sheet);

(h) Has filed and will file its own tax returns, except to the extent that it (i) has been or is required to file consolidated tax returns by law, or (ii) is treated as a disregarded entity for federal or state tax purposes;

(i) Other than as provided in this Agreement, (i) has not commingled, and will not commingle, its funds or assets with those of any other Person and (ii) has not participated and will not participate in any cash management system with any other Person;

(j) Has held and will hold its assets in its own name;

(k) Has maintained and will maintain an arm’s‑length relationship with its Affiliates;

(l) Has paid and will pay its own liabilities and expenses, including the salaries of its own employees (if any), out of its own funds and assets, and has maintained and will maintain a sufficient number of employees (if any) in light of its contemplated business operations, provided that the foregoing shall not require any owner of Borrower to make any additional capital contributions;

(m) Has observed and will observe in all material respects all partnership, corporate or limited liability company formalities, as applicable;

(n) Has not had, and will not have, any Indebtedness other than Permitted Indebtedness;

(o) Except in connection with the Loan Documents, has not assumed or guaranteed or become obligated for, and will not assume or guarantee or become obligated for, the debts of any other Person (except to the extent Required SPE Entity is liable for the debts and obligations of Borrower by virtue of being the general partner of Borrower) and has not held out and will not hold out its credit as being available to satisfy the obligations of any other Person except as permitted pursuant to this Agreement;

(p) Has not acquired and will not acquire obligations or securities of its partners, members or shareholders or any other Affiliate (other than the securities of Borrower held by any applicable Required SPE Entity);

(q) Has allocated and will allocate, fairly and reasonably, any overhead expenses that are shared with any Affiliate, including paying for shared office space and services performed by any employee of an Affiliate;

EXHIBIT C

(r) Has maintained and used, now maintains and uses, and will maintain and use, separate stationery, invoices and checks bearing its name, and all stationery, invoices, and checks utilized by such Person or utilized to collect its funds or pay its expenses have borne and shall bear its own name and have not borne and shall not bear the name of any other entity unless such entity is clearly designated as being such Person’s agent;

(s) Has not pledged and will not pledge its assets for the benefit of any other Person other than Lender in connection with the Loan;

(t) Has conducted and will conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower, and has held itself out and identified itself, and will hold itself out and identify itself, as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division or part of any other Person, except in each case for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in clause (x) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Borrower;

(u) Has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(v) Has not made and will not make loans to any Person or hold evidence of Indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity) except that Borrower, from time to time in the ordinary course of business, may agree with tenants under Leases of all or any portion of the Property to make certain tenant improvement allowances available to such tenants;

(w) Has not identified and will not identify its constituent partners, members or shareholders (as applicable), or any Affiliate of any of them, as a division or part of it, and has not identified itself, and shall not identify itself, as a division of any other Person;

(x) Has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except (i) in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party, and (ii) in connection with this Agreement;

(y) Has not had and will not have any obligation to indemnify, and has not indemnified and will not indemnify, its partners, officers, directors, managers or members, as the case may be, unless such an obligation was and is fully subordinated to the Obligations and will not constitute a claim against such Person in the event that cash flow in excess of the amount required to pay the Obligations is insufficient to pay such obligation;

(z) Except as provided in the Loan Documents, does not and will not have any of its obligations guaranteed by any Affiliate;

(aa) Has organizational documents providing that such entity may not liquidate without the consent of Lender;

EXHIBIT C

(bb) If such entity is a corporation, has had, now has and will have at least one (1) Independent Director and has not caused or allowed, and will not cause or allow, the board of directors of such entity to take any Bankruptcy Action (or to collude with, or otherwise assist, solicit, or cause to be solicited an involuntary Bankruptcy Action) or any other action requiring the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors unless at least one (1) Independent Director shall have participated in such vote and all of the directors have participated in such vote;

(cc) If such entity is a limited liability company, it either complies with clause (aa) above, or it has been, now is, and will be a limited liability company formed under the laws of the State of Delaware that will have an operating agreement which provides that as long as any portion of the Debt remains outstanding: (i) the company shall have at least one (1) Independent Manager that shall be a duly-appointed “manager” of the limited liability company within the meaning of Section 18-101(10) of the Delaware Limited Liability Company Act (the “Act”), and the limited liability company shall not take any Bankruptcy Action (or to collude with, or otherwise assist, solicit, or cause to be solicited an involuntary Bankruptcy Action) unless (A) such Bankruptcy Action is approved by the prior unanimous written consent of all members and managers thereof (including any Independent Manager), and (B) at the time of such action such limited liability company has at least one (1) manager who is an Independent Manager (provided that the managers shall only have the rights and duties expressly set forth in the limited liability company agreement); (ii) upon the occurrence of any event that causes the last member of the limited liability company to cease to be a member of such limited liability company (other than upon an assignment by such member of all of its limited liability company interest in such limited liability company and the admission of the transferee in accordance with the limited liability company agreement), (A) the person acting as Independent Manager of such limited liability company shall, without any action of any Person and simultaneously with such member ceasing to be a member of such limited liability company, automatically be admitted as the “Special Member” (an Independent Manager in such capacity, a “Special Member”) and shall preserve and continue the existence of such limited liability company without dissolution, and (B) without limiting the provisions of the foregoing clause (A), upon the occurrence of any event that causes the last remaining member of the limited liability company to cease to be a member of the limited liability company or that causes the sole member to cease to be a member of the limited liability company (other than upon continuation of the limited liability company without dissolution upon an assignment by the member of all of its limited liability company interest in the limited liability company and the admission of the transferee in accordance with the limited liability company agreement), to the fullest extent permitted by law, the personal representative of such member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in such limited liability company, agree in writing to continue the limited liability company without dissolution and to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of such limited liability company, effective as of the occurrence of the event that terminated the continued membership of such member in such limited liability company; (iii) no Special Member may resign or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to such limited liability company as a Special Member, and (B) such successor Special Member has also accepted its appointment as an Independent Manager and executed a counterpart to the limited liability company agreement; provided, however, the Special Member shall automatically cease to be a member of the limited liability company upon the admission to the limited liability company of a substitute member; (iv) the Special Member shall be a member of the limited liability company that has no interest in the profits, losses and capital of the limited liability company and has no right to receive any distributions of limited liability company assets; pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the limited liability company and shall not receive a limited liability company interest in the limited liability company; (v) a Special Member, in its capacity as Special Member, may not bind the limited liability company; (vi) except as required by any mandatory provision of the Act, a Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the limited liability company, including the merger, consolidation or conversion of the limited liability company; (vii) to implement the admission to the limited liability company of each Special Member, each Person acting as an Independent Manager shall execute a counterpart to the limited liability company agreement; (viii) prior to its admission to the limited liability company as Special Member, each Person acting as an Independent Manager shall not be a member of the limited liability company; (ix) such limited liability company shall be dissolved, and its affairs shall be wound up only upon the first to occur of the following (but subject to clause (ii) above): (A) the termination of the legal existence of the last remaining member of such limited liability company or the occurrence of any other event which terminates the continued membership of the last remaining member of such limited liability company in such limited liability company unless the business of such limited liability company is continued in a manner permitted by its limited liability company agreement or the Act, or (B) the entry of a decree of judicial dissolution of the limited liability company under Section 18-802 of the Act; (x) neither the bankruptcy of any member of the limited liability company or the Special Member shall cause such member or Special Member, respectively, to cease to be a member of such limited liability company and upon the occurrence of such an event, the business of such limited liability company shall continue without dissolution; (xi) in the event of dissolution of such limited liability company, such limited liability company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of such limited liability company in an orderly manner), and the assets of such limited liability company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and (xii) to the fullest extent permitted by law, except as otherwise expressly provided in the limited liability company agreement, each member of the limited liability company and the Special Members shall irrevocably waive any right or power that they might have to cause such limited liability company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of such limited liability company, to compel any sale of all or any portion of the assets of such limited liability company pursuant to any applicable Legal Requirements or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of such limited liability company;

EXHIBIT C

(dd) The organizational documents of such entity shall further provide that: (i) such entity shall not be permitted take any action which, under the terms of any organizational documents of such entity, requires a unanimous written consent of the board of directors or managers of such entity unless at the time of such action there shall be at least one (1) Independent Director serving in such capacity as required by the terms hereof; (ii) no Independent Director or Independent Manager may be removed or replaced except for Cause; (iii) any resignation, removal or replacement of any Independent Director or Independent Manager shall not be effective without five (5) Business Days prior written notice to Lender accompanied by a statement as to the reasons for such removal, the identity of the proposed replacement Independent Director or Independent Manager, and a certificate that the replacement Independent Director or Independent Manager satisfies the applicable terms and conditions of the definition of “Independent Director/Independent Manager”; (iv) to the fullest extent permitted by applicable Legal Requirements, including Section 18-1101(c) of the Act and notwithstanding any duty otherwise existing at law or in equity, the Independent Director or Independent Manager shall consider only the interests of the constituent owners of such entity and such entity (including such entity’s creditors) in acting or otherwise voting on a Bankruptcy Action (which such fiduciary duties to the owners of such entity and such entity’s creditors, in each case, shall be deemed to apply solely to the extent of their respective economic interests in such entity exclusive of (A) all other interests, (B) the interests of other affiliates of the owners of such entity and such entity, and (C) the interests of any group of affiliates of which the owners of such entity or such entity is a part); (v) other than as provided in clause (iv) above, to the fullest extent permitted by law the Independent Director(s) or Independent Manager shall not have any fiduciary duties to any owners of such entity, any directors of such entity, or any other Person; (vi) the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing under applicable Legal Requirements; and (vii) to the fullest extent permitted by applicable Legal Requirements, including Section 18-1101(e) of the Act, an Independent Director or Independent Manager shall not be liable to such entity, any owners of such entity, or any other Person bound by the limited liability company agreement for breach of contract or breach of duties (including fiduciary duties), unless the Independent Director or Independent Manager acted in bad faith or engaged in willful misconduct;

(ee) Has complied and will comply with all of the terms and provisions contained in its organizational documents;

(ff) The statement of facts contained in its organizational documents are true and correct and will remain true and correct;

(gg) Has and will have an express acknowledgment in its organizational documents that Lender is an intended third-party beneficiary of the “special purpose/separateness/bankruptcy remote” provisions (as applicable) of such organizational documents;

(hh) Has not and will not consent to any other Person (i) operating its business in the name of such Special Purpose Entity, (ii) acting in the name of such Special Purpose Entity, (iii) using such Special Purpose Entity’s stationery or business forms, (iv) holding out its credit as being available to satisfy the obligations of such Special Purpose Entity, (v) having contractual liability for the payment of any of the liabilities of such Special Purpose Entity (except pursuant to the limited extent provided under the Loan Documents), or (vi) failing to at all times specify to all relevant third parties that it is acting in a capacity other than as the applicable Special Purpose Entity; and

(ii) With respect to Borrower, has a limited liability company operating agreement that provides that (A) Guarantor acts as a “special manager” of Borrower that is a “manager” within the meaning of Section 18-101(10) of the Act solely for the purpose of such manager’s approval being required for the commencement of a Bankruptcy Action with respect to Borrower, and (B) the limited liability company shall not take any Bankruptcy Action (or to collude with, or otherwise assist, solicit, or cause to be solicited an involuntary Bankruptcy Action) unless such Bankruptcy Action is approved by the Guarantor in such capacity as manager of the limited liability company.

EXHIBIT C

“Cause” means, with respect to an Independent Director or Independent Manager, (a) acts or omissions by such Person that constitute willful disregard of such Person’s duties under the applicable agreements, (b) that such Person has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Person, (c) that such Independent Director or Independent Manager is unable to perform his or her duties as an Independent Director or Independent Manager due to death, disability, or incapacity, (d) that such Independent Director or Independent Manager no longer meets the definition of “Independent Director” or “Independent Manager” or (e) that the fees charged by such Person are materially more than is otherwise customary in the market.

“Independent Director” or “Independent Manager” means, of any Special Purpose Entity, or if such Special Purpose Entity is a limited partnership, the general partner of such Special Purpose Entity, an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc. (or its affiliate NRAI Entity Services, LLC), Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors or Independent Managers, another nationally-recognized company approved by Lender, in each case that is not an Affiliate of the Borrower Parties and that provides professional Independent Directors and Independent Managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Manager or Independent Director, or as a member of the board of directors or board of managers of such corporation or limited liability company, as applicable, and for the five-year period prior to his or her appointment as an Independent Director has not been and during the continuation of his or her serving as an Independent Director will not be, any of the following:

(a) a member (other than a Special Member), manager, director, trustee, officer, employee, attorney, or counsel of any of the Borrower Parties or their Affiliates (provided that such person may be an Independent Director or Independent Manager of Borrower as long as they are not a member, manager, director, trustee, officer, employee, attorney, or counsel of any other Borrower Party or Affiliate of a Borrower Party, except that a Person who otherwise satisfies the definition of Independent Director or Independent Manager other than this subparagraph (a) by reason of being the independent director or independent manager of a “special purpose entity” that is an Affiliate of Borrower shall not be disqualified from serving as an Independent Director or Independent Manager of Borrower if such Person is either (i) a professional Independent Director or Independent Manager, or (ii) the fees that such individual earns from serving as independent director or independent manager of Affiliates of Borrower in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year);

(b) a creditor, customer, supplier, service provider (including provider of professional services) or other Person who derives any of its purchases or revenues from its activities with any Borrower Party or any Affiliate of a Borrower Party (other than an Independent Manager or Independent Director provided by a nationally-recognized company that routinely provides professional Independent Directors or Independent Managers and other corporate services to any Borrower Party or any Affiliate of a Borrower Party in the ordinary course of business);

(c) a direct or indirect legal or beneficial owner in any Borrower Party or any Affiliate of a Borrower Party;

(d) a member of the immediate family of any member, manager, employee, attorney, customer, supplier or other Person referred to above; and

(e) a Person Controlling or under the common Control of anyone listed in clauses (a) through (d) above.

EXHIBIT C

EXHIBIT D

FORM OF STAIR ACCESS EASEMENT AGREEMENT

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EXHIBIT D